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                       THIRD FURTHER AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     BETWEEN


                             THE BANK OF NOVA SCOTIA

                             AS ADMINISTRATIVE AGENT
                                       AND
                               DOCUMENTATION AGENT


                                       AND


                           SOCIETE GENERALE (NEW YORK)

                              AS SYNDICATION AGENT


                                       AND


                            THE BANK OF NOVA SCOTIA,
                           SOCIETE GENERALE (CANADA),
                             NATIONAL BANK OF CANADA
                        AND OTHER FINANCIAL INSTITUTIONS

                                   AS LENDERS


                                       AND


                   BREAKWATER RESOURCES LTD. AND CANZINCO LTD.

                                  AS BORROWERS


                                                               November 25, 2003

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                                TABLE OF CONTENTS


ARTICLE 1 INTERPRETATION.......................................................2

   1.01     DEFINED TERMS......................................................2
   1.02     PRO RATA AND PARI PASSU DISTRIBUTIONS.............................26
   1.03     OTHER USAGES......................................................27
   1.04     PLURAL AND SINGULAR...............................................27
   1.05     HEADINGS..........................................................27
   1.06     CURRENCY..........................................................27
   1.07     APPLICABLE LAW....................................................27
   1.08     TIME OF THE ESSENCE...............................................27
   1.09     NON-BANKING DAYS..................................................27
   1.10     CONSENTS, APPROVALS AND DOCUMENTATION.............................28
   1.11     AMOUNT OF CREDIT..................................................28
   1.12     SCHEDULES.........................................................28
   1.13     STATUTE REFERENCES................................................28
   1.14     PARAMOUNTCY.......................................................28
   1.15     EXTENSION OF CREDIT...............................................28
   1.16     JOINT AND SEVERAL OBLIGATIONS.....................................29
   1.17     AMENDMENT AND RESTATEMENT.........................................29

ARTICLE 2 CREDIT FACILITIES...................................................29

   2.01     ESTABLISHMENT OF CREDIT FACILITIES................................29
   2.02     CREDIT RESTRICTIONS...............................................30
   2.03     LENDERS' COMMITMENTS..............................................30
   2.04     REDUCTIONS OF REVOLVING CREDIT REFERENCE AMOUNT...................30
   2.05     TERMINATION OF CREDIT FACILITIES..................................30

ARTICLE 3 GENERAL PROVISIONS RELATING TO CREDITS..............................31

   3.01     TYPES OF CREDIT AVAILMENTS........................................31
   3.02     FUNDING OF LOANS..................................................31
   3.03     FAILURE OF LENDER TO FUND LOAN....................................32
   3.04     INABILITY TO FUND U.S. DOLLAR ADVANCES IN CANADA..................33
   3.05     TIMING OF CREDIT AVAILMENTS.......................................34
   3.06     TIME AND PLACE OF PAYMENTS........................................34
   3.07     REMITTANCE OF PAYMENTS............................................34
   3.08     EVIDENCE OF INDEBTEDNESS..........................................35
   3.09     GENERAL PROVISIONS RELATING TO ALL LETTERS........................35
   3.10     NOTICE PERIODS....................................................36
   3.11     LOANS UNDER THE SUPPLEMENTAL TERM FACILITY........................37
   3.12     OVERDRAFT LOANS...................................................37

ARTICLE 4 DRAWDOWNS...........................................................39

   4.01     DRAWDOWNS.........................................................39
   4.02     NO CREDIT EXCESSES UNDER REVOLVING FACILITY.......................39

ARTICLE 5 ROLLOVERS...........................................................39

   5.01     LIBOR LOANS.......................................................39
   5.02     ROLLOVER NOTICE...................................................40

ARTICLE 6 CONVERSIONS of libor loans..........................................40

   6.01     CONVERSION AFTER DEFAULT..........................................40
   6.02     CONVERSION UPON FAILURE TO GIVE ROLLOVER NOTICE...................40

ARTICLE 7 INTEREST............................................................40


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   7.01     INTEREST RATES....................................................40
   7.02     CALCULATION AND PAYMENT OF INTEREST...............................41
   7.03     GENERAL INTEREST RULES............................................41
   7.04     SELECTION OF INTEREST PERIODS.....................................42
   7.05     STANDBY FEES......................................................42
   7.06     LETTER FEES.......................................................43
   7.07     ADDITIONAL FEES...................................................43
   7.08     WAIVER............................................................44
   7.09     MAXIMUM RATE PERMITTED BY LAW.....................................44

ARTICLE 8 RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS......................44

   8.01     CONDITIONS OF CREDIT..............................................44
   8.02     CHANGE OF CIRCUMSTANCES...........................................44
   8.03     FAILURE OF LENDERS TO FUND AS A RESULT OF CHANGE
            OF CIRCUMSTANCES..................................................45
   8.04     INDEMNITY RELATING TO CREDITS.....................................46
   8.05     INDEMNITY FOR TRANSACTIONAL AND ENVIRONMENTAL LIABILITY...........46
   8.06     PAYMENTS FREE AND CLEAR OF TAXES..................................48

ARTICLE 9 REPAYMENTS AND PREPAYMENTS..........................................49

   9.01     REPAYMENT OF REVOLVING FACILITY...................................49
   9.02     REPAYMENT OF NON-REVOLVING FACILITY AND SUPPLEMENTAL
            TERM FACILITY.....................................................49
   9.03     VOLUNTARY PREPAYMENTS.............................................49
   9.04     MANDATORY PAYMENTS................................................50
   9.05     REIMBURSEMENT OR CONVERSION ON PRESENTATION OF LETTERS............51
   9.06     LETTERS SUBJECT TO AN ORDER.......................................52
   9.07     CREDIT EXCESS AND REPAYMENT OF CREDIT EXCESS......................52

ARTICLE 10 REPRESENTATIONS AND WARRANTIES.....................................52

   10.01    REPRESENTATIONS AND WARRANTIES....................................52
   10.02    SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................57

ARTICLE 11 COVENANTS..........................................................57

   11.01    OCTOBER OFFERING PROCEEDS.........................................57
   11.02    AFFIRMATIVE COVENANTS.............................................58
   11.03    PERFORMANCE OF COVENANTS BY ADMINISTRATIVE AGENT..................68
   11.04    RESTRICTIVE COVENANTS.............................................68

ARTICLE 12 CONDITIONS PRECEDENT TO OBTAINING CREDIT...........................71

   12.01    CONDITIONS PRECEDENT TO ALL CREDIT................................71
   12.02    CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT...........72
   12.03    WAIVER............................................................73

ARTICLE 13 DEFAULT AND REMEDIES...............................................73

   13.01    CREDIT EVENTS.....................................................73
   13.02    EVENTS OF DEFAULT.................................................76
   13.03    CONSEQUENCES OF THE OCCURRENCE OF EVENTS OF DEFAULT...............76
   13.04    REFUND OF OVERPAYMENTS............................................77
   13.05    REMEDIES CUMULATIVE...............................................77
   13.06    SET-OFF...........................................................78

ARTICLE 14 THE ADMINISTRATIVE AGENT...........................................78

   14.01    APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.............78
   14.02    INTEREST HOLDERS..................................................79
   14.03    CONSULTATION WITH COUNSEL.........................................80
   14.04    DOCUMENTS.........................................................80
   14.05    ADMINISTRATIVE AGENT AS LENDER....................................80

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   14.06    RESPONSIBILITY OF ADMINISTRATIVE AGENT............................80
   14.07    ACTION BY ADMINISTRATIVE AGENT....................................80
   14.08    NOTICE OF EVENTS OF DEFAULT.......................................81
   14.09    RESPONSIBILITY DISCLAIMED.........................................81
   14.10    INDEMNIFICATION...................................................81
   14.11    CREDIT DECISION...................................................82
   14.12    SUCCESSOR ADMINISTRATIVE AGENT....................................82
   14.13    DELEGATION BY ADMINISTRATIVE AGENT................................83
   14.14    WAIVERS AND AMENDMENTS............................................83
   14.15    DETERMINATION BY ADMINISTRATIVE AGENT CONCLUSIVE AND BINDING......84
   14.16    ADJUSTMENTS AMONG LENDERS AFTER ACCELERATION......................84
   14.17    REDISTRIBUTION OF PAYMENT.........................................85
   14.18    DISTRIBUTION OF NOTICES...........................................85
   14.19    DETERMINATION OF EXPOSURES........................................85
   14.20    DECISION TO ENFORCE SECURITY......................................86
   14.21    ENFORCEMENT.......................................................87
   14.22    APPLICATION OF CASH PROCEEDS OF REALIZATION.......................87
   14.23    ENTERING INTO CONTRACTS...........................................89
   14.24    OTHER SECURITY NOT PERMITTED......................................89

ARTICLE 15 MISCELLANEOUS......................................................89

   15.01    WAIVERS...........................................................89
   15.02    NOTICES...........................................................89
   15.03    SEVERABILITY......................................................89
   15.04    COUNTERPARTS......................................................90
   15.05    SUCCESSORS AND ASSIGNS............................................90
   15.06    ASSIGNMENT........................................................90
   15.07    ENTIRE AGREEMENT..................................................91
   15.08    FURTHER ASSURANCES................................................91
   15.09    JUDGMENT CURRENCY.................................................91

Schedule A - Individual Commitments
Schedule B - Compliance Certificate
Schedule C - Form of Assignment
Schedule D - Location of Property and Assets of the Obligors
Schedule E - Place of Business of the Obligors
Schedule F - Capital of CZL and Material Subsidiaries
Schedule G - Disclosure Schedule
Schedule H - OCF Projections
Schedule I - Guarantee Confirmation
Schedule J - Acknowledgment of Assignment
Schedule K - Notice of Assignment
SCHEDULE L - INTENTIONALLY DELETED
Schedule M - Existing Cambior Liens
Schedule N - Dundee Letter of Credit
Schedule O - Summary of Business Plan
Schedule P - E1 Toqui Royalty Payments
Schedule Q - Environmental Issues
Schedule R - Deficiencies in Security and Documentation
Schedule S -  Borrowing Base Adjustments for Hedge Prices

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                                                                  EXECUTION COPY


               THIRD FURTHER AMENDED AND RESTATED CREDIT AGREEMENT



        THIS AGREEMENT made as of the 25th day of November, 2003.

BETWEEN:

        BREAKWATER RESOURCES LTD. and CANZINCO LTD., each a corporation incorporated under the laws of Canada

        (herein individually called a "Borrower" and collectively called the "Borrowers")

        - and -

        THE BANK OF NOVA SCOTIA, SOCIETE GENERALE (CANADA), NATIONAL BANK OF CANADA and one or more financial institutions to whom The Bank of Nova Scotia, Societe Generale (Canada), National Bank of Canada or their permitted assigns may from time to time assign an undivided interest in the Loan Documents (as defined herein) and who agree to be bound by the terms hereof as a Lender (including the Issuing Lender and Overdraft Lender, each defined herein)

        (herein individually called a "Lender" and collectively called the "Lenders")

        - and -

        THE BANK OF NOVA SCOTIA, a Canadian chartered bank

        (herein, in its capacity as administrative agent and documentation agent of the Lenders (including the Issuing Lender and Overdraft Lender, each defined herein), called the "Administrative Agent")

        - and -

        SOCIETE GENERALE (NEW YORK)

        (herein, in its capacity as syndication agent of the Lenders, called the "Syndication Agent")

        WHEREAS, pursuant to the Further Amended and Restated Credit Agreement made as of November 13, 2001 between the Borrowers, the Administrative Agent, the Syndication Agent and The Bank of Nova Scotia and Societe Generale (Canada) as lenders, The Bank of Nova Scotia and Societe Generale (Canada) and National Bank of Canada established certain credit facilities in favour of the Borrowers, which Further Amended and Restated Credit Agreement was further amended and restated by the Second Further Amended and Restated Credit Agreement dated as of December 23, 2002 (as so amended and restated, the "EXISTING CREDIT AGREEMENT");

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        AND WHEREAS the parties wish to further amend and restate the Existing
Credit Agreement upon the terms and subject to the conditions contained herein;

        NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby amend and restate the Existing Credit Agreement as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.01    DEFINED TERMS.

The following defined terms shall for all purposes of this Agreement, or any amendment, substitute, supplement, replacement, addition or schedule hereto, have the following respective meanings unless the context otherwise specifies or requires or unless otherwise defined herein:

"ABRCAN" means, at any particular time, the greater of (i) the Base Rate Canada at such time and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum at such time.

"ABRCAN LOAN" means monies lent by a Lender to a Borrower in United States dollars and upon which interest accrues at a rate referable to ABRCAN.

"ACCOUNTS RECEIVABLE" mean, at any particular time, the aggregate of Lead Concentrate Accounts Receivable, Zinc Concentrate Accounts Receivable and Copper Concentrate Accounts Receivable at such time.

"ACKNOWLEDGMENT OF ASSIGNMENT" means an acknowledgment in the form of Schedule J hereto by a purchaser of Inventory from any Obligor of the assignment of the Accounts Receivable by such Obligor to the Administrative Agent.

"AFFILIATE" has the meaning ascribed thereto in the CBCA.

"AGREEMENT" means this agreement, including all schedules, as the same may be amended, restated, replaced or otherwise modified from time to time.

"AMENDMENT EFFECTIVE DATE" means the date on which all the conditions set out in
Section 12.02 hereof have been satisfied.

"APPLICABLE LAW" means all public laws, statutes, ordinances, decrees, judgments, codes, standards, acts, orders, by-laws, rules, regulations, Official Body Consents, permits, binding policies and guidelines, and requirements of all Official Bodies, which now or hereafter may be lawfully applicable to and enforceable against any Obligor or its property or any part thereof.

"APPROVED COMMODITY HEDGE CONTRACT" means a put, call, forward, future, swap, option, cap, collar or similar arrangement (or any combination of the foregoing, or any derivative thereof) entered into by an Obligor as a hedge against fluctuations in metal prices, with such counterparty, in such form of agreement and on such terms and conditions as have been approved by the

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Administrative Agent on behalf of the Lenders by notice in writing to BRL from the Administrative Agent.

"AVAILABLE REVOLVING CREDIT" means, at any particular time, the amount, if any, by which the amount of the Revolving Credit Reference Amount at such time exceeds the aggregate amount of credit outstanding under the Revolving Facility at such time.

"BANKING DAY" means any day, other than Saturday and Sunday, on which banks generally are open for business in Toronto and New York and, when used in respect of LIBOR Loans, means any day other than a Saturday or a Sunday on which banks generally are open for business in Toronto, Ontario, New York, New York and London, England and on which transactions can be carried on in the London interbank market.

"BASE RATE CANADA" means the variable rate of interest per annum equal to the rate of interest determined by the Administrative Agent from time to time as its base rate for United States dollar loans made by the Administrative Agent in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent calculated on the basis of a year of 360 days.

"BORROWING BASE" means, at any particular time, the sum of:

        (a)     90% of the Domestic Accounts Receivable at such time;

        (b)     90% of Domestic Inventory at such time;

        (c)     90% of Foreign Accounts Receivable at such time; and

        (d)     the lesser of:

                (i)     $10,000,000; and

                (ii) 75% of Foreign Inventory at such time; provided that the aggregate collateral value of Foreign Inventory located in Tunisia included in the Borrowing Base at any time shall not exceed $3,000,000;

provided, however, that if any Approved Commodity Hedge Contracts are in effect at such particular time, the Borrowing Base as otherwise determined in accordance with the foregoing in respect of any particular month shall be adjusted by an amount equal to the sum of the products of (A) the positive or negative difference between the fixed prices for zinc, silver, copper, gold and/or lead, as the case may be ("Metals") set out in each Approved Commodity Hedge Contract (each, a "Hedge Price") in effect for such month and the London Metal Exchange price fixes for such Metal referred to in the relevant definitions of Copper Concentrate Accounts Receivable, Copper Concentrate Inventory, Lead Concentrate Accounts Receivable, Lead Concentrate Inventory, Zinc Concentrate Accounts Receivable and/or Zinc Concentrate Inventory, multiplied by (B) the lesser of (i) the aggregate payable pounds (in the case of zinc, copper and lead) or ounces (in the case of silver or gold) of such Metal, as adjusted to a hedgeable basis in accordance with standard industry practice, included in such Accounts Receivable for unpriced Metal and/or Inventory and
(ii) the aggregate notional quantity of payable pounds or ounces, as applicable, of such Metal hedged under such Approved Commodity Hedge Contract, each

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calculated on a Metal by Metal basis in accordance with the illustrative example attached as Schedule S hereto.

"BOUCHARD-HEBERT MINE" means the underground polymetallic mine which is owned and operated by BRL and located near the City of Rouyn-Noranda in the northwestern portion of the Province of Quebec.

"BOUGRINE MINE" means the zinc/lead underground mine which is owned and operated by Tunisiaco and which is located between the towns of Le Sers and Le Kef in Tunisia.

"BRANCH OF ACCOUNT" means the Scotia Plaza Branch of The Bank of Nova Scotia located at 44 King Street West, Toronto, Ontario or such other branch or office of the Administrative Agent located in Canada as the Borrowers and the Administrative Agent may agree upon.

"BRL" means Breakwater Resources Ltd., its successors and assigns.

"BRL ASSIGNMENT OF INDEBTEDNESS AND SECURITY" means the assignment agreement made as of August 14, 1998 between BRL and the Administrative Agent, as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which BRL, as continuing collateral security for the payment and performance of the Secured Obligations, assigned the Related Party Loan and the Related Party Security to the Administrative Agent.

"BRL DEED OF HYPOTHEC" means, collectively (a) the Deed of Hypothec of BRL dated May 19, 2000 in favour of the Administrative Agent and published at Rouyn Noranda on May 23, 2000 under number 14837 NA# 20351 and on the same date at Abitibi under number 359741 NA #53843, given as continuing collateral security for the payment of any bond issued thereunder and (b) that certain 25% collateral bond of BRL bearing certificate number 01 in the principal amount of Cdn.$150,0000,000 issued under the said Deed of Hypothec and any other bond issued thereunder.

"BRL DIRECTION AND ACKNOWLEDGMENT" means the irrevocable direction to be delivered by BRL to each third party with whom it has entered into a commodity hedging contract, in form and substance satisfactory to the Administrative Agent and the Lenders, and pursuant to which BRL shall irrevocably direct each such third party to pay any amounts payable by such third party to BRL under any such commodity hedging contract to the Administrative Agent, for the benefit of the Lenders, together with an acknowledgment from such third party, in form and substance satisfactory to the Administrative Agent, confirming that such third party agrees to comply with the terms of such irrevocable direction.

"BRL MOVABLE HYPOTHEC" means the Moveable Hypothec dated May 19, 2000, between BRL and each Creditor (as defined in the Deed of Hypothec) represented by Administrative Agent as registered in the Quebec Registry of Real and Movable Rights, May 23, 2000, under No. 00-0132931-0001, as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which BRL, as continuing collateral security for all its present and future indebtedness, liabilities and obligations under or in connection with this Agreement or any other Loan Document to which it is a party, has hypothecated certain bonds issued pursuant to the BRL Deed of Hypothec in favour of the Administrative Agent.

"BRL PLEDGE AGREEMENT" means, collectively, (a) the pledge agreement dated as of August 14, 1998 between BRL and the Administrative Agent, as the same may be amended, modified,

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supplemented or replaced from time to time, and pursuant to which BRL, as continuing collateral security for the payment and performance of the Secured Obligations, granted to the Administrative Agent a security interest in and deposited in pledge with the Administrative Agent all of the issued and outstanding shares of CZL, Consell, Santa Barbara and any other Material Subsidiaries which it then owned or subsequently acquired, (b) the Contrat de Gage, (c) the contrato de prenda de acciones dated October 6, 1998 between BRL and the Administrative Agent, as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which BRL, as continuing collateral security for the payment and performance of the Secured Obligations, granted to the Administrative Agent a security interest in all of the issued and outstanding shares of Chileco which it then owned or subsequently acquired, and
(d) the pledge agreement referred to in Section 11.04(j)(v) hereof.

"BRL SECTION 427 ASSIGNMENTS" means the BRL/Scotiabank Section 427 Assignment and any other assignment of inventory entered into by BRL in favour of a Lender pursuant to Section 427 of the Bank Act (Canada) from time to time, in form and substance satisfactory to the Administrative Agent and any such Lender, as each such assignment may be amended, modified, supplemented or replaced from time to time.

"BRL SECURITY AGREEMENT" means the general security agreement made as of August 14, 1998 by BRL in favour of the Administrative Agent, as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which BRL, as continuing collateral security for the payment and performance of the Secured Obligations, granted to the Administrative Agent a security interest in all of its present and future personal property, assets and undertaking.

"BRL SECURITY DOCUMENTS" means the BRL Pledge Agreement, the BRL Security Agreement, the BRL Assignment of Indebtedness and Security, the BRL Direction and Acknowledgment, the BRL Movable Hypothec, the BRL Deed of Hypothec and the BRL Section 427 Assignments.

"BRL/SCOTIABANK SECTION 427 ASSIGNMENT" means the assignment of inventory pursuant to Section 427 of the Bank Act (Canada) dated August 14, 1998 by BRL in favour of The Bank of Nova Scotia, as the same may be amended, modified, supplemented, replaced or renewed from time to time.

"BUSINESS PLAN" means the business plan of BRL dated February 6, 2003, in the form delivered to the Administrative Agent on February 6, 2003, a summary of which is attached hereto as Schedule O.

"CANADIAN DOLLAR EQUIVALENT" means the Exchange Equivalent in Canadian dollars of any amount of United States dollars.

"CAPITAL EXPENDITURES" means, for any particular period, those expenditures of the Obligors which would, in accordance with Generally Accepted Accounting Principles and on a consolidated basis, be considered capital expenses of the Obligors for such period (specifically including those financed through capital leases). "Caribou Mine" means the lead/zinc/silver underground and open pit mines which are owned and operated by CZL and which are located in the County of Restigouche, New Brunswick.

"CASH COLLATERAL" means, from time to time, the cash collateral and Cash Equivalents, if any, pledged by an Obligor to secure hedging obligation margins.

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"CASH EQUIVALENTS" means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof or the Canadian Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any Lender, Standard or of any commercial bank having capital and surplus in excess of $500,000,000 or the Canadian Dollar Equivalent thereof, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government or the Canadian Government, (d) commercial paper of an American or Canadian issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Services, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by (i) any state, commonwealth or territory of the United States, (ii) any province or territory of Canada, (iii) by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any foreign government, the securities of which state, province, common wealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

"CASH PROCEEDS OF REALIZATION" means the aggregate of (i) all Proceeds of Realization in the form of cash and (ii) all cash proceeds of the sale or disposition of non-cash Proceeds of Realization.

"CBCA" means the CANADA BUSINESS CORPORATIONS ACT as in effect on December 1, 2002.

"CDN$" denotes Canadian dollars.

"CHILECO" means Sociedad Contractual Minera El Toqui, a corporation incorporated under the laws of Chile.

"COMMODITY HEDGING EXPOSURE" means, from time to time, the exposure of a Lender under a commodity price hedging contract (expressed in United States dollars) which, in the case of a hedging contract which has not been terminated as at such time, shall be equal to the total amount which the relevant Obligor would be obligated to pay to such Lender under such hedging contract in the event of the early termination by such Lender as at such time of such hedging contract as a result of the occurrence of a default or event of default (however specified or designated) with respect to the relevant Obligor thereunder or, in the case of a hedging contract which has been terminated as at such time, shall be equal to the total amount which the relevant Obligor is obligated to pay to such Lender under such hedging contract.

"COMMODITY HEDGING OBLIGATIONS" means with respect to an Obligor, all present and future debts, liabilities and obligations of such Obligor to the Lenders under or in connection with any put, call, forward, future, swap, option, cap or collar or similar arrangement (or any combination of the

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foregoing, or any derivative thereof) relating to bullion, base metals or any other commodity executed by such Obligor.

"COMPLIANCE CERTIFICATE" means a certificate signed on behalf of the Borrowers by the chairman, president or any vice-president of BRL, substantially in the form annexed hereto as Schedule B, to be delivered to the Administrative Agent by the Borrowers pursuant hereto.

"CONCENTRATE" means, collectively, Lead Concentrate, Zinc Concentrate and Copper Concentrate.

"CONSELL" means Consell Marketing, Inc., a corporation incorporated under the laws of Barbados.

"CONSELL PURCHASE AND SALE AGREEMENTS" means the agreements of purchase and sale entered into or to be entered into between Consell, the Administrative Agent and each Obligor whose assets in a particular jurisdiction are not subject to a perfected security interest (or equivalent) in favour of the Administrative Agent with respect to the sale to Consell of all Concentrate production from all of the Foreign Mines located in such jurisdiction and containing such charging language as is sufficient to grant to the Administrative Agent a first charge over such Concentrate production.

"CONTRAT DE GAGE" means the CONTRAT DE GAGE DE VALEURS MOBILIERES dated October 21, 1998 between BRL, the Administrative Agent and Tunisiaco pursuant to which BRL, as continuing collateral security for the payment and performance of the Secured Obligations, granted to the Administrative Agent a security interest in and deposited in pledge with the Administrative Agent all of the issued and outstanding shares of Tunisiaco which it then owned or subsequently acquired.

"COPPER CONCENTRATE" means the copper concentrate produced at the Mines.

"COPPER CONCENTRATE ACCOUNTS RECEIVABLE" means, for any Obligor, at any particular time, Gross Accounts Receivable at such time which arise from the sale of Copper Concentrate and which shall be measured as the aggregate payable pounds of copper, the aggregate payable pounds of zinc, the aggregate payable ounces of silver and the aggregate payable ounces of gold contained in the Copper Concentrate delivered to purchasers of Copper Concentrate multiplied by the London Metal Exchange official settlement price for each of copper and zinc in pounds at such time, the London Metal Exchange silver fix and the London Metal Exchange gold fix at such time less (i) the Provisional Payment paid to the Obligor by such purchasers for such Copper Concentrate, and (ii) treatment charges payable by the Obligor to such purchasers for such Copper Concentrate. Upon a Final Reconciliation for a Copper Concentrate Accounts Receivable owing from a purchaser of Concentrate, the amount thereof shall be the final amount, if any, payable by such purchaser to such Obligor following delivery of such Concentrate to such purchaser in accordance with the purchase agreement between such purchaser and such Obligor.

"Copper Concentrate Inventory" means, at any particular time, the aggregate payable pounds of copper, the aggregate payable pounds of zinc, the aggregate payable ounces of silver and the aggregate payable ounces of gold contained in the Copper Concentrate classified as inventory of the Obligors at such time ready for sale (but excluding such inventory which is not subject to the Security, which is subject to a Lien other than a Permitted Lien which ranks PARI PASSU with or in priority to the Security or which has been pre-sold by the Obligor to a purchaser of Copper Concentrate) multiplied by the London Metal Exchange official settlement price for each of copper and zinc in pounds at such time, the London Metal Exchange silver fix and the London Metal Exchange gold fix at such time less (i) the estimated transportation charges payable by the Obligor to

                                      -8-                         EXECUTION COPY

third parties in the normal course of business for such Copper Concentrate, and
(ii) estimated treatment charges payable by the Obligor to purchasers of such Copper Concentrate based on current agreements between the Obligor and such purchasers of Copper Concentrate.

"CREDIT EVENT" means any one of the events set forth in Section 13.01.

"CREDIT EXCESS" means, as at a particular date, the amount, if any, by which the amount of credit outstanding under the Revolving Facility as at the close of business on such date exceeds the Revolving Credit Cap as at the close of business on such date.

"CREDIT FACILITIES" means the Revolving Facility, the Non-Revolving Facility and the Supplemental Term Facility and "Credit Facility" means any of the Credit Facilities.

"CREDIT OBLIGATIONS" means all indebtedness, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or not, of the Borrowers to the Administrative Agent, the Lenders or any of them under this Agreement, the BRL Security Documents, the CZL Security Documents and any cash management products and services with The Bank of Nova Scotia.

"CURRENT ASSETS" means at any time the property and assets of the Obligors consisting of cash, Cash Equivalents, Accounts Receivable, Inventory, short-term investments and other assets that would, in accordance with Generally Accepted Accounting Principles and on a consolidated basis, be considered "current assets" of BRL.

"CURRENT ASSETS PROCEEDS" means the aggregate of Cash Proceeds of Realization consisting of or derived from Current Assets other than Current Assets consisting of cash derived from the sale, disposition or realization of Fixed Assets.

"CZL" means CanZinco Ltd., a corporation incorporated under the laws of Canada.

"CZL BONDS" means the bonds evidencing indebtedness of CZL to BRL under the Related Party Indebtedness and issued pursuant to the trust indentures described in the BRL Assignment of Indebtedness and Security.

"CZL DEBENTURE" means, collectively (a) the debenture dated August 27, 1998 by CZL in favour of the Administrative Agent, as the same may be amended, modified, supplemented or replaced from time to time, and which was registered in certain registries in the Northwest Territories, and (b) the debenture dated August 27, 1998 by CZL in favour of the Administrative Agent, as the same may be amended, modified, supplemented or replaced from time to time, and which was registered in certain registries in the Province of New Brunswick.

"CZL DIRECTION AND ACKNOWLEDGMENT" means the irrevocable direction to be delivered by CZL to each third party with whom it has entered into a commodity hedging contract, in form and substance satisfactory to the Administrative Agent and the Lenders, and pursuant to which CZL shall irrevocably direct each such third party to pay any amounts payable by such third party to CZL under any such commodity hedging contract to the Administrative Agent, for the benefit of the Lenders, together with an acknowledgment from such third party, in form and substance satisfactory to the Administrative Agent, confirming that such third party agrees to comply with the terms of such irrevocable direction.

                                      -9-                         EXECUTION COPY

"CZL SECTION 426 ASSIGNMENT" means the assignment of mineral properties pursuant to Section 426 of the Bank Act (Canada) dated August 14, 1998 by CZL in favour of the Administrative Agent, as the same may be amended, modified, supplemented, replaced or renewed from time to time.

"CZL SECTION 427 ASSIGNMENTS" means the CZL/Scotiabank Section 427 Assignment and any other assignment of inventory entered into by CZL in favour of a Lender pursuant to Section 427 of the Bank Act (Canada) from time to time, in form and substance satisfactory to the Administrative Agent and any such Lender, as each such assignment may be amended, modified, supplemented, replaced or renewed from time to time.

"CZL SECURITY AGREEMENT" means the general security agreement made as of August 14, 1998 by CZL in favour of the Administrative Agent, as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which CZL, as continuing collateral security for the payment and performance of the Secured Obligations, granted to the Administrative Agent a security interest in all of its present and future personal property, assets and undertaking.

"CZL SECURITY DOCUMENTS" means the CZL Debenture, the CZL Section 426 Assignment, the CZL Section 427 Assignments, the CZL Direction and Acknowledgment and the CZL Security Agreement.

"CZL/SCOTIABANK SECTION 427 ASSIGNMENT" means the assignment of inventory pursuant to Section 427 of the Bank Act (Canada) dated August 14, 1998 by CZL in favour of The Bank of Nova Scotia, as the same may be amended, modified, supplemented, replaced or renewed from time to time.

"DEBT" means all obligations, liabilities and indebtedness which would, in accordance with Generally Accepted Accounting Principles, be classified upon a consolidated statement of financial position of BRL as liabilities of BRL and, whether or not so classified, shall include (without duplication):

        (a)     indebtedness of BRL and its subsidiaries for borrowed money;

        (b) obligations of BRL and its subsidiaries arising pursuant to bankers' acceptance facilities, commercial paper programs, or letters of credit or indemnities issued in connection therewith;

        (c) obligations of BRL and its subsidiaries under guarantees, indemnities, assurances, sureties, reclamation bonds, legally binding comfort letters or other contingent obligations relating to the indebtedness of any other person and all other obligations incurred for the purpose of or having the effect of providing financial assistance to another Person, including, without limitation, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business);

        (d) all obligations of BRL and its subsidiaries created or arising under any conditional sales agreement or other title retention agreement or under any capital lease or other lease financing, including without limitation the present value of future rental payments under all synthetic leases;

        (e)     deferred revenues relating to third party obligations; and

                                     -10-                         EXECUTION COPY

        (f) obligations in respect of commodity price hedging, interest rate hedging and foreign exchange rate hedging facilities entered into for speculative purposes (determined, where relevant, by reference to Generally Accepted Accounting Principles) or other than in the ordinary course of business.

"DEFAULT" means any event which is or which, with the passage of time, the giving of notice or both, would be an Event of Default.

"DESIGNATED ACCOUNT" means, with respect to a particular Borrower and transactions in a particular currency under the Credit Facilities, an account of such Borrower maintained by the Administrative Agent at the Branch of Account for the purposes of transactions with such Borrower in such currency under the Credit Facilities.

"DISTRIBUTION" means:

        (a) the declaration, payment or setting aside for payment of any dividend or other distribution on or in respect of any shares in the capital of BRL; and

        (b) the redemption, retraction, purchase, retirement or other acquisition, in whole or in part, of any shares in the capital of BRL or any securities, instruments or contractual rights capable of being converted into, exchanged or exercised for shares in the capital of BRL, including, without limitation, options, warrants, conversion or exchange privileges and similar rights.

"$" denotes United States dollars.

"DOMESTIC ACCOUNTS RECEIVABLE" means Accounts Receivable which are related to the operation of the Domestic Mines.

"DOMESTIC INVENTORY" means Inventory located in Canada or the United States of America.

"DOMESTIC MINES" means the Caribou Mine, the Nanisivik Mine, the Bouchard-Hebert Mine, the Langlois Mine and any other mine which is owned and operated by an Obligor and is located in Canada or the United States of America.

"DRAFT" means any draft, bill of exchange, receipt, acceptance, demand or other request for payment drawn or issued under or in respect of a Letter.

"DRAWDOWN NOTICE" has the meaning ascribed thereto in Section 4.01.

"DUNDEE" means Dundee Bancorp Inc., a corporation subsisting under the laws of the Province of Ontario, and its successors and assigns.

"DUNDEE LETTER OF CREDIT" means the irrevocable standby letter of letter of credit number S18572/168475, originally dated November 16, 2001, in the original principal amount of $6,500,000, as extended by amendment dated January 31, 2003, issued in favour of the Administrative Agent by The Bank of Nova Scotia at the request of Dundee, a copy of which as the same exists on the date hereof is attached hereto as Schedule N, and any renewal, amendment or extension thereof or substitution therefor.

                                     -11-                         EXECUTION COPY

"DUNDEE PARTICIPATION AGREEMENT" means the Further Amended and Restated Security Sharing and Participation Agreement dated as of November 25, 2003, between Dundee and the Administrative Agent, as the same may be further amended, modified, supplemented or replaced from time to time.

"DUNDEE TAKE-OUT FINANCING" means financing provided by Dundee or any affiliate thereof by way of common equity or by way of Debt that by its terms is deeply and fully subordinated to the Security and fully postponed in right of payment to the Secured Obligations.

"EL MOCHITO MINE" means the zinc/lead/silver underground mine which is owned and operated by Hondurasco and which is located near the town of Las Vegas in north-west Honduras.

"EL TOQUI MINE" means the zinc/gold/silver/copper/lead mine which is owned and operated by Chileco and which is located in Chile's Region XI.

"ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, inspections, inquiries or proceedings relating in any way to any Environmental Laws or to any permit issued under any such Environmental Laws including, without limitation:

        (a) any claim by an Official Body for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any Environmental Laws; and

        (b) any claim by a Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from or relating to Hazardous Materials, including any Release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

"ENVIRONMENTAL LAWS" means all applicable federal, state, provincial or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the natural environment.

"ENVIRONMENTAL ORDERS" includes all applicable orders, directives, judgements, decisions or the like rendered by any Official Body pursuant to Environmental Laws or Environmental Permits.

"ENVIRONMENTAL PERMITS" includes all permits, certificates, approvals, registrations, licences or other instruments issued by any Official Body and relating to or required for BRL or its subsidiaries to carry on their business, activities and operations in compliance with all Environmental Laws and Environmental Orders.

"EQUITY" means, at any particular time, the amount which would, in accordance with Generally Accepted Accounting Principles, be classified on the consolidated balance sheet of BRL at such time (excluding any such amount relating to Non-Recourse Subsidiaries) as shareholders' equity.

"ESCROW RELEASE DATE" means the date on which the proceeds of the October Offering are released from escrow upon satisfaction of the escrow conditions set out in the underwriting agreement relating to the October Offering.

                                     -12-                         EXECUTION COPY

"EVENT OF DEFAULT" has the meaning ascribed thereto in Section 13.02.

"EXCESS CASH FLOW" in respect of a particular Fiscal Quarter, means an amount equal to the sum of (a) BRL's positive change in cash position, if any, as at the end of such Fiscal Quarter, as reflected in its consolidated statement of cash flows for such Fiscal Quarter; plus (b) the amount, if any, by which Capital Expenditures for such Fiscal Quarter exceed the Quarterly Cap Ex Limit (as hereinafter defined) for such Fiscal Quarter. The "Quarterly Cap Ex Limit" for the Fiscal Quarter ending December 31, 20031 and each Fiscal Quarter of the 2004 Fiscal Year is the amount set out in the table below opposite such Fiscal Quarter.

             QUARTER ENDING:             QUARTERLY CAP EX LIMIT (IN CDN$)
             ---------------             --------------------------------

             December 31, 2003           $3,055,000

             March 31, 2004              $5,179,000

             June 30, 2004               $4,405,000

             September 30, 2004          $3,131,000

             December 31, 2004           $2,853,000

The Quarterly Cap Ex Limit for each Fiscal Quarter of each subsequent Fiscal Year will be determined annually by the Administrative Agent after consultation with BRL prior to December 31 of the Fiscal Year preceding the Fiscal Year for which the Quarterly Cap Ex Limits are to be determined, and in default of such determination for a Fiscal Year, the Quarterly Cap Ex Limits for such Fiscal Year will be the same as those for the previous Fiscal Year; provided, however, that to the extent that the Quarterly Cap Ex Limit for a particular Fiscal Quarter exceeds BRL's actual Capital Expenditures for such Fiscal Quarter, the Quarterly Cap Ex Limit for the next succeeding Fiscal Quarter shall be deemed to be increased by the amount of such excess.


The following shall not constitute "cash" for purposes of the calculation of Excess Cash Flow for a Fiscal Quarter: (i) the proceeds of any Dundee Take-Out Financing; and (ii) the amount of any prepayment for Zinc Concentrate received by BRL under the Pechiney Presale Contract.

"EXCHANGE EQUIVALENT" means, as of any particular date, with reference to any amount (the "original amount") expressed in Canadian dollars or United States dollars (the "original currency"), the amount expressed in the other currency which would be required to buy the original amount of the original currency using the noon spot rate quoted by the Administrative Agent for such date and for comparable amounts of such original currency.

"EXISTING CREDIT AGREEMENT" has the meaning ascribed thereto in the first recital hereof.

--------
1 Note to Draft: This is included so that excess cap ex for Q4 2003 can be carried forward to Q1 2004.

                                     -13-                         EXECUTION COPY

"EXPOSURE" means, with respect to a particular Lender, the amount of the Secured Obligations (without duplication) which are owing to such Lender, determined in accordance with Section 14.19.

"FEDERAL FUNDS EFFECTIVE RATE" means, for any particular day, the variable rate of interest per annum, calculated on the basis of a year of 360 days and for the actual number of days elapsed, equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York or, for any Banking Day on which such rate is not so published by the Federal Reserve Bank of New York, from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

"FEE LETTERS" means any letters between the Borrowers, the Administrative Agent, the Syndication Agent, the Lenders and/or Standard pursuant to which the Borrowers agree to pay any fees in connection with this Agreement in addition to those fees set out herein.

"FINAL RECONCILIATION" means, with respect to Concentrate purchased from an Obligor, the final amount payable by the purchaser of such Concentrate to the Obligor or by the Obligor to such purchaser of such Concentrate following delivery of such Concentrate to such purchaser and payment by such purchaser to the Obligor of the Provisional Payment.

"FINANCIAL STATEMENTS" means the audited consolidated financial statements of BRL for the fiscal year ending on December 31, 2002 and the unaudited consolidated financial statements of BRL for the fiscal quarters endings on March 31, June 30 and September 30, 2003.

"FISCAL QUARTER" means any of the three-month periods ending on the last day of March, June, September and December in each year.

"FISCAL YEAR" means any of the twelve-month periods ending on the last day of December in each year.

"FIXED ASSETS" means the property and assets of the Obligors other than Current Assets and including, for greater certainty, the Mines, plant and equipment and the shares of the Material Subsidiaries pledged to the Administrative Agent pursuant to the BRL Pledge Agreement.

"FIXED ASSETS PROCEEDS" means the aggregate of Cash Proceeds of Realization derived from Fixed Assets.

"FONDE DE POUVOIR" has the meaning ascribed thereto in Section 14.01(b)(i).

"FOREIGN ACCOUNTS RECEIVABLE" means Accounts Receivable which are related to the operation of Foreign Mines.

"FOREIGN INVENTORY" means Inventory located outside of Canada and the United States of America.

"FOREIGN MINES" means the Bougrine Mine, the El Mochito Mine, the El Toqui Mine and any other mine which is owned and operated by an Obligor and is located outside Canada and the United States of America.

                                     -14-                         EXECUTION COPY

"GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in effect in Canada from time to time consistently applied, as recommended in the Handbook of the Canadian Institute of Chartered Accountants.

"GROSS ACCOUNTS RECEIVABLE" means, at any particular time, an amount equal to the aggregate amount of the entries which would, in accordance with Generally Accepted Accounting Principles, be classified on the consolidated balance sheet of BRL (excluding Non-Recourse Subsidiaries) as trade accounts receivable at such time and each of which:

        (i)     is due and payable to an Obligor,

        (ii) has arisen from a BONA FIDE sale of Concentrate by an Obligor in the ordinary course of its business with customary proof of delivery in the possession of such Obligor,

        (iii)   is not subject to any Lien other than in favour of the Lenders,

        (iv) is not subject to garnishment, execution, attachment or similar process which is not being contested in good faith by appropriate proceedings,

        (v) is the legal, valid and binding obligation of the account debtor thereof,

        (vi)    has been assigned to the Lenders as security,

        (vii) is not subject to any deduction, set-off, claim for credit, allowance, adjustment, counterclaim or partial discharge,

        (viii) is not an intercompany account receivable due from one Obligor to another,

        (ix) is not an account receivable due from an account debtor that is the subject of bankruptcy or insolvency proceedings; and

        (x) is not an account receivable that has been outstanding for 90 days or more.

"GUARANTEE OBLIGATIONS" means all present and future debts, liabilities and obligations of BRL Borrowers to the Lenders under or in connection with the Subsidiary Guarantee.

"GUARANTEES" means the unlimited, unconditional and irrevocable guarantee agreements entered into or to be entered into by each Material Subsidiary in favour of the Administrative Agent, in form and substance satisfactory to the Administrative Agent and the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which each Material Subsidiary guarantees the payment of the Secured Obligations of BRL.

"HAZARDOUS MATERIALS" means any pollutant or contaminant or hazardous or toxic chemical, waste, material or substance within the meaning of any applicable federal, state, provincial or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous or toxic chemical, waste, substance or material.

                                     -15-                         EXECUTION COPY

"HEDGING OBLIGATIONS" means, from time to time, all debts, liabilities and obligations of the Obligors to the Lenders at such time under or in connection with (a) Non-Commodity Hedging Obligations at such time or times, and (b) Commodity Hedging Obligations at such time or times less the amount of Cash Collateral at such time.

"HONDURASCO" means American Pacific Honduras S.A. de C.V., a corporation incorporated under the laws of Honduras.

"INDIVIDUAL COMMITMENT" means, with respect to a particular Lender, the aggregate of the amounts set forth in Schedule A attached hereto, as reduced or amended from time to time pursuant to Sections 2.04, 8.03, 9.03, 9.04 and 15.06, as the individual commitments of such Lender under the Credit Facilities, provided that, upon the termination of a Credit Facility pursuant to Section 2.05, the Individual Commitment of each Lender under such Credit Facility shall thereafter be equal to the amount of outstanding credit extended to the Borrowers by such Lender under such Credit Facility immediately prior to the termination of such Credit Facility.

"INTEREST PERIOD" means, in the case of any LIBOR Loan, the applicable period for which interest on such LIBOR Loan shall be calculated in accordance with
Article 7 of this Agreement.

"INVENTORY" means, at any particular time, the aggregate of Lead Concentrate Inventory, Zinc Concentrate Inventory and Copper Concentrate Inventory at such time.

"ISSUING LENDER" means The Bank of Nova Scotia or any other Lender selected by the Administrative Agent and acceptable to the Borrowers who assumes in writing with the Borrowers, the Lenders and the Administrative Agent the obligation of issuing Letters under the Revolving Facility on behalf of the Lenders.

"LANGLOIS MINE" means the underground polymetallic mine which is owned and operated by BRL and located near the town of Quevillon in the northwestern portion of the Province of Quebec.

"LAPA PROCEEDS" means the proceeds of the sale by BRL of 100% of its Tonawanda and Zulapa gold properties, known collectively as the Lapa property, to Agnico-Eagle Mines Limited on or about June 16, 2003.

"LEAD CONCENTRATE" means the lead concentrate produced at the Mines.

"LEAD CONCENTRATE ACCOUNTS RECEIVABLE" means, for any Obligor, at any particular time, Gross Accounts Receivable at such time which arise from the sale of Lead Concentrate and which shall be measured as the aggregate payable pounds of lead, the aggregate payable pounds of copper, the aggregate payable pounds of zinc, the aggregate payable ounces of silver and the aggregate payable ounces of gold contained in the Lead Concentrate delivered to purchasers of Lead Concentrate multiplied by the London Metal Exchange official settlement price for each of lead, copper and zinc in pounds at such time, the London Metal Exchange silver fix and the London Metal Exchange gold fix at such time less (i) the Provisional Payment paid to the Obligor by such purchasers for such Lead Concentrate, and
(ii) treatment charges payable by the Obligor to such purchasers for such Lead Concentrate. Upon a Final Reconciliation for a Lead Concentrate Accounts Receivable owing from a purchaser of Concentrate, the amount thereof shall be the final amount, if any, payable by such purchaser to such Obligor following delivery of such Concentrate to such purchaser in accordance with the purchase agreement between such purchaser and such Obligor.

                                     -16-                         EXECUTION COPY

"LEAD CONCENTRATE INVENTORY" means, at any particular time, the aggregate payable pounds of lead, the aggregate payable pounds of copper, the aggregate payable pounds of zinc, the aggregate payable ounces of silver and the aggregate payable ounces of gold contained in the Lead Concentrate classified as inventory of the Obligors at such time ready for sale (but excluding such inventory which is not subject to the Security, which is subject to a Lien other than a Permitted Lien which ranks PARI PASSU with or in priority to the Security or which has been pre-sold by the Obligor to a purchaser of Lead Concentrate) multiplied by the London Metal Exchange official settlement price for each of lead, copper and zinc in pounds at such time, the London Metal Exchange silver fix and the London Metal Exchange gold fix at such time less (i) the estimated transportation charges payable by the Obligor to third parties in the normal course of business for such Lead Concentrate, and (ii) estimated treatment charges payable by the Obligor to purchasers of such Lead Concentrate based on current agreements between the Obligor and such purchasers of Lead Concentrate.

"LENDER" has the meaning given to it on page 1 of this Agreement. Standard shall be deemed to be a Lender for the sole purpose of ensuring that any debts, liabilities and obligations of an Obligor to Standard of the type described in the definition of "Hedging Obligations" are secured by the Security.

"LETTER" means a standby letter of credit denominated in Canadian or United States dollars and in form satisfactory to and issued by the Issuing Lender for a term not exceeding two years whereby the Issuing Lender, acting at the request of and in accordance with the instructions of the relevant Borrower, is to make payment in accordance with the terms and conditions thereof of an amount to or to the order of a third party, but for greater certainty does not include the Dundee Letter of Credit.

"LIBOR" means the rate of interest per annum, calculated on the basis of a year of 360 days, determined by the Administrative Agent for a particular Interest Period to be the rate of interest per annum that appears as such on the Telerate Screen Page 3750 (or any replacement thereof) at 11:00 a.m. (London time) on the second Banking Day prior to the commencement of such Interest Period.

"LIBOR LOAN" means monies lent by a Lender to a Borrower in United States dollars and upon which interest accrues at a rate referable to LIBOR.

"LIEN" means any deed of trust, mortgage, charge, hypothec, assignment, pledge, lien, vendor's privilege, royalty agreement, supplier's right of reclamation or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by law (statutory or otherwise), that secures the payment of any indebtedness or liability or the observance or performance of any obligation.

"LOAN DOCUMENTS" means this Agreement, the Guarantees, the Security Documents, the Subsidiary Guarantee, the Fee Letters and all documents evidencing Hedging Obligations, all account operating agreements between a Borrower and any Lender and all cash management agreements between a Borrower and any Lender.

"LOANS" means Prime Rate Loans, ABRCAN Loans, LIBOR Loans and Overdraft Loans.

"MAINTENANCE CAPITAL EXPENDITURES" means those expenditures required to maintain a commercially acceptable level of mine operations until the end of the proven and probable minable reserves of the Obligors.

                                     -17-                         EXECUTION COPY

"MAJORITY LENDERS" means, at any particular time, such group of Lenders whose Individual Commitments aggregate greater than two-thirds of the aggregate of the Individual Commitments of all the Lenders at such time.

"MATERIAL ADVERSE CHANGE" means any change or circumstances or event which could reasonably be expected to have a Material Adverse Effect.

"MATERIAL ADVERSE EFFECT" means a material adverse effect (or a series of directly related adverse effects, none of which is material in and of itself but which, cumulatively, result in a material adverse effect) on:

        (a) the financial condition of BRL on a consolidated basis and taken as a whole;

        (b) the ability of any Obligor to perform its obligations under any of the Loan Documents;

        (c) the ability of the Lenders or the Administrative Agent to enforce any obligations of any Obligor under any of the Loan Documents in accordance with Applicable Laws; or

        (d) the property, business, operations, liabilities or capitalization of BRL on a consolidated basis and taken as a whole.

"MATERIAL SUBSIDIARY" means Chileco, Consell, Hondurasco, Santa Barbara, Tunisiaco or any other subsidiary of BRL which is designated as a Material Subsidiary by the Majority Lenders pursuant to Section 11.02(m).

"MATERIAL SUBSIDIARY DIRECTIONS AND ACKNOWLEDGMENTS" means the irrevocable direction to be delivered by each Material Subsidiary to each third party with whom it has entered into a commodity hedging contract, in form and substance satisfactory to the Administrative Agent and the Lenders, and pursuant to which each such Material Subsidiary shall irrevocably direct each such third party to pay any amounts payable by such third party to each such Material Subsidiary under any such commodity hedging contract to the Administrative Agent, for the benefit of the Lenders, together with an acknowledgment from such third party, in form and substance satisfactory to the Administrative Agent, confirming that such third party agrees to comply with the terms of such irrevocable direction.

"MATERIAL SUBSIDIARY PLEDGE AGREEMENTS" means the pledge agreements entered into or to be entered into in favour of the Administrative Agent by Santa Barbara and any other subsidiary of BRL which is designated as a Material Subsidiary by the Majority Lenders pursuant to Section 11.02(m), in form and substance satisfactory to the Administrative Agent and the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which each such Material Subsidiary, as continuing collateral security for all its present and future indebtedness, liabilities and obligations under or in connection with its Guarantee or any other Loan Document to which it is a party, grants to the Administrative Agent a security interest in and deposits in pledge with the Administrative Agent all of the issued and outstanding shares of other Obligors which it owns (or, where required under the laws of a foreign jurisdiction, security documents to like effect).

                                     -18-                         EXECUTION COPY

"MATERIAL SUBSIDIARY SECURITY AGREEMENTS" means the Nantissement and the general security agreements entered into or to be entered into in favour of the Administrative Agent by each of Consell, Santa Barbara and any other subsidiary of BRL which is designated as a Material Subsidiary by the Majority Lenders pursuant to Section 11.02(m), in form and substance satisfactory to the Administrative Agent and the Lenders and as the same may be amended, modified, supplemented or replaced from time to time, and pursuant to which each such Material Subsidiary, as continuing collateral security for all its present and future indebtedness, liabilities and obligations under or in connection with its Guarantee or any other Loan Document to which it is a party, grants a security interest in all of its present and future personal property, assets and undertaking (or, where required under the laws of a foreign jurisdiction, security documents to like effect).

"MATERIAL SUBSIDIARY SECURITY DOCUMENTS" means the Material Subsidiary Pledge Agreements, the Material Subsidiary Directions and Acknowledgments, the Material Subsidiary Security Agreements, the Consell Purchase and Sale Agreements, the Tunisiaco Amended Security and any other security agreements required by the Administrative Agent to secure assets of Material Subsidiaries.

"MINE PLAN" means the financial plan for a mine where BRL or any of its subsidiaries (excluding Non-Recourse Subsidiaries) is mining or intends to mine (whether directly or indirectly through or with another Person), and which plan shall include, for at least 5 years, life-of-mine plans (if prepared) for such mine, particulars of the Maintenance Capital Expenditures and expansion capital expenditures for such mine and projected mineral production, costs of production and revenue from such mine, such plan to be approved by BRL's management.

"MINES" means the Domestic Mines and the Foreign Mines and "MINE" means any one of the Mines.

"NANISIVIK MINE" means the mine which is owned and operated by CZL and which is located in Nanisivik, Nunavut.

"NANTISSEMENT" means the contrat de pret avec nantissement dated October 21, 1998 between Tunisiaco and the Administrative Agent pursuant to which Tunisiaco, as continuing collateral security for the payment and performance of the Secured Obligations, granted to the Administrative Agent a security interest in the personal property of Tunisiaco identified therein.

"NON-COMMODITY HEDGING OBLIGATIONS" means, with respect to an Obligor, all present and future debts, liabilities and obligations of such Obligor to the Lenders under or in connection with any put, call, forward, future, swap, option, cap or collar or similar arrangement (or any combination of the foregoing, or any derivative thereof) relating to interest rates and foreign exchange rates executed by such Obligor.

"NON-RECOURSE SUBSIDIARY" means a subsidiary (excluding, for greater certainty, a Material Subsidiary) of BRL which operates on a stand-alone basis without any financial assistance from BRL (other than by way of investments permitted pursuant to Section 11.04(j) hereof) or any subsidiary of BRL.

                                     -19-                         EXECUTION COPY

"NON-REVOLVING FACILITY" means the non-revolving term credit facility established by the Lenders in favour of the Borrowers pursuant to Section 2.01(a)(ii).

"NOTICE OF ASSIGNMENT" means a notice in the form of Schedule K hereto to a purchaser of Inventory from an Obligor of the assignment of Accounts Receivable by such Obligor to the Administrative Agent.

"OBLIGORS" means the Borrowers and the Material Subsidiaries.

"OCF PROJECTIONS" means the 5-year operating budget and projections prepared in February of 2000 and attached as Schedule H hereto, as updated from time to time pursuant to Section 11.02(b)(ix).

"OCTOBER OFFERING" means BRL's offering of 85.8 million subscription receipts that was completed on October 7, 2003.

"OFFICER'S CERTIFICATE" means a certificate or notice (other than a Compliance Certificate) signed by any one of the president, a vice-president, the treasurer, the controller or the corporate secretary of BRL.

"OFFICIAL BODY" means any national government or government of any political subdivision thereof, or any parliament, legislature, council, agency, authority, board, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal, grand jury, mediator or arbitrator, whether foreign or domestic, in each case having jurisdiction in the relevant circumstances.

"OFFICIAL BODY CONSENT" means any licence, right, permit, franchise, privilege, registration, direction, decree, consent, order, permission, approval or authority to be issued or provided by an Official Body.

"ORDER" means an order, judgment, injunction or such other determination restricting payment by the Issuing Lender under and in accordance with a Letter or extending the Issuing Lender's liability under a Letter beyond the expiration date stated therein.

"OVERDRAFT LENDER" means The Bank of Nova Scotia or any other Lender selected by the Administrative Agent and acceptable to the Borrowers who assumes in writing with the Borrowers, the Lenders and the Administrative Agent the obligation of making Overdraft Loans under the Revolving Facility.

"OVERDRAFT LOAN" has the meaning ascribed thereto in Section 3.12.

"PECHINEY PRESALE CONTRACT" means the agreement dated August 9, 2001 between BRL and Pechiney World Trade (U.S.A.), Inc., ("Pechiney") pursuant to which Pechiney agreed to make payments of up to $4,000,000 to BLR for Zinc Concentrate in advance of deliveries thereof.

                                     -20-                         EXECUTION COPY

"PERMITTED DEBT" means, without duplication:

        (a) Debt incurred in the ordinary course of business to trade creditors or other persons providing services to the Borrowers or any of the Material Subsidiaries (in accordance with customary trade terms);

        (b)     Debt which is secured by a Permitted Lien;

        (c)     the Secured Obligations;

        (d)     Debt which constitutes taxes payable and deferred taxes;

        (e) Debt which constitutes liabilities in respect of deferred reclamation costs;

        (f) Debt of Chileco to its local banker not to exceed the amount of $500,000;

        (g) Debt of Hondurasco to its local banker not to exceed the amount of $500,000;

        (h) Debt of companies which become subsidiaries of BRL after the date hereof, which Debt is outstanding at the time any such company so becomes a subsidiary;

        (i) performance guarantees provided in the ordinary course of business to persons other than financial institutions or affiliates thereof; provided that, for certainty, no such guarantee shall include a guarantee of indebtedness for borrowed money;

        (j)     Debt of a Non-Recourse Subsidiary;

        (k) Debt of BRL to the Quebec Ministry of Natural Resources in the principal amount of Cdn.$925,000 and in the principal amount of Cdn.$500,000 assumed in connection with the acquisition of the Bouchard-Hebert Mine and the Langlois Mine; or

        (l) Debt incurred pursuant to any Dundee Take-Out Financing, provided that the Borrower uses the proceeds of such financing to repay Credit Obligations outstanding under the Supplemental Term Facility.

"PERMITTED LIENS" means any one or more of the following with respect to the property and assets of the Obligors:

        (a) Liens for taxes, assessments or governmental charges which are not due and delinquent, or the validity of which the Obligor shall be contesting in good faith; provided the Obligor shall have made adequate provision (in accordance with Generally Accepted Accounting Principles) on its books therefor;

        (b) the Lien of any judgment rendered, or claim filed, against the Obligor which the Obligor shall be contesting in good faith; provided the relevant Obligor shall have made adequate provision (in accordance with Generally Accepted Accounting Principles) on its books therefor;

        (c) liens, privileges or other charges imposed or permitted by law such as statutory liens and deemed trusts, carriers' liens, builders' liens, warehousemen's liens, mechanics'

                                     -21-                         EXECUTION COPY

                liens, materialmen's liens and other liens, privileges or other charges of a similar nature which relate to obligations which are not due and delinquent or if due and delinquent the validity of which is being contested at the time in good faith, if the Obligor shall have made adequate provision (in accordance with Generally Accepted Accounting Principles) therefor and if such contestation will not involve forfeiture of any of its assets or any part thereof having a book value in excess of Cdn. $500,000 or the U.S. Dollar Equivalent thereof;

        (d) undetermined or inchoate Liens arising in the ordinary course of and incidental to construction, maintenance or current operations of the Obligor which relate to obligations which are not due and delinquent, or the validity of which the Obligor shall be contesting in good faith; provided the Obligor shall have made adequate provision (in accordance with Generally Accepted Accounting Principles) on its book therefor;

        (e) Liens in favour of a public utility or any municipality or governmental or other public authority when required by such utility, municipality or authority in connection with the operations of the Obligor to the extent such security does not materially detract from the value of any material part of the property of the Obligor;

        (f) Liens securing the performance of bids, tenders, leases, contractors (other than for the repayment of indebtedness), statutory obligations, appeal bonds and performance bonds and other obligations of like nature, incurred as incidental to and in the ordinary course of business of the Obligor, and judgment liens; provided however, that all such Liens neither singularly nor in the aggregate secure obligations in excess of Cdn. $500,000 or the U.S. Dollar Equivalent thereof;

        (g) the Lien or any right of distress reserved in or exercisable under any real property lease for rent or otherwise to effect compliance with the terms of such lease in respect of which the rent or other obligations is not at the time overdue or if overdue the validity of which is being contested at the time in good faith, if the Obligor shall have made on its books a provision reasonably deemed by the Majority Lenders to be adequate therefor;

        (h) Purchase Money Security Interests; provided that the foregoing Liens are limited to all or any part of the property or assets purchased or acquired and provided further that such Liens shall not secure obligations which, in aggregate at any time, exceed Cdn. $500,000 or the U.S. Dollar Equivalent thereof;

        (i) capital leases and operating leases in respect of machinery and equipment detailed in Approved Mine Plans, provided that the obligations of the lessees thereunder shall not, in the aggregate at any time, exceed Cdn.$500,000 or the U.S. Dollar Equivalent thereof;

        (j) the reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown;

                                      -22-                        EXECUTION COPY

        (k) the net smelter return royalty in favour of a subsidiary of Barrick Gold Corporation with respect to the El Toqui Mine in effect as at the date hereof without amendment or modification;

        (l) the net smelter return royalty in favour of Her Majesty the Queen in Right of the Province of New Brunswick with respect to the Caribou Mine in effect as at the date hereof without amendment or modification;

        (m) the net profits royalty agreement with Fern Trust with respect to the Caribou Mine in effect as at the date hereof without amendment or modification;

        (n) the net profits royalty agreement with Marshall Mining Corp. with respect to the Caribou Mine in effect as at the date hereof without amendment or modification;

        (o) Liens on assets of companies at the time which they become subsidiaries of BRL;

        (p)     Liens granted pursuant to the Security Documents;

        (q) Liens securing environmental bonds or on cash collateral deposits required by any Official Body to be delivered to such Official Body in connection with obligations imposed upon any Obligor pursuant to Environmental Laws or mining laws, provided that the obligations of the Obligors thereunder shall not, in the aggregate at any time, exceed Cdn. $20,000,000;

        (r) Liens in the form of Cash Collateral securing margin obligations of an Obligor under any hedging obligations, (including, for greater certainty, the Hedging Obligations), provided that the value of Cash Collateral of all Obligors secured by such Liens shall not, in the aggregate, exceed $5,000,000 (subject to Section 11.02(ff) hereof);

        (s) such other Liens as may be consented to in writing by the Lenders;

        (t) Liens on property of Non-Recourse Subsidiaries securing Debt of Non-Recourse Subsidiaries; (u) the Liens on assets acquired from Cambior Inc. described in Schedule M hereto;

        (v) Liens securing any Dundee Take-Out Financing, provided that all such Liens:

                (i) rank subordinate and have been expressly deeply subordinated to all the Liens granted pursuant to the Security Documents pursuant to an intercreditor agreement in form and substance satisfactory to the Administrative Agent and the Lenders;

                (ii) affect only assets or property that constitute Secured Assets; and

                (iii) do not encumber or otherwise affect any of the assets or property of any of the Borrowers or the Material Subsidiaries that do not constitute Secured Assets;

                                      -23-                        EXECUTION COPY

        (w) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the preceding paragraphs (a) to (v) inclusive of this definition, so long as any such extension, renewal or replacement of such Lien is limited (except with respect to Liens referred to in paragraph (t) of this definition) to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property) and the indebtedness or obligation secured thereby is not increased;

provided that nothing in this definition or this Agreement shall (x) be construed as evidencing an intention or agreement on the part of the Administrative Agent or the Lenders that the Security or the Secured Obligations hereunder be or have been subordinated to any such Permitted Lien, or (y) cause any such subordination to occur.

"PERSON" means any natural person, corporation, firm, partnership, joint venture, joint stock company, incorporated or unincorporated association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PRIME RATE" means the variable rate of interest per annum equal to the rate of interest determined by the Administrative Agent from time to time as its prime rate for Canadian dollar loans made by the Administrative Agent in Canada from time to time, being a variable per annum reference rate of interest adjusted automatically upon change by the Administrative Agent, calculated on the basis of a year of 365 days, or 366 days in the case of a leap year.

"PRIME RATE LOAN" means monies lent by a Lender to a Borrower hereunder in Canadian dollars and upon which interest accrues at a rate referable to the Prime Rate.

"PRO RATA SHARE" means, at any particular time with respect to a particular Lender and a particular Credit Facility, the ratio of the Individual Commitment of such Lender under such Credit Facility at such time to the aggregate of the Individual Commitments of all of the Lenders under such Credit Facility at such time.

"PROCEEDS OF REALIZATION" means all cash and non-cash proceeds derived from any sale, disposition or other realization of the Secured Assets or received pursuant to a Guarantee:

        (a) after any notice by the Administrative Agent to the Borrowers pursuant to Section 13.03 declaring all indebtedness of the Borrowers hereunder to be immediately due and payable,

        (b) upon any dissolution, liquidation, winding-up, reorganization, bankruptcy, insolvency or receivership of any of the Obligors (or any other arrangement or marshalling of the Secured Assets that is similar thereto), or

        (c) upon the enforcement of; or any action taken with respect to, any of the Security Documents or Guarantees. For greater certainty, insurance proceeds derived as a result of the loss or destruction of any of the Secured Assets or cash or non-cash proceeds derived from any expropriation or other condemnation of any of the Secured Assets, in each case provided the Security has not become enforceable, shall not constitute Proceeds of Realization.

                                      -24-                        EXECUTION COPY

"PROCEEDS OF SALE" means all cash and non-cash proceeds derived from any sale or other disposition of Secured Assets other than Proceeds of Realization and other than non-cash proceeds derived from the sale of all or any part of the Nanisivik Mine comprising an assumption of statutory reclamation liabilities by the purchaser and such other proceeds comprising an assumption of liabilities as the Lenders may approve from time to time on request by the relevant Obligor.

"PROVISIONAL PAYMENT" means the payment payable to an Obligor by a purchaser of Concentrate from the Obligor upon delivery of such Concentrate to such purchaser in accordance with Concentrate purchase agreements between such purchaser and the Obligor. For purposes of this Agreement (and in particular the definitions of "Lead Concentrate Accounts Receivable", "Zinc Concentrate Accounts Receivable" and "Copper Concentrate Accounts Receivable"), the "Provisional Payment" shall exclude the amount of treatment charges payable by the Obligor to a purchaser of Concentrate from the Obligor.

"PURCHASE MONEY SECURITY INTEREST" means:

        (a) a Lien taken or reserved in equipment to secure payment of all or part of its purchase price; and

        (b) a Lien taken in equipment by a person who gives value for the purpose of enabling the relevant Obligor to acquire rights in such property, to the extent that the value is applied to acquire those rights;

but does not include a transaction of sale by and lease back to the seller.

"RECEIVER" means a receiver, receiver and manager or other Person having similar powers or authority appointed by the Administrative Agent or by a court at the instance of the Administrative Agent in respect of the Secured Assets or any part thereof.

"RELATED PARTY LOAN" means the indebtedness of CZL to BRL pursuant to a loan agreement dated as of August 9, 1990 between East West Caribou Mining Limited (now CZL), National Australia Bank Limited A.C.N. 004044937, Westpac Banking Corporation, Bathurst Base Metals Inc. and BRL relating to the Caribou Mine near Bathurst, New Brunswick. The history of the ultimate assignment of the Related Party Loan to BRL is set out in the recitals of the BRL Assignment of Indebtedness and Security.

"RELATED PARTY MATERIAL AGREEMENTS" means the documentation evidencing the Related Party Loan and the Related Party Security.

"RELATED PARTY SECURITY" means the security for the Related Party Loan which is described in the recitals of the BRL Assignment of Indebtedness and Security.

"RELEASE" means any release, spill, emission, leak, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or sub-surface strata.

"REVOLVER MATURITY DATE" has the meaning ascribed thereto in Section 9.01.

                                      -25-                        EXECUTION COPY

"REVOLVING CREDIT CAP" means an amount equal to the lesser of (i) the Revolving Credit Reference Amount from time to time and (ii) the Borrowing Base from time to time.

"REVOLVING CREDIT REFERENCE AMOUNT" means $25,000,000, as such amount may be reduced from time to time pursuant to Section 2.04.

"REVOLVING FACILITY" means the revolving term credit facility established by the Lenders in favour of the Borrowers pursuant to Section 2.01(a)(i).

"ROLLOVER NOTICE" has the meaning ascribed thereto in Section 5.02.

"SANTA BARBARA" means Santa Barbara Mining Company, Inc., a corporation incorporated under the laws of Canada.

"SECURED ASSETS" means the property and assets of the Obligors in which the Administrative Agent has been granted a Lien pursuant to the Security Documents.

"SECURED OBLIGATIONS" means the Credit Obligations, the Guarantee Obligations, the Commodity Hedging Obligations and the Non-Commodity Hedging Obligations.

"SECURITY" means the collateral security constituted by the Security Documents.

"SECURITY DOCUMENTS" mean the BRL Security Documents, the CZL Security Documents and the Material Subsidiary Security Documents.

"STANDARD" means Standard Bank London Ltd., its successors and assigns.

"SUBSIDIARY" and "SUBSIDIARIES" has the meaning ascribed thereto in the CBCA.

"SUBSIDIARY GUARANTEE" means the guarantee agreement dated as of August 14, 1998 by BRL in favour of the Lenders and pursuant to which BRL guaranteed the present and future debts, liabilities and obligations of its subsidiaries to the Lenders.

"SUPPLEMENTAL TERM FACILITY" means the non-revolving term credit facility established by the Lenders in favour of the Borrowers pursuant to Section 2.01(a)(iii).

"TERM MATURITY DATE" means January 2, 2009.

"TSX" means The Toronto Stock Exchange and its successors and assigns.

"TUNISIACO" means Breakwater Tunisia S.A., a corporation incorporated under the laws of Tunisia.

"TUNISIACO AMENDED SECURITY" means the amended or restated Contrat de Gage and Nantissement in form and substance satisfactory to the Administrative Agent and the Lenders and pursuant to which the terms and conditions of this Agreement and the parties to this Agreement shall be reflected or referred to in the Contrat de Gage and Nantissement and the amount secured by the Contrat de Gage and Nantissement shall be increased to $50,000,000.

"U.S. DOLLAR EQUIVALENT" means the Exchange Equivalent in United States dollars of any amount in Canadian dollars.

                                      -26-                        EXECUTION COPY

"ZINC CONCENTRATE" means the zinc concentrate produced at the Mines.

"ZINC CONCENTRATE ACCOUNTS RECEIVABLE" means, for any Obligor at any particular time, Gross Accounts Receivables of such Obligor at such time which arise from the sale of Zinc Concentrate and which shall be measured as the aggregate payable pounds of zinc and the aggregate payable ounces of silver contained in the Zinc Concentrate delivered to purchasers of Zinc Concentrate, multiplied by the London Metal Exchange official settlement price for zinc in pounds at such time and the London Metal Exchange silver fix at such time less (i) the Provisional Payment paid to such Obligor by such purchasers for such Zinc Concentrate, and (ii) treatment charges payable by such Obligor to such purchasers for such Zinc Concentrate; provided that the market value of zinc in calculating the amount of Zinc Concentrate Accounts Receivable shall not exceed $1200 per tonne for Zinc Concentrate Accounts Receivable for which a Final Reconciliation has not occurred. Upon a Final Reconciliation for a Zinc Concentrate Account Receivable owing from a purchaser of Concentrate, the amount thereof shall be the final amount, if any, payable by such purchaser to such Obligor following delivery of such Concentrate to such purchaser in accordance with the purchase agreement between such purchaser and such Obligor.

"ZINC CONCENTRATE INVENTORY" means, at any particular time, the aggregate payable pounds of zinc and the aggregate payable ounces of silver contained in the Zinc Concentrate classified as inventory of such Obligor at such time ready for sale (but excluding such inventory which is not a Secured Asset, which is subject to a Lien other than a Permitted Lien which ranks pari passu with or in priority to the Lien thereon in favour of the Lenders pursuant to the Security or which has been pre-sold by the Obligor to a purchaser of Zinc Concentrate; provided, however, that such pre-sold Zinc Concentrate shall not be excluded from Zinc Concentrate Inventory until such time and to the extent that the same has been appropriated by the relevant Obligor to the applicable pre-sale contract for the purpose of delivery to such purchaser) multiplied by the London Metal Exchange official settlement price for zinc in pounds at such time and the London Metal Exchange silver fix at such time less (i) the estimated transportation charges payable by the Obligors to third parties in the normal course of business for such Zinc Concentrate, and (ii) estimated treatment charges payable by such Obligor to purchasers of such Zinc Concentrate based on current agreements between such Obligor and such purchasers of Zinc Concentrate; PROVIDED that the market value of zinc used to calculate the amount of Zinc Concentrate Inventory shall not exceed $1200 per tonne.

1.02    PRO RATA AND PARI PASSU DISTRIBUTIONS.

When used in reference to an amount to be applied to the credit outstanding under the Non-Revolving Facility and the Supplemental Term Facility, the phrase "on a pro rata and PARI PASSU basis" means that such amount shall be applied to both Credit Facilities without preference or distinction and to each such Credit Facility in accordance with its pro rata proportion of both Credit Facilities, which for each such Credit Facility shall be deemed to equal the percentage equivalent of a fraction the numerator of which is the principal amount outstanding under such Credit Facility and the denominator of which is the sum of the principal amounts outstanding under both Credit Facilities, each such principal amount as at the date of determination.

                                      -27-                        EXECUTION COPY

1.03    OTHER USAGES.

References to "this Agreement", "the Agreement", "hereof", "herein", "hereto" and like references refer to this Third Further Amended and Restated Credit Agreement and not to any particular Article, Section or other subdivision of this Agreement. Any references herein to any agreements or documents shall mean such agreements or documents as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and thereof.

1.04    PLURAL AND SINGULAR.

Where the context so requires, words importing the singular number shall include the plural and vice versa.

1.05    HEADINGS.

The division of this Agreement into Articles and Sections and the insertion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.06    CURRENCY.

Unless otherwise specified herein, all statements of or references to dollar amounts in this Agreement shall mean lawful money of the United States of America.

1.07    APPLICABLE LAW.

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Province of Ontario and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Nothing herein shall limit the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

1.08    TIME OF THE ESSENCE.

Time shall in all respects be of the essence of this Agreement.

1.09    NON-BANKING DAYS.

Subject to Section 7.04(b), any payment to be made hereunder shall be stated to be due or any action to be taken hereunder shall be stated to be required to be taken on a day other than a Banking Day, such payment shall be made or such action shall be taken on the next succeeding Banking Day and, in the case of the payment of any amount, the extension of time shall be included for the purposes of computation of interest, if any, thereon.

                                      -28-                        EXECUTION COPY

1.10    CONSENTS, APPROVALS AND DOCUMENTATION.

Whenever the consent or approval of a party hereto is required in a particular circumstance, unless otherwise expressly provided for herein, such consent or approval shall not be unreasonably withheld or delayed by such party.

1.11    AMOUNT OF CREDIT.

Any reference herein to the "amount of credit outstanding" with respect to the Credit Facilities or any specified Credit Facility shall mean, at any particular time:

        (a) in the case of a Prime Rate Loan, the U.S. Dollar Equivalent of the principal amount thereof at such time;

        (b) in the case of an ABRCAN Loan or a LIBOR Loan, the principal amount thereof at such time;

        (c) in the case of a Letter denominated in Canadian dollars, the U.S. Dollar Equivalent of the contingent liability of the Issuing Lender thereunder at such time; and

        (d) in the case of a Letter denominated in United States dollars, the contingent liability of the Issuing Lender thereunder at such time.

1.12    SCHEDULES.

Each and every one of the schedules which is referred to in this Agreement and attached to this Agreement shall form a part of this Agreement.

1.13    STATUTE REFERENCES.

Any reference in this Agreement to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time.

1.14    PARAMOUNTCY.

In the event of any conflict or inconsistency between a particular provision of any other Loan Document and a particular provision of this Agreement and to the extent said provision of such other Loan Document purports to impose obligations on the Borrowers that are more onerous than the said provision of this Agreement, then the said provision of this Agreement shall prevail and be paramount.

1.15    EXTENSION OF CREDIT.

For the purposes hereof, each drawdown, rollover and conversion shall be deemed to be an extension of credit to the relevant Borrower hereunder.

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1.16    JOINT AND SEVERAL OBLIGATIONS.

All of the obligations of the Borrowers hereunder, whether stated to be the obligations of both or either of them, shall, to the extent permitted by applicable law, be the joint and several obligations of the Borrowers. The obligation of any Borrower (hereinafter, the "first mentioned Borrower") with respect to its joint and several liability for the credit extended to the other Borrower shall not be wholly or partially satisfied by such first mentioned Borrower repaying the credit extended to such first mentioned Borrower hereunder. With respect to the joint and several obligations of the Borrowers, the Lenders shall not be bound to exhaust their recourse against any of the Borrowers or others or any security or guarantees they may at any time hold before being entitled to payment from the Borrowers and each of the Borrowers renounces all benefits of discussion and division.

1.17    AMENDMENT AND RESTATEMENT.

This Agreement amends and restates the Existing Credit Agreement on the terms and conditions set out herein, effective the Amendment Effective Date.

                                   ARTICLE 2
                                CREDIT FACILITIES

2.01    ESTABLISHMENT OF CREDIT FACILITIES.

        (a) Subject to the terms and conditions hereof, the Lenders hereby confirm that the following Credit Facilities have been established in favour of the Borrowers:

                (i) a revolving term credit facility (the "Revolving Facility") in a maximum amount equal to the Revolving Credit Cap as reduced from time to time pursuant to
                        Section 2.04;

                (ii) a non-revolving term credit facility (the "Non-Revolving Facility") in the amount of $8,815,500; and

                (iii) a supplemental non-revolving facility (the "Supplemental Term Facility") in the amount of $3,250,000;

                provided that the amounts referred to in paragraphs (ii) and
                (iii) above shall take effect upon the payments referred to in
                Section 11.01(b).

        (c) The parties acknowledge that the Non-Revolving Facility and the Supplemental Term Facility have both been fully advanced and no further advances may be made under such Credit Facilities.

        (d) The parties further acknowledge and agree that any Loans outstanding on the Amendment Effective Date shall be continued under and governed by this Agreement as of the Amendment Effective Date notwithstanding that such Loans may have been advanced under the Existing Credit Agreement.

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2.02    CREDIT RESTRICTIONS.

Notwithstanding any other provision hereof, the Borrowers shall be entitled to obtain credit by way of LIBOR Loans in only such amounts so as to ensure that the Lenders are not required to make LIBOR Loans for an aggregate principal amount of less than $100,000, and in integral multiples of $100,000 for amounts in excess of $100,000. The Borrowers shall not be permitted to have outstanding at any time more than 5 LIBOR Loans under the Revolving Facility.

2.03    LENDERS' COMMITMENTS.

Subject to the terms and conditions hereof, the Lenders severally agree to extend credit to the Borrowers hereunder from time to time, provided that the aggregate amount of credit extended by each Lender under each Credit Facility shall not at any time exceed the Individual Commitment of such Lender with respect to such Credit Facility and further provided that the aggregate amount of credit outstanding under any of the Credit Facilities shall not at any time exceed the amount of such Credit Facility referred to in Section 2.01 as the same may be reduced pursuant to Section 2.04. All credit requested under a particular Credit Facility shall be made available to the relevant Borrower contemporaneously by all of the Lenders who have committed to extend credit under such Credit Facility. Each Lender shall provide to the relevant Borrower its Pro Rata Share of each credit in accordance with the terms hereof; whether such credit is extended by way of drawdown or rollover. No Lender shall be responsible for any default by any other Lender in its obligation to provide its Pro Rata Share of any credit nor shall the Individual Commitment of any Lender with respect to any Credit Facility be increased as a result of any such default of another Lender in extending credit under such Credit Facility. The failure of any Lender to make available to a Borrower its Pro Rata Share of any credit under any Credit Facility shall not relieve any other Lender of its obligation hereunder to make available to such Borrower its Pro Rata Share of such credit under such Credit Facility.

2.04    REDUCTIONS OF REVOLVING CREDIT REFERENCE AMOUNT.

The Borrowers may, from time to time and at any time, by five Banking Days' notice in writing to the Administrative Agent, permanently reduce the amount of the Revolving Credit Reference Amount in whole or in part to the extent it is not utilized; provided, however, that any such permanent reduction of the amount of the Revolving Credit Reference Amount shall be by an amount of no less than $100,000 and otherwise in multiples of $100,000. On the Revolver Maturity Date, the amount of the Revolving Credit Reference Amount shall be deemed to have been permanently reduced to zero. Any repayment (other than pursuant to Section 9.01 or voluntary prepayment of outstanding credit under the Revolving Facility or any repayment of outstanding credit under the Revolving Facility which forms part of any rollover of LIBOR Loans under Article 5) shall not cause any reduction in the amount of the Revolving Credit Reference Amount. Upon each permanent reduction in the amount of the Revolving Credit Reference Amount, the Individual Commitment of each Lender with respect to the Revolving Facility shall thereupon be reduced by an amount equal to such Lender's Pro Rata Share of the amount by which the Revolving Credit Reference Amount is permanently reduced.

2.05    TERMINATION OF CREDIT FACILITIES.

        (a) The Revolving Facility shall terminate upon the earliest to occur of:

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                                      -31-                        EXECUTION COPY

                (i)     the Revolver Maturity Date;

                (ii) the termination of such Credit Facility in accordance with Section 13.03; and

                (iii) the date on which the Revolving Credit Reference Amount has been permanently reduced to zero pursuant to Section 2.04.

        (b) The Non-Revolving Facility shall terminate upon the earliest to occur of:

                (i)     the Term Maturity Date; and

                (ii)    the termination of such Credit Facility pursuant to
                        Section 13.03.

        (c) The Supplemental Term Facility shall terminate upon the earliest to occur of:

                (i)     the Term Maturity Date; and

                (ii)    the termination of such Credit Facility pursuant to
                        Section 13.03.

        (d) Upon the termination of a Credit Facility, the right of the Borrowers to obtain any credit under such Credit Facility and all of the obligations of the Lenders to extend credit under such Credit Facility shall automatically terminate.

                                   ARTICLE 3
                     GENERAL PROVISIONS RELATING TO CREDITS

3.01    TYPES OF CREDIT AVAILMENTS.

        Subject to the terms and conditions hereof, including without limitation those under Section 2.02, the Borrowers may obtain credit under the Non-Revolving Facility and the Supplemental Term Facility by way of one or more LIBOR Loans and may obtain credit under the Revolving Facility by way of one or more LIBOR Loans, Overdraft Loans and Letters.

3.02    FUNDING OF LOANS.

        (a) Each Lender shall make available to the Administrative Agent its Pro Rata Share of the principal amount of each Loan under each Credit Facility for which it has an Individual Commitment prior to 11:00 a.m. (Toronto time) on the date of the extension of credit. The Administrative Agent shall, upon fulfilment by the Borrowers of the terms and conditions set forth in Article 12, make such funds available to the relevant Borrower on the date of the extension of credit by crediting the relevant Designated Account in immediately available funds unless otherwise irrevocably authorized and directed in the Drawdown Notice.

        (b) Unless the Administrative Agent has been notified by a Lender prior to 11:00 a.m. (Toronto time) on the date of the extension of credit that such Lender will not make available to the Administrative Agent its Pro Rata Share of such Loan, the Administrative Agent may assume that such Lender has made such portion of the Loan available to the Administrative Agent on the date of the extension of credit in accordance with the provisions hereof and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a

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corresponding amount. If the Administrative Agent has made such assumption, to the extent such Lender shall not have so made its Pro Rata Share of the Loan available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand, such Lender's Pro Rata Share of the Loan and all reasonable costs and expenses incurred by the Administrative Agent in connection therewith together with interest thereon at the then prevailing interbank rate for each day from the date such amount is made available to such Borrower until the date such amount is paid or repaid to the Administrative Agent; provided, however, that notwithstanding such obligation, if such Lender fails so to pay, such Borrower shall, without prejudice to any rights that such Borrower might have against such Lender, repay such amount to the Administrative Agent forthwith after demand therefor by the Administrative Agent.

        (c) The amount payable by such Lender to the Administrative Agent pursuant hereto shall be set forth in a certificate delivered by the Administrative Agent to such Lender and such Borrower (which certificate shall contain reasonable details of how the amount payable is calculated) and shall constitute PRIMA FACIE evidence of such amount payable. If such Lender makes the payment to the Administrative Agent required herein, the amount so paid shall constitute such Lender's Pro Rata Share of such Loan for purposes of this Agreement and shall entitle such Lender to all rights and remedies against the Borrowers in respect of such Loan.

3.03    FAILURE OF LENDER TO FUND LOAN.

        (a) If any Lender fails to make available to the Administrative Agent its Pro Rata Share of any Loan as required under Section 3.02 (such Lender being herein called the "Defaulting Lender") and the Administrative Agent has not funded pursuant to Section 3.02, the Administrative Agent shall forthwith give notice of such failure by the Defaulting Lender to the relevant Borrower and the other Lenders and such notice shall state that any Lender may make available to the Administrative Agent all or any portion of the Defaulting Lender's Pro Rata Share of such Loan (but in no way shall any other Lender or the Administrative Agent be obliged to do so) in the place and stead of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place and stead of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Pro Rata Share of such advance based on the Contributing Lenders' relative commitments to advance in such circumstances.

        (b) If any Contributing Lender makes funds available in the place and stead of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place and stead, forthwith on demand, any amount advanced on its behalf together with interest thereon at the then prevailing interbank rate for each day from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Loan from the relevant Borrower.

        (c) In addition to interest as aforesaid, such Borrower shall pay all amounts owing by such Borrower to the Defaulting Lender hereunder (with respect to the amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender) to the Contributing Lenders in accordance with Section 3.07 until such time as the Defaulting Lender pays to the Administrative Agent for the

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                                      -33-                        EXECUTION COPY

Contributing Lenders all amounts advanced by the Contributing Lenders on behalf of the Defaulting Lender.

3.04    INABILITY TO FUND U.S. DOLLAR ADVANCES IN CANADA.

If a Lender determines in good faith, which determination shall be final, conclusive and binding on the Borrowers, and the Administrative Agent notifies the Borrowers that (i) by reason of circumstances affecting financial markets inside or outside Canada, deposits of United States dollars are unavailable to such Lender in Canada in sufficient amounts at the rate determined hereunder,
(ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of LIBOR or ABRCAN, as the case may be, (iii) the making or continuation of United States dollar advances in Canada has been made impracticable by the occurrence of a contingency (other than a mere increase in rates payable by such Lender to fund the advance) which materially and adversely affects the funding of the advances at any interest rate computed on the basis of LIBOR or ABRCAN, as the case may be, or by reason of a change since the date hereof in any applicable law or government regulation, guideline or order (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or in the interpretation thereof by any Official Body affecting such Lender or any relevant financial market, which results in the LIBOR or ABRCAN, as the case may be, no longer representing the effective cost to such Lender of deposits in such market for a relevant Interest Period, or
(iv) any change to present law or any future law, regulation, order, treaty or official directive (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply) or any change therein or any interpretation or application thereof by any Official Body has made it unlawful for such Lender to make or maintain or give effect to its obligations in respect of United States dollar advances in Canada as contemplated herein, then

        (a) the right of the Borrowers to obtain any credit in United States dollars by way of ABRCAN Loans or LIBOR Loans, as applicable, shall be suspended until such Lender determines, acting reasonably, that the circumstances causing such suspension no longer exist and such Lender so notifies the Borrowers;

        (b) if any credit in United States dollars by way of ABRCAN Loans or LIBOR Loans, as applicable, is not yet outstanding, any applicable Drawdown Notice shall be cancelled and the advance requested therein shall not be made;

        (c) if any LIBOR Loan is already outstanding at any time when the right of the Borrowers to obtain credit by way of a LIBOR Loan is suspended, it shall, subject to the Borrowers having the right to obtain credit by way of an ABRCAN Loan at such time, be converted to an ABRCAN Loan on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) or, if the Borrowers do not have the right to obtain credit by way of an ABRCAN Loan at such time, such LIBOR Loan shall be converted to a Prime Rate Loan on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of such LIBOR Loan; and

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        (d)     if any ABRCAN Loan is already outstanding at any time when the right of the Borrowers to obtain credit by way of an ABRCAN Loan is suspended, it shall, subject to the Borrowers having the right to obtain credit by way of a LIBOR Loan at such time, be immediately converted to a LIBOR Loan in the principal amount equal to the principal amount of the ABRCAN Loan and having an Interest Period of one month or, if the Borrowers do not have the right to obtain credit by way of a LIBOR Loan at such time, it shall be immediately converted to a Prime Rate Loan in the principal amount equal to the Canadian Dollar Equivalent of the principal amount of the ABRCAN Loan.

In the event that any of the events listed above results in a limitation of the amount of loans made by such Lender which can bear interest at the applicable LIBOR or ABRCAN, as the case may be, or the amount of United States dollar advances which such Lender can make in Canada, such Lender agrees to use good faith to allocate, in reasonable fashion, the available amounts amongst its borrowers as is reasonably practicable.

3.05    TIMING OF CREDIT AVAILMENTS.

        (a) The term and maturity of any LIBOR Loans shall be subject to the limitations on Interest Periods set out in Section 7.04.

        (b) If at any time the term of a Letter issued under the Revolving Facility would extend past the earliest date on which it is certain that the Revolving Facility will terminate, the Borrowers shall deposit in pledge with the Administrative Agent, on terms satisfactory to the Administrative Agent, cash in amount equal to the contingent liability of the Issuing Lender under such Letter as security for the obligations of the Borrowers under Section 9.05(a) with respect to such Letter.

3.06    TIME AND PLACE OF PAYMENTS.

Unless otherwise expressly provided herein, each Borrower shall make all payments pursuant to this Agreement or pursuant to any document, instrument or agreement delivered pursuant hereto by deposit to the relevant Designated Account before 1:00 p.m. (Toronto time) on the day specified for payment and the Administrative Agent shall be entitled to withdraw the amount of any payment due to the Administrative Agent, the Lenders, the Issuing Lender or any of them from such account on the day specified for payment. Any such payment received on the day specified for such payment but after 1:00 p.m. (Toronto time) thereon shall be deemed to have been received prior to 1:00 p.m. (Toronto time) on the Banking Day immediately following such day specified for payment.

3.07    REMITTANCE OF PAYMENTS.

Forthwith after the withdrawal from the Designated Account by the Administrative Agent of any payment of fees or other amounts for its own benefit pursuant to
Section 3.06, the Administrative Agent shall be entitled to retain such payment for its own account. Forthwith after the withdrawal from the Designated Account by the Administrative Agent of any payment of fees or other amounts for the benefit of the Issuing Lender, the Administrative Agent shall remit such payment to the Issuing Lender in immediately available funds. Forthwith after the withdrawal from the Designated Account by the Administrative Agent of any payment of principal, interest, fees or other amounts with respect to a Credit Facility for the benefit of all of the Lenders under such Credit Facility

                                      -35-                        EXECUTION COPY

pursuant to Section 3.06, the Administrative Agent shall, subject to Sections 3.03, 8.03 and 14.16, remit to each such Lender, in immediately available funds, such Lender's Pro Rata Share of such payment; provided that if the Administrative Agent, on the assumption that it will receive, on any particular date, a payment of principal (including, without limitation, a prepayment), interest, fees or other amount hereunder, remits to each such Lender its Pro Rata Share of such payment and the Borrowers fail to make such payment, each of such Lenders agrees to repay to the Administrative Agent, forthwith on demand, to the extent that such amount is not recovered from the Borrowers on demand and after reasonable efforts by the Administrative Agent to collect such amount (without in any way obligating the Administrative Agent to take any legal action with respect to such collection), such Lender's Pro Rata Share of the payment made to it pursuant hereto together with interest thereon at the then prevailing interbank rate for each day from the date such amount is remitted to the Lenders until the date such amount is paid or repaid to the Administrative Agent, the exact amount of the repayment required to be made by the Lenders pursuant hereto to be as set forth in a certificate delivered by the Administrative Agent to each such Lender, which certificate shall constitute PRIMA FACIE evidence of such amount of repayment.

3.08    EVIDENCE OF INDEBTEDNESS.

The Administrative Agent shall open and maintain accounts wherein the Administrative Agent shall record the amount of credit outstanding, each advance and each payment of principal and interest on account of each Loan, each Letter issued and drawn upon and all other amounts becoming due to and being paid to the Administrative Agent, the Lenders or the Issuing Lender hereunder and under any of the other Loan Documents. The Administrative Agent's accounts constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrowers to the Administrative Agent, the Lenders and the Issuing Lender hereunder and under the other Loan Documents.

3.09    GENERAL PROVISIONS RELATING TO ALL LETTERS.

        (a) The Borrowers shall indemnify and save harmless the Lenders, the Issuing Lender and the Administrative Agent against all claims, losses, costs, expenses or damages to the Lenders, the Issuing Lender and the Administrative Agent arising out of or in connection with any Letter, the issuance thereof, any payment thereunder or any action taken by the Lenders, the Issuing Lender or the Administrative Agent or any other person in connection therewith, including, without limitation, all costs relating to any legal process or proceeding instituted by any party restraining or seeking to restrain the Issuing Lender from accepting or paying any Draft or any amount under any such Letter.

        (b) The Borrowers hereby acknowledge and confirm to the Issuing Lender that the Issuing Lender shall not be obliged to make any inquiry or investigation as to the right of any beneficiary to make any claim or Draft or request any payment under a Letter and payment by the Issuing Lender pursuant to a Letter shall not be withheld by the Issuing Lender by reason of any matters in dispute between the beneficiary thereof and the relevant Borrower. The sole obligation of the Issuing Lender with respect to Letters is to cause to be paid a Draft drawn or purporting to be drawn in accordance with the terms of the applicable Letter and for such purpose the Issuing Lender is only obliged to determine that the Draft purports to comply with the terms and conditions of the relevant Letter.

        (c) The Issuing Lender shall not have any responsibility or liability for or any duty to inquire into the form, sufficiency (other than to the extent provided in the preceding paragraph),

                                      -36-                        EXECUTION COPY

authorization, execution, signature, endorsement, correctness (other than to the extent provided in the preceding paragraph), genuineness or legal effect of any Draft, certificate or other document presented to it pursuant to a Letter and the Borrowers unconditionally assume all risks with respect to the same. The Borrowers agree that they assume all risks of the acts or omissions of the beneficiary of any Letter with respect to the use by such beneficiary of the relevant Letter.

        (d) The obligations of the Borrowers hereunder with respect to Letters shall be absolute, unconditional and irrevocable and shall not be reduced by any event or occurrence including, without limitation, any lack of validity or enforceability of any such Letter, or any Draft with respect thereto paid or acted upon by the Issuing Lender or any of its correspondents being fraudulent, forged, invalid or insufficient in any respect, or any claims which the Borrowers may have against any beneficiary or transferee of any such Letter; provided, however, that nothing herein shall adversely affect the rights of the Borrowers to commence any proceeding against the Issuing Lender for any wrongful payments made by the Issuing Lender under a Letter as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuing Lender. The obligations of the Borrowers hereunder with respect to Letters shall remain in full force and effect and shall apply to any amendment to or extension of the expiration date of any such Letter.

        (e) Any action, inaction or omission taken or suffered by the Issuing Lender or any of the Issuing Lender's correspondents under or in connection with a Letter or any Draft made thereunder, if in good faith and in conformity with foreign or domestic laws, regulations or customs applicable thereto, shall be binding upon the relevant Borrower and shall not place the Issuing Lender or any of its correspondents under any resulting liability to such Borrower. Without limiting the generality of the foregoing, the Issuing Lender and its correspondents may receive, accept or pay as complying with the terms of a Letter, any Draft thereunder, otherwise in order which may be signed by, or issued to, the administrator or any executor of, or the trustee in bankruptcy of, or the receiver for any property of, or other person or entity acting as the representative or in the place of, such beneficiary or its successors and assigns. The Borrowers covenant that they will not take any steps, issue any instructions to the Issuing Lender or any of its correspondents or institute any proceedings intended to derogate from the right or ability of the Issuing Lender or its correspondents to honour and pay any Draft or Drafts.

        (f) The Borrowers agree that the Lenders, the Issuing Lender and the Administrative Agent shall have no liability to them for any reason in respect of or in connection with any Letter, the issuance thereof, any payment thereunder, or any other action taken by the Lenders, the Issuing Lender or the Administrative Agent or any other person in connection therewith, other than on account of the Issuing Lender's gross negligence or wilful misconduct.

        (g) The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (the "UCP") shall in all respects apply to each Letter and shall be deemed for such purpose to be a part hereof as if fully incorporated herein. In the event of any conflict between the UCP and the laws of the Province of Ontario, the UCP shall prevail to the extent necessary to remove the conflict.

3.10    NOTICE PERIODS.

Each Drawdown Notice and Rollover Notice for Loans shall be given to the Administrative Agent:

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                                      -37-                        EXECUTION COPY

        (a) prior to 11:00 a.m. (Toronto time) on the fifth Banking Day prior to the date of a drawdown of a Letter; and

        (b) prior to 11:00 a.m. (Toronto time) on the third Banking Day prior to the date of a drawdown of or rollover of a LIBOR Loan.

3.11    LOANS UNDER THE SUPPLEMENTAL TERM FACILITY.

The Borrowers shall be entitled to obtain credit by way of Loans under the Supplemental Term Facility only in minimum amounts of $100,000 or integral multiples thereof, subject to Section 2.02 in the case of LIBOR Loans.

3.12    OVERDRAFT LOANS.

        (a) Subject to the following provisions of this Section, overdrafts arising from clearance of cheques or drafts drawn on the accounts of the Borrowers maintained with the Overdraft Lender, and designated by the Overdraft Lender for such purpose, shall be deemed to be outstanding as an extension of credit to the Borrowers from the Overdraft Lender under the Revolving Facility (each, an "Overdraft Loan") as follows:

                (i) in the case of overdrafts in Canadian dollars, as Prime Rate Loans; and

                (ii) in the case of overdrafts in United States dollars, as ABRCAN Loans.

For certainty, notwithstanding Section 4.01, no Drawdown Notice need be delivered by the Borrowers in respect of Overdraft Loans.

        (b) Except as otherwise specifically provided herein, all references to Prime Rate Loans and ABRCAN Loans shall include Overdraft Loans made in Canadian and United States dollars, respectively.

        (c) For certainty and without restricting the generality of paragraph (b) above, it is agreed and understood that the aggregate of all Overdraft Loans and credit otherwise outstanding under the Revolving Facility shall at no time exceed the lesser of (i) the Revolving Credit Reference Amount from time to time and (ii) the Borrowing Base from time to time; no Overdraft Loan may be made if so doing would result in a Credit Excess; and any Credit Excess arising from an Overdraft Loan shall be repaid in accordance with Section 9.07.

        (d) Overdraft Loans shall be made by the Overdraft Lender alone, without assignment to or participation by the other Lenders.

        (e) The aggregate principal amount of the Overdraft Loans shall (i) not exceed $2,000,000 or the Canadian Dollar Equivalent thereof, and (ii) be reduced to a balance of less than $100,000 at the time of each extension of credit under the Revolving Facility from proceeds of LIBOR Loans extended by the Lenders to the Borrowers under the Revolving Facility at such time.

        (f) The Borrowers may make repayments of Overdraft Loans (together with accrued interest thereon) from time to time without penalty.

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        (g)     All interest payments and principal repayments of or in respect of Overdraft Loans shall be solely for the account of the Overdraft Lender. Subject to Section 3.12(h), all costs and expenses relating to the Overdraft Loans shall be solely for the account of the Overdraft Lender, without prejudice to the right of the Overdraft Lender to recover such costs and expenses from the Borrowers pursuant to Section 11.02(h).

        (h) Notwithstanding anything to the contrary herein contained, or the contrary provisions of Applicable Law, (i) if an Event of Default occurs or
(ii) if the Overdraft Lender so requires, and there are then outstanding any Overdraft Loans, then, effective on the day of notice to that effect to the other Lenders from the Overdraft Lender, the Borrowers shall be deemed to have requested, and hereby request, an extension of credit by way of drawdown of an amount under the Revolving Facility, in the currency or currencies of the Overdraft Loans, sufficient to repay the Overdraft Loans and accrued and unpaid interest in respect thereof, and on the day of receipt of such notice, each of the other Lenders shall disburse to the Overdraft Lender its respective Pro Rata Share of such amounts and such amounts shall thereupon be deemed to have been advanced by the Lenders to the Borrowers and to constitute Loans under the Revolving Facility (by way of ABRCAN Loans if the Overdraft Loans were so denominated or Prime Rate Loans if the Overdraft Loans were so denominated, or both). Such Loans shall be deemed to be comprised of principal and accrued and unpaid interest in the same proportions as the corresponding Overdraft Loans. If a Lender does not disburse to the Overdraft Lender its respective Pro Rata Share of any amount under this Section then, for the purpose only of any distributions or payments to the Lenders (and not, for greater certainty, for purposes of any obligations of the Lenders, including those under Section 14.10), including any distribution or payment with respect to the Borrowers in the event of any enforcement or realization proceedings or any bankruptcy, winding-up, liquidation, arrangement, compromise or composition, the Individual Commitment of such Lender with respect to the Revolving Facility shall be deemed to be nil and the Individual Commitment of the Overdraft Lender with respect to the Revolving Facility shall be increased by the Individual Commitment of such Lender with respect to the Revolving Facility until the amounts owed by the Borrowers are outstanding to each Lender in accordance with its Pro Rata Share determined without regard to this sentence. If any amount disbursed by a Lender to the Overdraft Lender under this Section and deemed to have been advanced to the Borrowers must be repaid by the Overdraft Lender or by the relevant Lender to the Borrowers then no reduction of the Overdraft Loans as contemplated above shall be deemed to have occurred, but the Lenders shall purchase participations in the Overdraft Loans (without recourse to the Overdraft Lender) for an amount or otherwise effect transactions to achieve the financial results contemplated by this Section.

        (i) For certainty, it is hereby acknowledged and agreed that the Lenders shall be obligated to advance their Pro Rata Share of an extension of credit by way of drawdown contemplated by section 3.12(h) and to disburse to the Overdraft Lender their Pro Rata Shares of the Loan referenced therein irrespective of:

                (i) whether a Default or Event of Default is then continuing or whether any other condition in Article 12 is met; and

                (ii) whether or not the Borrowers have in fact actually requested such extension of credit by way of drawdown (by delivery of a Drawdown Notice or otherwise).

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                                   ARTICLE 4
                                    DRAWDOWNS

4.01    DRAWDOWNS.

Subject to the terms and conditions hereof, including Section 4.02, and provided that all of the applicable conditions precedent set forth in Article 12 have been fulfilled by the Borrowers or waived by the Lenders either Borrower may obtain credit under the Credit Facilities by giving to the Administrative Agent an irrevocable notice ("Drawdown Notice") in accordance with Section 3.10, which notice shall specify:

        (a)     the Credit Facility under which the credit is to be obtained;

        (b)     the date the credit is to be obtained;

        (c) whether the credit is to be obtained by way of LIBOR Loan or Letter;

        (d) in the case of any credit to be obtained by way of a LIBOR Loan, the principal amount of the LIBOR Loan;

        (e) if the credit is to be obtained by way of LIBOR Loan, the applicable Interest Period;

        (f) if the credit is to be obtained by way of Letter, the date of issuance of the Letter, the named beneficiary of the Letter, the maturity date and amount of the Letter, the currency in which the Letter is to be denominated and all other terms of the Letter; and

        (g) the details of any irrevocable authorization and direction pursuant to Section 3.02.

4.02    NO CREDIT EXCESSES UNDER REVOLVING FACILITY

For greater certainty, the Borrowers shall not request any advance or deemed advance under the Revolving Facility to the extent that such advance or deemed advance would result in a Credit Excess.

                                   ARTICLE 5
                                    ROLLOVERS

5.01    LIBOR LOANS.

Subject to Section 3.04 and provided that the relevant Borrower has, by giving notice to the Administrative Agent in accordance with Section 5.02, requested the Lenders to continue to extend credit by way of LIBOR Loans to replace all or a portion of an outstanding LIBOR Loan under a particular Credit Facility as it matures, each Lender shall, on the maturity of such LIBOR Loan, continue to extend credit to such Borrower under such Credit Facility by way of a LIBOR Loan (without a further advance of funds to such Borrower) in the principal amount equal to such Lender's Pro Rata Share of the principal amount of the matured LIBOR Loan under such Credit Facility.

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5.02    ROLLOVER NOTICE.

The notice to be given to the Administrative Agent pursuant to Section 5.01 ("Rollover Notice") shall be irrevocable, shall be given in accordance with
Section 3.10 and shall specify:

        (a)     the Credit Facility to which the maturing LIBOR Loan relates;

        (b)     the maturity date of the maturing LIBOR Loan;

        (c) the principal amount of the maturing LIBOR Loan and the portion thereof to be replaced; and

        (d) the Interest Period or Interest Periods of the replacement LIBOR Loans.

                                   ARTICLE 6
                           CONVERSIONS of libor loans

6.01    CONVERSION AFTER DEFAULT.

If a Default has occurred and is continuing at 10:00 a.m. (Toronto time) on the third Banking Day prior to the maturity date of a LIBOR Loan, such LIBOR Loan shall automatically convert to an ABRCAN Loan as though notice to such effect had been given.

6.02    CONVERSION UPON FAILURE TO GIVE ROLLOVER NOTICE.

If the relevant Borrower has failed to give a Rollover Notice to the Administrative Agent in respect of a LIBOR Loan prior to its maturity pursuant to Section 5.02, such LIBOR Loan shall automatically convert to an ABRCAN Loan upon such maturity as if notice requesting such conversion had been given.

                                   ARTICLE 7
                                    INTEREST

7.01    INTEREST RATES.

The Borrowers shall pay to the Lenders, in accordance with Section 3.06, interest on the outstanding principal amount from time to time of each Loan and on the amount of overdue interest thereon from time to time at the rate per annum equal to:

        (a) in the case of Prime Rate Loans, the Prime Rate plus 1.25% per annum;

        (b)     in the case of ABRCAN Loans ABRCAN plus 1.25% per annum;

        (c) in the case of LIBOR Loans under the Revolving Facility, LIBOR plus 2.25% per annum;

        (d) in the case of LIBOR Loans under the Supplemental Term Facility, LIBOR plus 2.375% per annum; and

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        (e)     in the case of LIBOR Loans under the Non-Revolving Facility,
                LIBOR plus 2.75% per annum.

7.02    CALCULATION AND PAYMENT OF INTEREST.

        (a) Interest on the outstanding principal amount from time to time of each Prime Rate Loan and on the amount of overdue interest thereon from time to time shall accrue from day to day from and including the date on which credit is obtained by way of such Prime Rate Loan or the date on which such payment of overdue interest was due, as the case may be, to but excluding the date on which such Prime Rate Loan or overdue interest, as the case may be, is repaid in full (both before and after maturity and as well after as before judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 365 or 366 in the case of a leap year.

        (b) Interest on the outstanding principal amount from time to time of each LIBOR Loan and ABRCAN Loan and on the amount of overdue interest thereon from time to time shall accrue from day to day from and including the date on which credit is obtained by way of such Loan or the date on which such payment of overdue interest was due, as the case may be, to but excluding the date on which such Loan or overdue interest, as the case may be, is repaid in full (both before and after maturity and as well after as before judgment) and shall be calculated on the basis of the actual number of days elapsed divided by 360.

        (c)     Accrued interest shall be paid,

                (i) in the case of interest on Prime Rate Loans and ABRCAN Loans, monthly in arrears on the last Banking Day of each calendar month; and

                (ii) in the case of interest on LIBOR Loans, on the last day of the applicable Interest Period; provided that, in the case of Interest Periods of a duration longer than three months, accrued interest shall be paid no less frequently than every three months from the first day of such Interest Period during the term of such Interest Period and on the date on which such Loans are otherwise required to be repaid.

7.03    GENERAL INTEREST RULES.

        (a) For the purposes hereof, whenever interest is calculated on the basis of a year of 360 or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the INTEREST ACT (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, respectively.

        (b) Interest on each Loan and on the overdue interest thereon shall be payable in the currency in which such Loan is denominated during the relevant period.

        (c) If the Borrowers fail to pay any fee or other amount of any nature payable by them to the Administrative Agent or the Lenders hereunder (other than principal or interest) on the due date therefor or under any document, instrument or agreement delivered pursuant hereto on the due date therefor, the Borrowers shall pay to the Administrative Agent or the Lenders, as the case maybe, interest on such overdue amount in the same currency as such overdue amount is payable from and

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including such due date to but excluding the date of actual payment (as well after as before judgment) at the rate per annum, calculated and compounded monthly, which is equal to:

                (i) the ABRCAN plus 3% per annum in the case of overdue amounts denominated in U.S. dollars; and

                (ii) the Prime Rate plus 3% per annum in the case of all other overdue amounts.

Such interest on overdue amounts shall become due and be paid on demand by the Administrative Agent.

        (d) The principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for deemed reinvestment or otherwise, before and after maturity, default and judgment. The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates. Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

7.04    SELECTION OF INTEREST PERIODS.

With respect to each LIBOR Loan, the relevant Borrower shall specify in the Drawdown Notice or Rollover Notice, the duration of the Interest Period provided that:

        (a) no LIBOR Loan under any Credit Facility may have an Interest Period that would end after the Revolver Maturity Date or the Term Maturity Date, as applicable ;

        (b) subject to paragraph (a) above, Interest Periods shall have a duration of 7 days, 1 month, 2 months, 3 months or 6 months, but Interest Periods with a duration of less than one month and more than 7 days may be permitted on request by notice in writing by the Borrowers to the Administrative Agent with the consent of the Majority Lenders;

        (c) the first Interest Period for a LIBOR Loan shall commence on and include the day on which credit is obtained by way of such Loan and each subsequent Interest Period applicable thereto shall commence on and include the date of the expiry of the immediately preceding Interest Period applicable thereto; and

        (d) if any Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which case such Interest Period shall be shortened to end on the immediately preceding Banking Day.

7.05    STANDBY FEES.

With effect from and after January 1, 2003, upon the first Banking Day immediately following the completion of each Fiscal Quarter and upon the termination of the Revolving Facility, the Borrowers shall pay to the Lenders, in arrears, a standby fee ("Standby Fee"), calculated and accruing daily from the date of the execution and delivery of this Agreement, at a rate of 0.50% per annum (the "Standby Rate"), calculated on the basis of a year of 365 days. The Standby Fee payable in respect

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of any Fiscal Quarter or any shorter period ending on the date the Revolving
Facility is terminated (the "Stub Period") shall be an amount equal to: (i) the sum of the amounts, if any, by which (x) the Revolving Credit Reference Amount as at the end of each day during such Fiscal Quarter or Stub Period exceeds (y) the amount of credit outstanding under the Revolving Facility as at the end of such day during such Fiscal Quarter or Stub Period, multiplied by (ii) the Standby Rate divided by 365.

7.06    LETTER FEES.

        (a) The Borrowers shall pay to the Administrative Agent for the account of all Lenders an issuance fee (in the currency which the Letter is denominated) in advance on the date each Letter is issued calculated at a rate of 2.25% per annum on the amount of each such Letter for the term of such Letter; provided that the minimum issuance fee for each Letter shall be Cdn. $250 for Letters denominated in Canadian Dollars and $250 for Letters denominated in United States Dollars. In addition, with respect to all Letters, the Borrowers shall from time to time pay to the Administrative Agent for the account of the Issuing Lender its usual and customary fees (at the then prevailing rates) for the amendment, delivery and administration of letters of credit and letters of guarantee such as the Letters.

        (b) The Borrowers shall pay to the Administrative Agent for the account of the Issuing Lender a fee (in the currency in which the Letter is denominated) in advance on the date each Letter is issued calculated at a rate of 0.125% per annum on the amount of each such Letter for the term of such Letter.

7.07    ADDITIONAL FEES.

In addition to the fees set out in Sections 7.05 and 7.06, the Borrowers shall pay to the Administrative Agent for the account of the Lenders additional fees in consideration of the amendments effected by the Existing Credit Agreement and by this Agreement (which fees shall be regarded for all purposes as having been earned and accrued as of the date of this Agreement even though not yet due and payable), to be satisfied as follows:

        (a) On the Escrow Release Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders to the extent of their respective Pro Rata Shares:

                (i) the cash arrangement fee of $600,000 that was payable under the Existing Credit Agreement on December 31, 2003; and

                (ii) an additional cash fee of $200,000 in consideration of the Lenders' agreement to extend the term of the Revolving Facility until January 2, 2005.

        (b) In consideration of the Lenders' agreement to extend the term of the Non-Revolving Facility and the Supplemental Term Facility until the Term Maturity Date, on the Escrow Release Date the Borrowers shall deposit an additional fee of $275,000 (the "TERM FEE") into an escrow account to be held with counsel to the Lenders pursuant to an escrow agreement in form and substance satisfactory to such counsel, the Lenders and the Borrowers. In the event that the Borrowers shall have paid or prepaid to the Administrative Agent in full all principal, interest, fees and any other credit outstanding under the Non-Revolving Facility and the Supplemental Term

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                                      -44-                        EXECUTION COPY

                Facility on or before March 31, 2004, the Term Fee shall be released from escrow and returned to the Borrowers upon such payment in full (together with any interest earned thereon). In the event that the Borrowers shall not have paid or repaid all such amounts in full on or before March 31, 2004, then the Term Fee shall be released from escrow and paid to the Administrative Agent (together with any interest earned thereon) on April 1, 2004, and $200,000 of the Term Fee (together with a proportionate amount of such interest) shall be distributed to the Lenders to the extent of their respective Pro Rata Shares and the balance of $75,000 thereof (together with a proportionate amount of such interest) shall be paid to Dundee for its own account.

7.08    WAIVER.

To the extent permitted by Applicable Law, the covenant of the Borrowers to pay interest at the rates provided herein shall not merge in any judgment relating to any obligation of the Borrowers to the Lenders or the Administrative Agent and any provision of the Interest Act (Canada) which restricts any rate of interest set forth herein shall be inapplicable to this Agreement and is hereby waived by the Borrowers.

7.09    MAXIMUM RATE PERMITTED BY LAW.

No interest or fee to be paid hereunder shall be paid at a rate exceeding the maximum rate permitted by Applicable Law. In the event that such interest or fee exceeds such maximum rate, such interest or fees shall be reduced or refunded, as the case may be, so as to be payable at the highest rate recoverable under Applicable Law.

                                   ARTICLE 8
                 RESERVE, CAPITAL, INDEMNITY AND TAX PROVISIONS

8.01    CONDITIONS OF CREDIT.

The obtaining or maintaining of credit hereunder shall be subject to the terms and conditions contained in this Article 8.

8.02    CHANGE OF CIRCUMSTANCES.

        (a) If, after the date hereof, the introduction of or any change in or in the interpretation of, or any change in its application to any Lender (the "Affected Party") of, any law or any regulation or guideline issued by any central bank or other governmental authority (whether or not having the force of law but, if not having the force of law, one with which a responsible Canadian chartered bank would comply), including, without limitation, any reserve or special deposit requirement or any tax (other than tax on an Affected Party's income) or any capital requirement, has, due to an Affected Party's compliance, the effect, directly or indirectly, of (i) increasing the cost to such Affected Party of performing its obligations hereunder; (ii) reducing any amount received or receivable by such Affected Party hereunder or its effective return hereunder or on its capital; or (iii) causing such Affected Party to make any payment or to forego any return based on any amount received or receivable hereunder by such Affected Party, then, upon demand (which demand shall be accompanied by a certificate setting out the reason for and the calculation of the relevant amount)

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from time to time the Borrowers shall pay such amount as shall compensate such
Affected Party for any such cost, reduction, payment or foregone return (the "Additional Compensation"); provided that the Borrowers shall be obligated under this Section 8.02(a) to compensate such Affected Party for any increase in such Affected Party's capital adequacy requirements measured against its outstanding obligations hereunder only to the extent such capital adequacy requirements are in excess of the capital adequacy requirements as of the date hereof. Any certificate of an Affected Party in respect of the foregoing will be conclusive and binding upon the Borrowers, except for manifest error, provided that such Affected Party shall determine the Additional Compensation owing to it in good faith using any reasonable averaging and attribution methods.

        (b) Each Affected Party agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to seek Additional Compensation from the Borrowers pursuant to Section 8.02(a), it will promptly notify the Borrowers of such condition and will use reasonable efforts to make, fund or maintain the affected credit through another lending office or take such other actions as it deems appropriate if as a result thereof the Additional Compensation which would otherwise be required to be paid in respect of such credit pursuant to Section 8.02(a), would be reduced and if; as determined by such Affected Party in its sole discretion, the making, funding or maintaining of such credit through such other lending office or the taking of such other actions would not otherwise adversely affect such credit or such Affected Party and would not, in such Affected Party's sole discretion, be commercially unreasonable. Each Affected Party further agrees that if such Affected Party subsequently recovers all or part of the Additional Compensation paid by the Borrowers from another source, it shall repay an equal amount to the Borrowers. The Borrowers shall be entitled to prepay any Prime Rate Loan or ABRCAN Loan advanced hereunder which is the subject of a demand for Additional Compensation under this Section 8.02 without notice, bonus or penalty. Additional Compensation shall only be payable by the Borrowers pursuant to this Section 8.02 if similar compensation is being claimed as a general practice from customers of such Affected Party who by agreement are liable to pay similar compensation.

8.03    FAILURE OF LENDERS TO FUND AS A RESULT OF CHANGE OF CIRCUMSTANCES.

        (a) If any Lender but not all of the Lenders seeks Additional Compensation pursuant to Section 8.02(a) or if a Lender determines pursuant to
Section 3.04 that it cannot make United States dollar advances in Canada (in each case, the "Affected Lender"), then the Borrowers may indicate to the Administrative Agent in writing that they desires to replace the Affected Lender with one or more of the other Lenders, and the Administrative Agent shall then forthwith give notice to the other Lenders that any Lender or Lenders may, in the aggregate, assume all (but not part) of the Affected Lender's Individual Commitment and obligations hereunder and, in the aggregate, acquire all (but not part) of the rights of the Affected Lender hereunder and assume all (but not part) of the obligations of the Affected Lender under each of the other Loan Documents (but in no event shall any other Lender or the Administrative Agent be obliged to do so).

        (b) If one or more Lenders shall so agree in writing (herein collectively called the "Assenting Lenders" and individually called an "Assenting Lender") with respect to such acquisition and assumption, the Individual Commitments and the obligations of such Assenting Lender under this Agreement and the rights and obligations of such Assenting Lender under each of the other Loan Documents shall be increased by its respective pro rata share (based on the relative Individual Commitments of the Assenting Lenders) of the Affected Lender's Pro Rata Share of such credit and

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                                      -46-                        EXECUTION COPY

Individual Commitment and obligations under this Agreement and rights and obligations under each of the other Loan Documents on a date mutually acceptable to the Assenting Lenders and the Borrowers. On such date, the Assenting Lenders shall pay to the Affected Lender the advances of the Affected Lender then outstanding, together with all interest accrued thereon and all other amounts owing to the Affected Lender hereunder, and, upon such payment by the Assenting Lenders, the Affected Lender shall cease to be a "Lender" for purposes of this Agreement and shall no longer have any obligations hereunder. Upon the assumption of the Affected Lender's Individual Commitment or portion thereof as aforesaid by an Assenting Lender, Schedule A hereto shall be deemed to be amended to increase the Individual Commitment of such Assenting Lender by the respective amounts of such assumption. If there are insufficient Assenting Lenders, the Borrowers may designate to the Administrative Agent by written notice one or more financial institutions which is not a Lender and, for all purposes of this Section 8.03, each such financial institution shall be an Assenting Lender.

8.04    INDEMNITY RELATING TO CREDITS.

Upon notice from the Administrative Agent to the Borrowers (which notice shall be accompanied by a detailed calculation of the amount to be paid by the Borrowers), the Borrowers shall pay to the Administrative Agent or the Lenders such amount or amounts as will compensate the Administrative Agent or the Lenders for any loss, cost or expense incurred by them:

        (a) in the liquidation or redeposit of any funds acquired by the Lenders to fund or maintain any portion of a LIBOR Loan as a result of:

                (i) the failure of a Borrower to borrow or make repayments on the dates specified under this Agreement or in any notice from a Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBOR Loan at any time other than its maturity date, then the relevant Borrower shall be responsible for any loss, costs or expenses referred to above); or

                (ii) the repayment or prepayment of any amounts on a day other than the payment dates prescribed herein or in any notice from a Borrower to the Administrative Agent (provided that if any notice specifies the repayment of a LIBOR Loan at any time other than its maturity date, then such Borrower shall be responsible for any loss, costs or expenses referred to above); or

        (b) in converting United States dollars into Canadian dollars or Canadian dollars into United States dollars as a result of the failure of a Borrower to make repayments of outstanding credit hereunder in the currency in which such outstanding credit was denominated.

8.05    INDEMNITY FOR TRANSACTIONAL AND ENVIRONMENTAL LIABILITY.

        (a) The Borrowers hereby agree to indemnify, exonerate and hold the Administrative Agent and each Lender and each of their respective shareholders, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs (including, without limitation, all documentary, recording, filing, mortgage or other stamp taxes or duties), charges, liabilities and

                                      -47-                        EXECUTION COPY

damages, and expenses in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable legal fees and reasonable out of pocket disbursements and amounts paid in settlement of any and every kind whatsoever (collectively, in this Section 8.05(a), the "Indemnified Liabilities"), paid, incurred or suffered by, or asserted against, the Indemnified Parties or any of them as a result of; or arising out of; or relating to (i) the extension of credit contemplated herein, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any credit extended hereunder, (iii) any actual or threatened investigation, litigation or other proceeding relating to any credit extended or proposed to be extended as contemplated herein or (iv) the execution, delivery, performance or enforcement of any Loan Document and any instrument, document or agreement executed pursuant hereto or thereto, except for any such Indemnified Liabilities (x) that a court of competent jurisdiction determined arose on account of the relevant Indemnified Party's gross negligence or wilful misconduct or (y) that constitute loss of profit, loss of income or revenue or loss of business opportunity of such Indemnified Party.

        (b)     Without limiting the generality of the indemnity set out in
Section 8.05(a), the Borrowers hereby further agree to indemnify, exonerate and hold the Indemnified Parties free and harmless from and against any and all claims, demand, actions, causes of action, suits, losses, costs, charges, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable legal fees and reasonable out of pocket disbursements, and amounts paid in settlement, of any and every kind whatsoever (collectively, in this Section 8.05(b), the "Indemnified Liabilities"), paid, incurred or suffered by, or asserted against the Indemnified Parties or any of them for, with respect to, or as a direct or indirect result of; (i) the presence on or under, or the Release from, any real property legally or beneficially owned (or any estate or interest which is owned), leased, used or operated by the Borrower or any of its subsidiaries of any Hazardous Material or
(ii) the breach or violation of any Environmental Law by the Borrowers or any of their respective subsidiaries, regardless of whether caused by, or within the control of, the Borrowers or such subsidiaries, except for any such Indemnified Liabilities (x) that a court of competent jurisdiction determined arose on account of the relevant Indemnified Party's gross negligence or wilful misconduct or (y) that constitute loss of profit, loss of income or revenue or loss of business opportunity of such Indemnified Party.

        (c) Each Indemnified Party shall notify the Borrowers as soon as reasonably practicable upon becoming aware of facts which the Indemnified Party believes in good faith could give rise to a claim under this Section 8.05.

        (d) All obligations provided for in this Section 8.05 shall survive the permanent repayment of all of the outstanding credit hereunder and the termination of the Credit Facilities and this Agreement and shall not be reduced or impaired by any investigation made by or on behalf of the Administrative Agent or the Lenders or any of them.

        (e) The Borrowers hereby agree that, for the purposes of effectively allocating the risk of loss placed on the Borrowers by this Section 8.05, the Administrative Agent and each Lender shall be deemed to be acting as the agent or trustee on behalf of and for the benefit of their respective shareholders, officers, directors, employees and agents.

        (f) If, for any reason, the obligations of the Borrowers pursuant to this Section 8.05 shall be unenforceable, the Borrowers agree to make the maximum contribution to the payment and

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                                      -48-                        EXECUTION COPY

satisfaction of each obligation that is permissible under applicable law, except to the extent that a court of competent jurisdiction determines such obligations arose on account of the gross negligence or wilful misconduct of any Indemnified Party.

8.06    PAYMENTS FREE AND CLEAR OF TAXES.

        (a) Any and all payments made by the Borrowers under or pursuant to any Loan Document to the Administrative Agent or any Lender shall be made free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges, fees, duties or withholding or other charges of any nature imposed by any taxing authority, and all liabilities with respect thereto, imposed by any jurisdiction as a consequence or result of any action taken by a Borrower including the making of any payment under or pursuant to any Loan Document excluding, in the case of the Administrative Agent or the Lenders or any of them, taxes imposed on its net income or capital taxes or receipts and franchise taxes (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to the Administrative Agent or any such Lender under or pursuant to any Loan Document, the sum payable to the Administrative Agent or such Lender, as the case may be, shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.06) the recipient thereof receives an amount equal to the sum it would have received had no such deductions been made.

        (b) The Borrowers hereby indemnify and hold harmless the Administrative Agent and each such Lender for the full amount of Taxes and for any incremental Taxes due to a Borrower's failure to remit to the Administrative Agent and the Lenders the required receipts or other required documentary evidence or due to a Borrower's failure to pay any Taxes when due to the appropriate taxing authority (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 8.06) paid by the Administrative Agent or any Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally assessed. The Administrative Agent or any Lender who pays any Taxes shall promptly notify the Borrowers of such payment and, if such payment was made pursuant to an incorrect or illegal assessment, shall reasonably co-operate with the Borrowers, at the expense of the Borrowers, in any dispute of such assessment. Payment pursuant to this indemnification shall be made within 30 days from the date the Administrative Agent or such Lender, as the case maybe, makes written demand therefor.

        (c) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 8.06 shall survive the repayment of the outstanding credit hereunder and the termination of the Credit Facilities and this Agreement.

        (d) Notwithstanding any other provision hereof, any Lender which is not a resident of Canada for the purpose of the Income Tax Act (Canada) shall not be entitled to the benefits of Section 8.06(a), (b) and (c) to the extent they relate to withholding tax on payments to be made by the Borrowers to such Lender.

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                                   ARTICLE 9
                           REPAYMENTS AND PREPAYMENTS

9.01    REPAYMENT OF REVOLVING FACILITY.

        (a) The aggregate credit outstanding under the Revolving Facility together with all accrued and unpaid interest thereon and all accrued and unpaid fees with respect thereto shall be repaid in full by the Borrowers to the Lenders on January 2, 2005, unless extended in the sole and absolute discretion of the Lenders for one or more further periods of 12 months (such date, as so extended from time to time, the "Revolver Maturity Date").

        (b) For greater certainty, the parties acknowledge that the references in paragraph (a) above to possible extensions or renewals of the Revolving Maturity Date beyond January 2, 2005 shall in no way be construed as evidencing or implying any commitment, undertaking, understanding or agreement on the part of the Administrative Agent or the Lenders that any extension or renewal of the Revolving Facility beyond such date is now contemplated or assumed or will be granted. The Administrative Agent and the Lenders may, but shall be under no obligation to, consider any request by the Borrowers for such an extension or renewal in the normal course if and when it is made, and may reject such request without giving reasons or accept the same upon such terms and conditions as the Administrative Agent and the Lenders may consider appropriate, all in the sole and absolute discretion of the Administrative Agent and the Lenders, and neither the Administrative Agent nor the Lenders can give any assurance whatever that any such request will be granted or is likely to be granted, either on the terms proposed by the Borrowers or otherwise.

9.02    REPAYMENT OF NON-REVOLVING FACILITY AND SUPPLEMENTAL TERM FACILITY.

Commencing July 30, 2004, the aggregate principal amount outstanding on such date under the Non-Revolving Facility and the Supplemental Term Facility shall be repaid in 54 equal monthly instalments. Each such instalment shall be payable on the last Banking Day of each calendar month from and including July 2004 to and including November 30, 2008 with the final instalment payable on the Term Maturity Date. Any remaining balance of credit outstanding under the Non-Revolving Facility and the Supplemental Term Facility shall also be paid in full on the Term Maturity Date. Each such payment shall be applied to the Non-Revolving Facility and the Supplemental Term Facility on a pro rata and pari passu basis.

9.03    VOLUNTARY PREPAYMENTS.

A Borrower shall be entitled, at its option and upon five Banking Days' irrevocable notice to the Administrative Agent, to prepay all or any portion of any outstanding Loan at any time subject to the following terms and conditions:

        (a) all or any portion of any Loan outstanding under the Revolving Facility may be prepaid at any time;

        (b) subject to paragraph (c) below, all or any portion of any Loan outstanding under the Non-Revolving Facility or the Supplemental Term Facility may be prepaid but such prepayments shall be applied in the following order:

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                (i)     first, as to the aggregate amount of credit outstanding
                        under both the Non-Revolving Facility and the Supplemental Term Facility concurrently, on a pro rata and PARI PASSU basis; and

                (ii) second, as to the remainder, if any, to the Revolving Facility;

        (c) notwithstanding paragraph (b)(i) above, the amount of a prepayment may be applied to the Supplemental Term Facility without a corresponding application to the Non-Revolving Facility if and to the extent that such prepayment is made from the proceeds of Dundee Take-Out Financing, as confirmed by a certificate of an officer of BRL delivered to the Administrative Agent at the time such prepayment is made;

        (d) section 8.04 shall be complied with in connection with any such prepayment;

        (e) any such prepayment shall be applied to each instalment of principal payable under Section 9.02 in inverse order of the dates on which such instalments were due; and

        (f) any such prepayment of all or any portion of any outstanding Loan under any Credit Facility shall be in an amount of no less than $100,000 and otherwise in multiples of $100,000.

Amounts which are prepaid as aforesaid under the Non-Revolving Facility or the Supplemental Term Facility may not be reborrowed and, subject to paragraphs (b) and (c) above, may be applied by the Administrative Agent and the Majority Lenders to such Loans or portions thereof as the Majority Lenders may elect in their sole discretion, regardless of the date on which they are advanced or are repayable. Amounts which are prepaid as aforesaid under the Revolving Facility may be reborrowed provided that such reborrowing does not result in a Credit Excess.

9.04    MANDATORY PAYMENTS.

        (a) Within one Banking Day of receipt, the applicable Borrower shall remit to the Administrative Agent 100% of:

                (i) any Proceeds of Sale (except for the balance of the Lapa Proceeds remaining after $5,000,000 thereof was applied in reduction of the Non-Revolving Facility and Supplemental Term Facility, which balance shall be used for general corporate purposes), net of reasonable costs of disposition (or such lesser percentage as the Lenders in their sole discretion may determine) ("Applicable Net Proceeds of Sale"), and

                (ii) the net proceeds of any issue of securities to a Lender or to Standard (each, a "Warrant Holder") pursuant to the exercise of warrants granted to such Warrant Holder ("Net Warrant Proceeds").

(b) The Administrative Agent shall apply any Applicable Net Proceeds of Sale remitted to it to the aggregate credit outstanding under the Credit Facilities, as follows:

        (i) first, to pay such portion of amounts due hereunder as fees, costs and expenses as the Majority Lenders may agree;

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                                      -51-                        EXECUTION COPY

        (ii) second, as to the balance of such Applicable Net Proceeds of Sale remaining after the application thereof set out in paragraph (i) above, to pay the amounts of credit outstanding under the Non-Revolving Facility and the Supplemental Term Facility, on a pro rata and pari passu basis;

        (iii) third, as to the balance of such Applicable Net Proceeds of Sale remaining after the application thereof set out in paragraphs
                (i) and (ii) above, to pay amounts due as interest under the Revolving Facility; and

        (iv) fourth, as to the remaining balance, if any, to repay amounts of credit outstanding as principal under the Revolving Facility and to reduce the Revolving Facility by such amounts.

Such proceeds may be applied by the Administrative Agent and the Lenders to such Loans or portions thereof as the Administrative Agent and the Majority Lenders may elect in their sole discretion regardless of the dates on which they were advanced.

        (c) The Administrative Agent shall apply any Net Warrant Proceeds in respect of warrants exercised by a particular Warrant Holder to pay to such Warrant Holder the Warrant Holder's Pro Rata Share of the credit outstanding under the Non-Revolving Facility; and upon such application, the Individual Commitment of the Warrant Holder relating to the Non-Revolving Facility shall be reduced to the extent of such application; provided that if the Warrant Holder is Standard: (i) the applicable Pro Rata Share for Standard shall be calculated by reference Commitment No. 2 for the Non-Revolving Facility, as set out in Schedule A hereto, as if Standard were a Lender having such Commitment No. 2; and (ii) the Net Warrant Proceeds shall be applied only to reduce such Commitment No. 2.

        (d) Within 30 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2004, the Borrowers shall apply to the aggregate credit outstanding under the Non-Revolving Facility and the Supplemental Term Facility, on a pro rata and pari passu basis, an amount equal to 15% of the Excess Cash Flow for such Fiscal Quarter. To the extent that Excess Cash Flow for any Fiscal Quarter is negative, any positive Excess Cash Flow for subsequent Fiscal Quarters will be netted against any such negative Excess Cash Flow for purposes of this Section 9.04(d).

        (e) Amounts of the Non-Revolving Facility and the Supplemental Term Facility which are prepaid under this Section 9.04 may not be reborrowed. Amounts which are prepaid under this Section 9.04 under the Revolving Facility may be reborrowed provided that such reborrowing does not result in a Credit Excess.

        (f) Any prepayments made under this Section 9.04 in respect of the Non-Revolving Facility or the Supplemental Term Facility shall be applied to each instalment of principal payable under Section 9.02 in inverse order of the dates on which such instalments were due.

9.05    REIMBURSEMENT OR CONVERSION ON PRESENTATION OF LETTERS.

        (a) On presentation of a Letter and payment thereunder by the Issuing Lender, the Borrowers shall forthwith pay to the Administrative Agent for the account of the Issuing Lender, and thereby reimburse the Issuing Lender for, all amounts paid by the Issuing Lender pursuant to such

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                                      -52-                        EXECUTION COPY

Letter; failing such payment, the relevant Borrower shall be deemed to have effected a conversion of such Letter into: (a) a Prime Rate Loan in the case of a Letter denominated in Canadian dollars or (b) an ABRCAN Loan, in the case of a Letter denominated in United States dollars, in each case to the extent of the payment of the Issuing Lender thereunder.

        (b)     (i)     If the Issuing Lender makes payment under any Letter
                        and the Borrowers do not fully reimburse the Issuing
                        Lender on or before the date of payment, then Section
                        9.05(a) shall apply to deem a Loan to be outstanding to the relevant Borrower under this Agreement in the manner therein set out. Each Lender shall, on request by the Issuing Lender, immediately pay to the Issuing Lender an amount equal to such Lender's Pro Rata Share of the amount paid by the Issuing Lender such that each Lender is participating in the deemed Loan in accordance with its Pro Rata Share.

                (ii) Each Lender shall immediately on demand indemnify the Issuing Lender to the extent of such Lender's Pro Rata Share of any amount paid or liability incurred by the Issuing Lender under each Letter issued by it to the extent that the Borrowers do not fully reimburse the Issuing Lender therefor.

                (iii) For certainty, the obligations in this Section 9.05(b) shall continue as obligations of the Persons who were Lenders at the time each such Letter was issued notwithstanding that any such Lender may assign its rights and obligations hereunder, unless the Issuing Lender specifically releases such Lender from such obligations in writing.

9.06    LETTERS SUBJECT TO AN ORDER.

The Borrowers shall pay to the Issuing Lender an amount equal to the maximum amount available to be drawn under any unexpired Letter which becomes the subject of any Order; payment in respect of each such Letter shall be due forthwith upon demand in the currency in which such Letter is denominated.

9.07    CREDIT EXCESS AND REPAYMENT OF CREDIT EXCESS.

The Borrowers shall repay to the Lenders on demand by the Administrative Agent the amount of any Credit Excess with respect to the Revolving Facility existing from time to time, any such repayment to be made no later than one Banking Day after the making of such demand.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

10.01   REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Agreement and to extend credit to the Borrowers hereunder from time to time, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders as at the date hereof, as at the effective date of each Compliance Certificate and as at the date of each extension of credit hereunder, as follows (except as may be otherwise disclosed in Schedule G hereto) and acknowledge and confirm that the

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                                      -53-                        EXECUTION COPY

Administrative Agent and the Lenders are relying upon such representations and warranties in executing this Agreement and in extending credit hereunder:

        (a) STATUS AND POWER. Each Obligor is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation. No Obligor has been dissolved nor have any steps been taken to initiate any such dissolution, except for Santa Barbara, in respect of which a notice of intent to dissolve has been filed under the CBCA on July 26, 2001. Each Obligor is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required for such Obligor to carry on its business, except where failure to do so could reasonably be expected to have a Material Adverse Effect. Each Obligor has all requisite capacity, power and authority to own, hold under licence or lease its properties, to carry on its business and to otherwise enter into, and carry out the transactions contemplated by, the Loan Documents to which it is a party. Without restricting the generality of the foregoing, Tunisiaco holds the CARTE DE COMMERCANT required under the laws of Tunisia for Tunisiaco to carry on business there.

        (b) AUTHORIZATION AND ENFORCEMENT OF LOAN DOCUMENTS. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party. Each Obligor has duly executed and delivered the Loan Documents to which it is a party. The Loan Documents to which each Obligor is a party are legal, valid and binding obligations of such Obligor, enforceable against such Obligor by the Administrative Agent and the Lenders in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and (ii) the fact that the courts may deny the granting or enforcement of equitable rights.

        (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, and the consummation of the transactions contemplated herein and therein, do not and will not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of the articles of incorporation or by-laws of the Obligors, any Applicable Law or any agreement, lease, licence, permit or other instrument to which any Obligor is a party or is otherwise bound or by which any Obligor benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other Person except as has been obtained. Each Obligor has complied with all Applicable Law in respect of the Loan Documents and the transactions contemplated herein.

        (d) COMPLIANCE WITH LAWS. None of the Obligors is in violation of any agreement, employee benefit plan, pension plan, mortgage, franchise, licence, judgment, decree, order, statute, rule or regulation relating in any way to itself, to the operation of its business or to its property or assets and which could reasonably be expected to have a Material Adverse Effect.

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                                      -54-                        EXECUTION COPY

        (e) LITIGATION. There are no actions, suits, investigations, claims or proceedings which have been commenced or have been threatened in writing against or affecting any of the Obligors before any Official Body in respect of which there is a reasonable possibility of a determination adverse to the relevant Obligor and which, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

        (f)     ENVIRONMENTAL COMPLIANCE.

                (i) All facilities and property (including underlying groundwater) owned, leased, used or operated by the Obligors have been, and continue to be, owned, leased, used or operated by the Obligors in compliance with all Environmental Laws, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                (ii)    There are no pending or threatened (in writing):

                        (A) claims, complaints, notices or requests for information received by the Obligors with respect to any alleged violation of any Environmental Law, except such as could not reasonably be expected to have a Material Adverse Effect, or

                        (B) complaints, notices or inquiries to the Obligors regarding potential liability under any Environmental Law which liability could reasonably be expected to have a Material Adverse Effect.

                (iii) There has been no Release of Hazardous Materials at, on, under or from any property now or previously owned, leased, used or operated by the Obligors that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

                (iv) The Obligors have been issued and are in compliance with all permits, certificates, approvals, licences and other authorizations under any Environmental Laws to carry on their respective businesses, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

                (v) Except as previously disclosed in Schedule S to the Existing Credit Agreement or as disclosed in Schedule Q hereto, no conditions exist at, on or under any property now or previously owned, leased, used or operated by the Obligors which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law in effect at the time, which liability could reasonably be expected to have a Material Adverse Effect.

                (vi) The Obligors have not within the immediately preceding 10 years been convicted of an offence for non-compliance with any Environmental Laws, Environmental Permits or Environmental Orders or been fined or otherwise sentenced or settled such prosecution short of conviction.

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                                      -55-                        EXECUTION COPY

                (vii) The Obligors have in effect a management structure and policies and procedures that will permit them to effectively management environmental risk and respond in a timely manner in compliance with the Environmental Laws, Environmental Orders and Environmental Permits in the event of Release of Hazardous Materials in, on or under their property.

        (g) LOCATION OF ASSETS. The various types of property and assets of the Obligors are now located at the addresses set forth in Schedule D hereto and such other addresses as new subsidiaries of the Borrowers may have certified to the Administrative Agent pursuant to Section 11.02(m) hereof and such other addresses as the Borrowers may have notified the Administrative Agent pursuant to Section 11.02(k) hereof.

        (h) FINANCIAL STATEMENTS. The Financial Statements were prepared in accordance with Generally Accepted Accounting Principles consistently applied in accordance with past practice. The balance sheets contained in the Financial Statements fairly present the consolidated financial condition of BRL as at the respective dates thereof and the statements of income contained in the Financial Statements fairly present the consolidated results of operations of BRL during the respective fiscal periods covered thereby.

        (i) TAX RETURNS AND TAXES. Each Obligor has filed all tax returns and tax reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Generally Accepted Accounting Principles shall have been set aside on its books.

        (j) TITLE TO ASSETS. No person has any agreement or right to acquire any of the assets of the Obligors or any interest therein other than sales or leases of assets in the ordinary course of business and Permitted Liens. The Obligors have good title to their assets and have not received any notice of a potential defect, including, without limitation any defect arising from any aboriginal claim asserted in respect of any asset, in their title to any of their assets which, if substantiated, would be reasonably likely to have a Material Adverse Effect.

        (k) NAME. No Obligor has a French form of its corporate name, except as has been notified to the Administrative Agent.

        (l) CONSENTS, APPROVALS, ETC. No consents, approvals, acknowledgments, undertakings, non-disturbance agreements, directions or other documents or instruments (other than those which have been obtained) are required to be entered into by any Person to make effective the Security created or intended to be created by the Obligors pursuant to the Security Documents.

        (m) SUBSIDIARIES AND PARTNERSHIPS. Each of Tunisiaco, CZL, Chileco, Santa Barbara and Consell is a directly wholly-owned subsidiary of BRL. Hondurasco is a directly wholly-owned subsidiary of Santa Barbara. There are no subsidiaries of CZL, Tunisiaco, Chileco and Consell other than those of which the Administrative Agent

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                                      -56-                        EXECUTION COPY

                has been notified pursuant to Section 11.02(m). There are no subsidiaries of Santa Barbara other than Hondurasco and those of which the Administrative Agent has been notified pursuant to
                Section 11.02(m). Santa Barbara filed a Notice of Intent to Dissolve with Industry Canada on July 26, 2001. Upon such dissolution, the shares of American Pacific Honduras, S.A. de C.V. now held by Santa Barbara will be transferred to BRL. There are no subsidiaries of BRL other than 3064077 Canada Inc., the other Obligors and those of which the Administrative Agent has been notified pursuant to Section 11.02(m). No Obligor is a member of, or a partner or participant in, any active or material partnership, joint venture or syndicate.

        (n) PLACE OF BUSINESS. With respect to each Obligor, the location of each place of business, the location of the principal place of business, the location of the chief executive office and the location of the registered or head office is as set forth in Schedule E hereto.

        (o) CAPITAL OF CZL AND MATERIAL SUBSIDIARIES. The authorized and issued capital of, and the owner or owners of record of all of the issued and outstanding shares of, CZL and each of the Material Subsidiaries is as set forth in Schedule F hereto. All of the issued capital of CZL and each of the Material Subsidiaries has been issued and is outstanding as fully paid and non-assessable. The share capital of each Material Subsidiary, including without limitation, Tunisiaco, meets or exceeds any requirement of Applicable Law to maintain a minimum amount of capital. There are no outstanding warrants, options or other agreements which require or may require the issuance of any shares of CZL or any of the Material Subsidiaries or the issuance of any debt or securities convertible into shares of CZL or any of the Material Subsidiaries, there are no outstanding debt or securities convertible into shares of CZL or any of the Material Subsidiaries and there are no shares of CZL or any of the Material Subsidiaries allotted for issuance.

        (p) CZL BONDS. The CZL Bonds have been duly and validly issued by CZL and are legal, valid and binding obligations of CZL, enforceable against CZL by the holders of record thereof in accordance with their terms. BRL is the beneficial holder of all of the issued and outstanding CZL Bonds.

        (q) NO BOOK-BASED SECURITIES. None of the securities pledged pursuant to the pledge agreement referred to in Section 11.04(j)(v) hereof are held through a depository, clearing agency or other securities intermediary unless they have been pledged in a manner satisfactory to the Administrative Agent and its counsel.

        (r) EL TOQUI ROYALTY PAYMENTS. Attached as Schedule P hereto is a summary of the net smelter return royalty payments being made to a subsidiary of Barrick Gold Corporation with respect to the El Toqui Mine as at the date hereof.

        (s) NO OMISSIONS. None of the representations and statements of fact set forth in this Section 10.01 omits to state any material fact necessary to make such representation or statement of fact not misleading in any material respect.

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                                      -57-                        EXECUTION COPY

10.02   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All of the representations and warranties of the Borrowers contained in Section
10.01 shall survive the execution and delivery of this Agreement and shall continue until all credit outstanding hereunder has been repaid and the Credit Facilities and this Agreement have been terminated notwithstanding any investigation made at any time by or on behalf of the Administrative Agent or any of the Lenders.

                                   ARTICLE 11
                                    COVENANTS

11.01   OCTOBER OFFERING PROCEEDS.

        (a) NOTICE RE SATISFACTION OF ESCROW CONDITIONS. On the Amendment Effective Date, BRL shall give notice pursuant to the Subscription Receipt Indenture dated October 7, 2003 between BRL, Griffiths McBurney & Partners (the "Lead Underwriter") and Computershare Trust Company of Canada as indenture trustee ("Computershare") to Computershare to the effect that:

                (i) a written agreement has been entered into between BRL and the Lenders for BRL to pay down 50% of the indebtedness owed by BRL to the Lenders under the Non-Revolving Facility and the Supplemental Term Facility, on a PARI PASSU basis; and

                (ii) a written agreement has been entered into by the Lenders to extend the term of the remaining indebtedness of BRL such that the new term of the Non-Revolving Facility and Supplemental Term Facility will be at least five years and the Revolving Facility will remain available to BRL under terms which are acceptable BRL.

        (b) APPLICATION OF OCTOBER OFFERING PROCEEDS. On or immediately following the Escrow Release Date, BRL, together with the Lead Underwriter, shall irrevocably direct Computershare to release $900,900 of the proceeds of the October Offering to the Lead Underwriter and the balance of such proceeds to the Administrative Agent; and BRL shall irrevocably authorize and direct the Administrative Agent to apply such balance to the extent necessary to reduce by 50% the principal balance outstanding on the Amendment Effective Date under each of the Non-Revolving Facility (which principal balance for greater certainty is approximately $17,631,000 as of the date hereof) and the Supplemental Term Facility (which principal balance for greater certainty is $6,500,000 as of the date hereof) as of the date of such application on a pro rata and PARI PASSU basis.

        (c) Forthwith after the outstanding principal balance of the Supplemental Term Facility has been reduced by 50% as required under paragraph (b) above, the Administrative Agent shall give notice of such reduction to The Bank of Nova Scotia as issuer of the Dundee Letter of Credit.

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11.02   AFFIRMATIVE COVENANTS.

The Borrowers hereby covenant and agree with the Administrative Agent and the Lenders that, until all credit outstanding hereunder has been repaid in full and the Credit Facilities and this Agreement have been terminated and unless waived in writing in accordance with Section 14.14:

        (a) PROMPT PAYMENT. The Borrowers shall duly and punctually pay or cause to be paid to the Lenders and the Administrative Agent all amounts payable under the Loan Documents at the dates and places, in the currency and in the manner mentioned therein. The Borrowers shall, and shall cause the Material Subsidiaries to, maintain, perform and observe all of their respective obligations under the Loan Documents.

        (b) FINANCIAL REPORTING. The Borrowers shall furnish the Administrative Agent with the following documents, statements and reports, with sufficient copies for each of the Lenders:

                (i) ANNUAL FINANCIALS - as soon as available and, in any event, within 120 days after the end of each Fiscal Year, copies of BRL's audited annual consolidated, unaudited unconsolidated and consolidating financial statements consisting of a balance sheet, statement of profit and loss and surplus and statement of changes in financial condition for each such year, together with the notes thereto, all prepared in accordance with Generally Accepted Accounting Principles consistently applied together with a report of BRL's auditors thereon;

                (ii) QUARTERLY FINANCIALS - as soon as available and, in any event, within 60 days after the end of each Fiscal Quarter, copies of BRL's unaudited quarterly consolidated, unconsolidated and consolidating financial statements, in each case consisting of a balance sheet, statement of profit and loss and surplus and statement of changes in financial condition for each such period all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles consistently applied and certified by BRL's chief financial officer;

                (iii) COMPLIANCE CERTIFICATE - concurrently with furnishing the financial statements pursuant to Sections 11.02(b)(i) and (ii), a Compliance Certificate stating, among other things, that the Borrowers are not in default under the terms and conditions of this Agreement and that no Default or Event of Default has occurred and is continuing (or, if applicable, specifying those defaults or events notified in accordance with Section 11.02(r));

                (iv) BORROWING BASE WORKSHEETS - as soon as possible after the end of each calendar month and in any event within 15 days thereafter, and until the Administrative Agent shall otherwise advise BRL in writing, on the first Banking Day of each week, a worksheet showing a detailed calculation of the Borrowing Base as at the end of such calendar month or the preceding week, as the case may be, in a form satisfactory to the Administrative Agent;

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                (v)     MINE REPORT - as soon as possible and, in any event,
                        within 30 days after the end of each calendar month, a summary report on each Mine which is in operation, which report shall be in a form satisfactory to the Administrative Agent and shall include, without limitation, a brief comment on the operations of each Mine during such month and a comparison of actual and budgeted amounts for major production, operating and capital cost parameters for such month;

                (vi) THIRD PARTY REPORTS - within 15 days of receipt thereof by the Borrowers, any third party report on the proven and probable reserves of the mineral properties of BRL and its subsidiaries (other than Non-Recourse Subsidiaries);

                (vii) UPDATED RESERVES - within 45 days after the end of each Fiscal Year, updates to proven and probable reserves of BRL and its subsidiaries (other than Non-Recourse Subsidiaries) showing year-over-year changes including, without limitation, a reconciliation of actual tonnes and grade mined compared to predictions for the areas mined and an explanation of any changes to the parameters related to the geological modal;

                (viii) MINE PLANS - as soon as possible and, in any event, within 70 days after the end of each Fiscal Year, an updated Mine Plan for each Mine and, within 15 days after any material changes are made to any such Mine Plan, the details of any such changes;

                (ix) OPERATING BUDGET - as soon as possible and, in any event, within 45 days after the end of each Fiscal Year, a 1-year operating budget for the current Fiscal Year and projections for the 4 years following the current Fiscal Year;

                (x) UPDATED FORECASTS - as soon as possible and, in any event, within 45 days after the end of each Fiscal Quarter, updated forecasts for the current Fiscal Year and the 4 years following the current Fiscal Year together with an explanation of any material variance since the effective date of the previously delivered update;

                (xi) UPDATED BUSINESS PLAN - as soon as possible and in any event within 45 days after the end of each Fiscal Year, an update of the Business Plan.

                (xii) EL TOQUI ROYALTY PAYMENTS - within 45 days after the end of each Fiscal Quarter, an update of Schedule P hereto showing any changes to the royalty payments referred to in Section 10.01(r) hereof.

                (xiii) BUSINESS PLAN PERFORMANCE -- as soon as possible and, in any event, within 15 days after the end of each calendar month, a report comparing the actual performance of the Borrowers with the targets and objectives set out in the Business Plan for the same period;

                (xiv) OTHER - at the request of the Administrative Agent or any Lender, such other information, reports, certificates or other matters affecting the business,

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                        affairs, financial condition, property or assets of the
                        Borrowers or any of their subsidiaries (other than Non-Recourse Subsidiaries where the requested information is subject to a confidentiality covenant) as the Administrative Agent may reasonably request, including, without limitation, quarterly hedge positions (if applicable) and annual environmental assessment/audit reports.

        (c) CAPACITY AND QUALIFICATION. The Borrowers shall, and shall cause the Material Subsidiaries to, maintain their corporate existence and maintain all requisite capacity, power and authority to become and remain duly qualified, registered or licensed to (i) carry on their business in each jurisdiction in which such qualification is necessary for the proper conduct of their business, (ii) own, hold under licence or lease their properties in each jurisdiction in which such qualification is necessary for the proper conduct of their business and (iii) carry out the transactions contemplated by the Loan Documents; and without restricting the generality of the foregoing, BRL shall not permit Santa Barbara to complete its dissolution without first providing the Administrative Agent and its counsel with copies of all documentation relating thereto, including any general conveyance or other instrument of assignment, all of which shall be in form and substance satisfactory to the Administrative Agent and its counsel.

        (d) CONDUCT OF BUSINESS. The Borrowers shall, and shall cause the Material Subsidiaries to, conduct their business in such a manner so as to comply in all material respects with their respective articles of incorporation and by-laws and all Applicable Law and so as to observe and perform all their material obligations under all agreements (including, without limitation, the Loan Documents) to which it is a party or is otherwise bound or by which it benefits or to which its property is subject and which are necessary for the proper conduct of its business. The Borrowers shall, and shall cause the Material Subsidiaries to, conduct their business in such a manner so as to comply with all mortgages, leases, franchises, licences, certificates of approval, permits, judgments, decrees, orders, statutes, rules or regulations relating in any way to them or the operation of their business or to their property or assets, the violation of which could reasonably be expected to have a Material Adverse Effect. The Borrowers shall, and shall cause the Material Subsidiaries to, keep its property and assets in good condition and repair. The Borrowers shall, and shall cause the Material Subsidiaries to, perform all obligations incidental to any trust imposed upon them by statute and shall ensure that any breaches of the said obligations and the consequences of any such breach shall be promptly remedied. The Borrowers shall, and shall cause the Material Subsidiaries to, from time to time pay or cause to be paid all amounts related to taxes, wages, workers' compensation obligations, government royalties or pension fund obligations and any other amount which may result in a lien, charge or similar encumbrance against the assets of the Borrower or such subsidiary arising under statue or regulation. The Borrowers shall, and shall cause the Material Subsidiaries to, obtain and maintain all licenses, certificates of approval, permits, registrations, approvals, franchises, authorizations, consents and other rights which are required to own their properties and assets and to operate their business, the absence of which could reasonably be expected to have a Material Adverse Effect.

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                                      -61-                        EXECUTION COPY

        (e) USE OF PROCEEDS. The proceeds of the Revolving Facility shall be used only for general corporate purposes. The proceeds of Dundee Take-Out Financing may be used only to repay credit outstanding under the Supplemental Term Facility. The Borrowers represent and warrant that:

                (i) the proceeds of the Non-Revolving Facility have been used to refinance existing indebtedness relating to prior acquisitions; and

                (ii) the proceeds of the Supplemental Term Facility have been used for general corporate purposes only and not, for greater certainty, for the purpose of repaying amounts outstanding under the Revolving Facility or the Non-Revolving Facility.

        (f) INSURANCE. The Borrowers shall, and shall cause the Material Subsidiaries to, insure and keep insured, with insurers and upon terms satisfactory to the Administrative Agent, acting reasonably (including, without limitation, the undertaking of the insurer to give the Administrative Agent 30 days' prior written notice of the cancellation of any policy), all of its property and assets customarily insured by companies carrying on a similar business or owning or operating similar property and assets against the customary risks and for the customary amounts, with the Administrative Agent named as first loss payee (except in respect of business interruption insurance and third party liability insurance) and shall provide the Administrative Agent, when requested, with copies of all such insurance policies.

        (g) TAXES. The Borrowers shall, and shall cause the Material Subsidiaries to, file all tax returns and tax reports required by law to be filed by them and pay all taxes, rates, government fees and dues levied, assessed or imposed upon them and upon their property or assets or any part thereof, as and when the same become due and payable (save and except when and so long as the validity of any such taxes, rates, fees, dues, levies, assessments or imposts is being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with Generally Accepted Accounting Principles), and the Borrowers shall deliver to the Administrative Agent, when requested, written evidence of such payments.

        (h) REIMBURSEMENT OF EXPENSES. The Borrowers shall reimburse the Administrative Agent and the Lenders, on demand, for all reasonable out-of-pocket costs, charges and expenses incurred by them or on their behalf (including, without limitation, the fees and out-of-pocket disbursements of their legal counsel and any environmental or insurance consultants retained by them) in connection with the Administrative Agent's and the Lenders' due diligence investigation, the negotiation, preparation, execution, delivery, syndication, post-closing advertising, interpretation and enforcement of the Loan Documents and all other documentation ancillary to the completion of the transactions contemplated hereby and thereby and any amendments hereto or thereto and any waivers of any provisions hereof or thereof (whether or not consummated or entered into), any environmental audits and any lien search fees and Security registration fees; provided that the Borrowers shall not be required to reimburse the Administrative Agent and the Lenders for fees and disbursements of their legal counsel incurred in connection with the amendment,

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                                      -62-                        EXECUTION COPY

                negotiation, preparation, execution or delivery of this Agreement in excess of $75,000 (which limitation shall not apply, however, to any fees and disbursements of legal counsel incurred in connection with the Existing Credit Agreement or Security Documents amended pursuant thereto). For greater certainty and without restricting the generality of the preceding sentence, the Borrowers agree to reimburse the Administrative Agent for the fees and out-of-pocket disbursements of local counsel for the Administrative Agent in Chile, Tunisia, Honduras and Barbados in connection with legal opinions as to whether all necessary steps have been taken to facilitate expeditious realization in such jurisdictions and in connection with the rectification of and amendments to the Security referred to in Section 11.02(dd).

        (i) INSPECTION OF ASSETS AND OPERATIONS. The Borrowers shall, and shall cause the Material Subsidiaries to, permit representatives of the Administrative Agent to inspect its property, assets and operations and for that purpose to enter its premises and any other location where its property or assets may be situated during reasonable business hours and upon reasonable notice. Furthermore, the Borrowers shall, at their expense, permit a representative of the Administrative Agent to undertake a site visit at each Mine once per year.

        (j) BOOKS AND RECORDS. The Borrowers shall, and shall cause the Material Subsidiaries to, keep proper books of account and records covering all its business and affairs on a current basis, make full, true and correct entries of its transactions in such books, set aside on its books from their earnings all such proper reserves as required by Generally Accepted Accounting Principles and permit representatives of the Administrative Agent to inspect such books of account, records and documents and to make copies therefrom during reasonable business hours and upon reasonable notice and to discuss the affairs, finances and accounts of the Borrowers and the Material Subsidiaries with the officers of the Borrowers and the Material Subsidiaries and their auditors during reasonable business hours and upon reasonable notice.

        (k) LOCATION OF ASSETS. In the event the various types of property and assets of the Obligors become located at any address other than those addresses set forth in Schedule D hereto, the Borrowers shall promptly notify the Administrative Agent of such address.

        (l) PLACE OF BUSINESS. If any Obligor changes the location of its registered office, its chief executive office or its principal place of business, the Borrowers shall promptly notify the Administrative Agent in writing of the details of same.

        (m) SUBSIDIARIES AND MATERIAL SUBSIDIARIES. The Borrowers shall promptly notify the Administrative Agent of the acquisition, creation or existence of each new subsidiary of BRL and provide the Administrative Agent with copies of the most recently prepared financial statements of such subsidiary. The Majority Lenders may designate any subsidiary of BRL (other than a Non-Recourse Subsidiary) in addition to Chileco, Consell, Hondurasco, Santa Barbara or Tunisiaco as a Material Subsidiary if:

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                                      -63-                        EXECUTION COPY

                (i) the Majority Lenders, acting reasonably, determine that such subsidiary is material to the business, affairs or condition, financial or otherwise, of BRL;

                (ii) the total assets of such subsidiary (as recorded on its consolidated balance sheet in accordance with Generally Accepted Accounting Principles) exceed 5% of the total assets of BRL and its subsidiaries on a consolidated basis (as recorded on its consolidated balance sheet in accordance with Generally Accepted Accounting Principles);

                (iii) the total revenue of such subsidiary on a consolidated basis exceeds 5% of the total revenue of BRL and its subsidiaries on a consolidated basis; or

                (iv) less than 90% of the consolidated assets of BRL are owned or held by the Borrowers and Material Subsidiaries;

                and the Administrative Agent shall immediately notify the Borrowers of such designation.

        (n) ADDITIONAL SECURITY. The Borrowers shall, forthwith upon receiving notice from the Administrative Agent that the Majority Lenders have designated a subsidiary of BRL as a Material Subsidiary, cause such subsidiary to deliver to the Administrative Agent forthwith, in form and substance satisfactory to the Administrative Agent and the Lenders:

                (i)     a Guarantee of such subsidiary;

                (ii) evidence satisfactory to the Administrative Agent and its counsel that such subsidiary is not legally prohibited or restricted, by reference to the solvency of such subsidiary or otherwise, from entering into and performing its Guarantee;

                (iii) a certificate of a senior officer of such subsidiary certifying the jurisdiction of incorporation of such subsidiary, a description of each type of property or assets, whether tangible or intangible, of such subsidiary and its location and the location of each place of business, the chief executive office and the registered office or head office of such subsidiary;
                        (iv) Material Subsidiary Security Documents of such subsidiary;

                (v) a certificate of status or good standing with respect to such subsidiary and issued by the jurisdiction of incorporation of such subsidiary;

                (vi) certified copies of the charter documents and by-laws of such subsidiary and of the resolutions of the board of directors of such subsidiary approving the aforesaid guarantee and security documents and of all documents evidencing other necessary corporate action of such subsidiary and government approvals, if any, with respect to the guarantee and security documents;

                                      -64-                        EXECUTION COPY

                (vii) a certificate of a senior officer of such subsidiary certifying the names and true signatures of its officers authorized to sign the aforesaid guarantee and security documents to be delivered by it hereunder;

                (viii) share certificates representing all of the issued and outstanding shares of such subsidiary, duly endorsed in blank or with powers of attorney with respect thereto, and any consents which may be required to permit the pledge thereof to the Administrative Agent and any subsequent disposition thereof by the Administrative Agent in realizing on the Security constituted therein;

                (ix) a favourable opinion of such additional subsidiary's counsel as to such matters as the Administrative Agent may reasonably request; and

                (x) such other certificates, registrations and documentation as the Administrative Agent may reasonably request.

        (o) SECURITY. The Borrowers shall provide the Security contemplated hereunder, registered, filed, recorded and perfected to the satisfaction of the Administrative Agent and the Lenders.

        (p) MAINTAIN PRIORITY OF CREDIT FACILITIES. The Borrowers shall take all such actions as may be required such that the Liens securing the Secured Obligations pursuant to the Security shall at all times rank in priority to Liens securing any and all present and future Debt of each of the Borrowers;

        (q) NOTICE OF LITIGATION. The Borrowers shall promptly notify the Administrative Agent of any actions, suits, claims or proceedings commenced or threatened in writing against or affecting the Borrowers or any of the Material Subsidiaries before any Official Body which in any case or in the aggregate could reasonably be expected to have a Material Adverse Effect. Such notice shall include a description of such action, suit, claim or proceeding and the Borrowers' assessment of the duration, outcome and effect thereof.

        (r) NOTICE OF DEFAULT OR EVENT OF DEFAULT. Upon the occurrence of either a Default or an Event of Default of which either Borrower is aware, such Borrower shall promptly deliver to the Administrative Agent a notice specifying the nature and date of occurrence of such Default or Event of Default, such Borrower's assessment of the duration and effect thereof and the action which such Borrower proposes to take with respect thereto.

        (s) NOTICE OF MATERIAL ADVERSE EFFECT AND MATERIAL ADVERSE CHANGE. The Borrowers shall promptly notify the Administrative Agent of any event, circumstance or condition that has had or is reasonably likely to have a Material Adverse Effect or that has constituted or is reasonably likely to constitute a Material Adverse Change.

        (t) NOTICE OF ASSET ACQUISITIONS. The Borrowers shall promptly notify the Administrative Agent of any acquisition by the Borrowers or any of the Material Subsidiaries of assets for a purchase price exceeding Cdn.$1,000,000.

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                                      -65-                        EXECUTION COPY

        (u) NOTICE OF UNSCHEDULED MINE SHUTDOWNS. The Borrowers shall promptly notify the Administrative Agent of any unscheduled shutdown or material incident, event or circumstance in respect of any mining, milling or similar operation owned or operated by any Borrower or any Obligor that continues for seven calendar days.

        (v) CHANGE OF NAME. If any Obligor changes its corporate name, the Borrowers shall forthwith notify the Administrative Agent in writing of the details of such change. If any Obligor adopts a French form of its corporate name, the Borrowers shall forthwith so notify the Administrative Agent in writing.

        (w) ENVIRONMENTAL MATTERS. The Borrowers shall, and shall cause the Material Subsidiaries to,

                (i) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licences and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where failure to do so could not reasonably be expected to have a Material Adverse Effect;

                (ii) immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, which claims, complaints, notices or inquiries relate to matters which would have, or may reasonably be expected to have, a Material Adverse Effect and shall proceed diligently to resolve any such claims, complaints, notices or inquiries relating to compliance with Environmental Laws; and

                (iii) provide such information which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 11.02(w).

        (x) ENVIRONMENTAL ASSESSMENTS. The Borrowers shall perform or cause to be performed at their expense, either or both independent and in-house environmental site assessments, environmental reviews or audits of the Obligors' property:

                (i) if such assessment or review is required by Environmental Law; and

                (ii) if a Default or an Event of Default relating to an Environmental Claim has occurred and the Administrative Agent or the Majority Lenders have made a written request to it for such assessment, review or audit, within 60 days after such request, and it shall provide to the Administrative Agent and each Lender, on a confidential basis, a copy of each such assessment and review.

        (y) COMMODITY HEDGING CONTRACTS. Forthwith after any Obligor enters into a commodity price hedging contract, such Borrower shall deliver to the Administrative Agent a true copy of such contract.

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                                      -66-                        EXECUTION COPY

        (z) TRANSFER OF CONCENTRATE TO CONSELL. BRL shall or shall cause each Obligor whose assets in a particular jurisdiction are not subject to a perfected security interest (or equivalent) in favour of the Administrative Agent to sell to Consell all metal concentrate production from all of its Foreign Mines located in such jurisdiction immediately following the milling of such concentrate, except for concentrate produced at the El Toqui Mine and sold to customers resident in Brazil, provided that payment for such latter concentrate is made by way of irrevocable documentary letters of credit issued by banks approved by the Administrative Agent on terms and conditions satisfactory to the Administrative Agent.

        (aa) PERIODIC AND ANNUAL AUDIT OF ACCOUNTS RECEIVABLE AND INVENTORY. The Administrative Agent shall be entitled to perform a periodic due diligence inspection, test and review of the Accounts Receivable and Inventory of the Obligors on a mutually convenient Banking Day, which shall be conducted as an external audit no more frequently than once during each calendar year (except as hereinafter provided) and shall in each case be satisfied in all material respect with the results thereof; PROVIDED HOWEVER, if the Administrative Agent in its reasonable judgment is not satisfied that the results of any due diligence inspection, test, and review performed pursuant hereto establish that the Obligors' most recent determination of the Borrowing Base was made in compliance with the applicable provisions of this Agreement or is otherwise unsatisfied with the results of such inspection, test or review, the Administrative Agent shall be entitled to perform additional due diligence inspections, tests and reviews of such Inventory and Accounts Receivable on mutually convenient Banking Days until the Administrative Agent shall be so satisfied; and PROVIDED FURTHER, that upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall be entitled to perform such additional due diligence inspections, tests and review of such Inventory and Accounts Receivable as any Lender shall deem necessary or advisable.

        (bb) REVIEW OF INVENTORY, ACCOUNTS RECEIVABLE AND BORROWING BASE. Without limiting the generality of paragraph (aa) above, the Borrowers shall, and shall cause their legal and financial advisors to, assist and co-operate with the Administrative Agent and the Lenders and their respective legal and financial advisors in performing and completing from time to time, at the Borrowers' expense, full inspections, tests and reviews of the Accounts Receivable of the Obligors and such inspections, tests and reviews of source documents relating to Inventory of the Obligors, interviews with appropriate personnel of the Obligors and the Material Subsidiaries regarding such Inventory, and, to the extent required, physical inspection of samples of such Inventory, to confirm, in each case, inter alia, that the Obligors' most recent determination of the Borrowing Base was made in compliance with the applicable provisions of this Agreement, with such periodic updates as the Administrative Agent may in its discretion require.

        (cc) ENGAGEMENT OF PRICEWATERHOUSECOOPERS. The Borrowers acknowledge that they have consented to the engagement by the Administrative Agent of PricewaterhouseCoopers ("PWC") as financial advisors to the Administrative Agent and the Lenders to provide the review described in paragraph (aa) above and such other related services as the Lenders, acting reasonably, consider necessary

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                                      -67-                        EXECUTION COPY

                or appropriate and agree that they shall pay the fees of PWC for such engagement in accordance with quotes for its services for such engagement previously provided to the Borrowers.

        (dd) RECTIFYING SECURITY AND DOCUMENTATION. The Borrowers shall co-operate fully with the Administrative Agent and its counsel and shall cause their Canadian and foreign counsel to take such steps as may be necessary to:

                (i) rectify any deficiencies in the Security and related documentation as the Administrative Agent's counsel may reasonably request, as more particularly set out in the table attached hereto as Schedule R, no later than March 31, 2004;

                (ii) amend the Security Documents and other Loan Documents to the extent necessary or desirable under Applicable Law to reflect the amendments to the Existing Credit Agreement effected by this Agreement and to effect any necessary registrations, filings or publication thereof such that the Loan Documents continue to be enforceable under Applicable Law and such that the Security constituted thereby continues to secure the Secured Obligations as modified by this Agreement without any loss or interruption of any priority or perfection of any Liens created by such Security, as soon as practicable after the date hereof; and

                (iii) obtain no later than March 31, 2004 an opinion of the legal counsel to each Borrower, to Tunisiaco and to Consell in each relevant jurisdiction, addressed to the Administrative Agent and the Administrative Agent's counsel, with respect to all matters as the Administrative Agent may reasonably request.

        (ee) SALES CONTRACT ASSIGNMENTS. The Borrowers shall, with respect to each Accounts Receivable of any Obligor, take all necessary actions to deliver the Notice of Assignment and obtain the Acknowledgment of Assignment of the purchaser of Inventory relating thereto and take all other actions necessary to arrange that all proceeds of any such Accounts Receivable payable to any Obligor be paid directly to the Administrative Agent at an account designated by the Administrative Agent, no later than the date on which the agreement giving rise to such Accounts Receivable becomes effective provided, however, that any such purchaser of Inventory that has already provided to the Administrative Agent an acknowledgment substantially in the form of Schedule J hereto with respect to a contract shall not be required to provide to the Administrative Agent any such Acknowledgment of Assignment with respect to such contract.

        (ff) MARGIN FOR HEDGING CONTRACTS. The Borrowers shall, in the event that the value of Liens in the form of cash collateral pledged by the Obligors securing hedging obligation margins is equal to or greater than $5,000,000 at any time, notify the Administrative Agent of same at such time. The Borrowers shall have 10 days from the date of such notice to reduce the value of such Liens to an amount less than $5,000,000.

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                                      -68-                        EXECUTION COPY

        (gg) PERFORMANCE TO BUSINESS PLAN. The Borrowers shall make their best good faith efforts to conduct and shall cause the Material Subsidiaries to conduct their business in accordance with the Business Plan including without limitation, achieving the financial targets and meeting the hedging objectives set out therein.

        (hh) HEDGING CONTRACTS. The Borrowers shall enter into a downside protection hedging program in amounts and pricing mutually satisfactory to the Borrowers and the Lenders, subject to the restrictions set out in Section 11.04(g).

11.03   PERFORMANCE OF COVENANTS BY ADMINISTRATIVE AGENT.

The Administrative Agent may, upon notice by the Administrative Agent to the Borrowers, perform any covenant of an Obligor under any Loan Document which an Obligor fails to perform or cause to be performed and which the Administrative Agent is capable of performing, including any covenants the performance of which requires the payment of money, provided that the Administrative Agent shall not be obligated to perform any such covenant on behalf of the Obligors and no such performance by the Administrative Agent shall require the Administrative Agent to further perform the Obligors' covenants or shall operate as a derogation of the rights and remedies of the Administrative Agent or the Lenders under this Agreement or as a waiver of such covenant by the Lenders. Any amounts paid by the Administrative Agent as aforesaid shall be repaid by the Borrowers to the Administrative Agent on demand.

11.04   RESTRICTIVE COVENANTS.

The Borrowers hereby covenant and agree with the Administrative Agent and the Lenders that, until all credit outstanding hereunder has been repaid in full and the Credit Facilities and this Agreement have been terminated and unless waived in writing in accordance with Section 14.14:

        (a) CHANGE OF BUSINESS. The Borrowers shall not, and shall not permit any of the Material Subsidiaries to, change in any material respect the nature of its business or operations or conduct business or operations which are materially different from the businesses and operations carried on by the Obligors on the date hereof.

        (b) ENCUMBRANCES. The Borrowers shall not, and shall not suffer or permit any of the Material Subsidiaries to, enter into or grant, create, assume or suffer to exist any Lien affecting any of their property, assets or undertaking, save and except only for the Permitted Liens.

        (c) DEBT. The Borrowers shall not, and shall not suffer or permit any of the Material Subsidiaries to, incur or permit or suffer to exist any Debt other than the Permitted Debt.

        (d) NO MERGER, AMALGAMATION, ETC. The Borrowers shall not, and shall not permit any of the Material Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except as permitted with respect to Santa Barbara under Section 11.02(c), or make any material change in its present method of conducting business, except any subsidiary of any Borrower, other than a Non-Recourse Subsidiary, may be merged, amalgamated or consolidated with or into any Borrower (provided, that such Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Material Subsidiary of any Borrower (PROVIDED that

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                such Material Subsidiary shall be the continuing or surviving corporation).

        (e) AMENDMENTS ET AL. The Borrowers shall not, and shall not suffer or permit any of the Material Subsidiaries to, amend, modify, supplement, replace, waive or terminate any provisions of any Related Party Material Agreement and shall not, and shall not suffer or permit any of the Material Subsidiaries to, amend their respective articles of incorporation, in each instance in any manner which could reasonably be expected to have an adverse effect on the Administrative Agent, the Lenders or the Security.

        (f) DISPOSITION OF ASSETS. The Borrowers shall not, and shall not permit any of the Material Subsidiaries to, sell or otherwise dispose of any of its assets out of the ordinary course of business. For greater certainty, the sale or other disposition of assets out of the ordinary course of business shall include, without limitation, the transfer, sale or assignment of mining licences, rights, permits and any other similar intangible assets.

        (g) COMMODITY HEDGING CONTRACTS. The Borrowers shall not, and shall not suffer or permit any of the Material Subsidiaries to, enter into any commodity hedging contracts unless:

                (i) in the case of CZL or a Material Subsidiary, it has executed and delivered a Material Subsidiary Direction and Acknowledgment and supporting documentation substantially of the nature referred to in Section 11.02(n); and

                (ii) after entering into such commodity hedging contract, no more than 75% of the aggregate production of all Mines would be subject to commodity hedging contracts, unless the Administrative Agent, on behalf of the Majority Lenders, gives its prior written consent to a greater percentage of such production being subject to commodity hedging contracts.

        (h) DISTRIBUTIONS. BRL shall not undertake any Distribution other than a purchase of outstanding shares in its capital stock pursuant to a normal course issuer's bid.

        (i) SHARES IN THE CAPITAL OF MATERIAL SUBSIDIARIES. The Borrowers shall not permit any of the Material Subsidiaries to issue any shares or other forms of securities in addition to those currently issued and outstanding to Persons other than the Borrowers or another Material Subsidiary. In the event that any of the Material Subsidiaries issues any shares or securities as aforesaid, the Borrowers shall take or shall cause to be taken all steps necessary to ensure and/or preserve a first ranking security interest by the Administrative Agent and the Lenders over such shares or securities.

        (j) LIMITATION ON INVESTMENTS. The Borrowers shall not, and shall not permit any of the Material Subsidiaries to, make, or suffer to exist, any capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

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                (i)     extensions of trade credit in the ordinary course of
                        business;

                (ii)    investments in Cash Equivalents;

                (iii) investments by any Borrower in any Material Subsidiary and investments by such Material Subsidiary in any Borrower and in other Material Subsidiaries of any Borrower, provided that, in the case of any such investment or a series of investments aggregating $25,000,000 or more, the Administrative Agent shall have received prior notice of such investment;

                (iv) agreements evidencing Hedging Obligations so long as such agreements are entered into for hedging and not for speculative purposes;

                (v) purchases by any of the Borrowers or Material Subsidiaries of freely tradeable securities of public companies which constitute a portfolio investment, provided that the aggregate cost of such securities does not at any time exceed Cdn.$5,000,000 and that the relevant Borrower or Material Subsidiary has granted a security interest in and to such securities to the Administrative Agent, for and on behalf of the Lenders (without a requirement that such securities be deposited with the Administrative Agent), as continuing collateral security for the payment and performance of the Secured Obligations, pursuant to a pledge agreement in form and substance satisfactory to the Administrative Agent and the Lenders; and

                (vi) investments by BRL in Non-Recourse Subsidiaries, provided that, over the term of the Non-Revolving Facility (x) such investments are made by way of new equity raised by BRL, (y) prior to making such investment, BRL delivers to the Administrative Agent a pro-forma financial projection for the consolidated operations of BRL for the 12 month period following the proposed date of such investment (based on assumptions acceptable to the Lenders, acting reasonably).

                The Lenders hereby agree to release any Security they may have in the assets or shares of any Non-Recourse Subsidiary upon a request in writing for same from the Borrowers; provided, however, that such request in writing from the Borrowers shall only be made following a request from a lender to such Non-Recourse Subsidiary for the grant of security over such assets or shares by such Non-Recourse Subsidiary to such lender.

        (k) LIMITATIONS ON JOINT VENTURES, ETC. No Obligor shall enter into a joint venture, partnership, business combination or similar arrangement (each, a "Joint Venture") with any Person other than an affiliate of such Obligor without first giving notice to the Administrative Agent describing the proposed Joint Venture and identifying all the parties thereto in reasonably complete detail and obtaining the prior written consent of the Administrative Agent, on behalf of the Majority Lenders, to such Joint Venture, such consent not to be unreasonably withheld or delayed; provided that if the Administrative Agent fails to respond to a request for such consent within 5 Banking Days after delivery of notice thereof to the Administrative Agent, such

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                consent shall be deemed to have been given. For greater
                certainty, this paragraph (k) shall apply only to Joint Ventures which an Obligor enters into or proposes to enter into on or after the Amendment Effective Date and shall not apply to Joint Ventures to which an Obligor had become a party or had entered into a binding commitment to become a party prior to the Amendment Effective Date.

        (l) CAPITAL EXPENDITURES. In respect of Fiscal Year 2004, total Capital Expenditures shall not exceed Cdn$15,568,000.00.

        (m) FEES TO DUNDEE SECURITIES. BRL shall not make any monetary payment on account of the approximately $1,030,000 in fees owing to Dundee Securities Corporation for advisory services in connection with the acquisition by BRL of the shares of Jascan Resources Inc. prior to December 31, 2003, and then only if no Default or Event of Default has occurred and is then continuing. However, such fees may be satisfied in whole or in part prior to that date by the issuance of shares in the capital of BRL to Dundee Securities Corporation, subject to the consent of Dundee Securities Corporation and receipt of all required regulatory approvals.

                                   ARTICLE 12
                    CONDITIONS PRECEDENT TO OBTAINING CREDIT

12.01   CONDITIONS PRECEDENT TO ALL CREDIT.

The obligation of the Lenders to extend credit hereunder is subject to fulfilment of the following conditions precedent at the time such credit is extended:

        (a) no Credit Event has occurred and is continuing or would arise immediately after giving effect to or as a result of such extension of credit;

        (b) the relevant Borrower shall have complied with the requirements of Article 4, 5 or 6, as the case may be, in respect of the relevant credit;

        (c) the Administrative Agent has received from any two of the Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Treasurer of BRL a representation and warranty that such senior officers have no reason to believe that the Borrowers will be in breach of any covenant given by the Borrowers to the Lenders hereunder at the time of delivery of the next Compliance Certificate; and

        (d) the representations and warranties of the Borrowers contained in Sections 10.01 of this Agreement and of the Obligors in the other Loan Documents shall be true and correct in all material respects on and as of the date such credit is extended as if such representations and warranties were made on such date.

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12.02   CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT.

The effectiveness of the amendments to the Existing Credit Agreement expressed to be effected by this Agreement is subject to the prior or concurrent fulfilment of each of the following conditions precedent:

        (a) the conditions precedent set forth in Section 12.01 shall have been fulfilled;

        (b) BRL shall have delivered to Computershare Trust Company of Canada the irrevocable direction regarding the proceeds of the October Offering referred to in Section 11.01(b);

        (c) the Administrative Agent shall have received, each in form and substance satisfactory to the Administrative Agent and the
                Lenders:

                (i)     a copy of this Agreement duly executed by the Obligors;

                (ii)    a guarantee confirmation substantially in the form of
                        Schedule I hereto duly executed by each Obligor who has delivered to the Administrative Agent a Guarantee;

                (iii) the Dundee Letter of Credit, as extended to January 31, 2005 and as amended to provide that the same shall be automatically renewed for successive periods of one year (with the last such period to expire no later than January 31, 2009) unless notice in writing is given to the Administrative Agent by The Bank of Nova Scotia as issuer at least 60 days prior to the then current expiry date that the issuer has elected not to renew the Dundee Letter of Credit;

                (iv) the Dundee Participation Agreement duly executed by Dundee;

                (v)     the Fee Letters;

                (vi) a duly certified copy of any amendments to the articles of incorporation and by-laws of each Obligor, if any, made subsequent to December 23, 2002;

                (vii) a certificate of status or good standing for each Borrower and Material Subsidiary issued by the appropriate governmental body or agency of the jurisdiction in which such Borrower is incorporated;

                (viii) a duly certified copy of the resolution of the board of directors of each Borrower authorizing it to execute, deliver and perform its obligations under this Agreement;

                (ix) a certificate of an officer of each Borrower setting forth specimen signatures of the individuals authorized to sign this Agreement; and

        (d) the Administrative Agent and its counsel shall be satisfied that all Applicable Laws have been complied with, all material agreements have been entered into and all

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                necessary governmental, corporate and other third party consents and approvals have been obtained with respect to the Loan Documents and the transactions contemplated herein;

        (e) all documents and instruments shall have been properly registered, recorded and filed in all places which, searches shall have been conducted in all jurisdictions which, and deliveries of all consents, approvals, notices, designations, acknowledgments, undertakings, directions, negotiable documents of title and other documents and instruments to the Administrative Agent shall have been made which, in the opinion of the Administrative Agent's counsel, are necessary to make effective the Security created or intended to be created by the Obligors pursuant to the Security Documents and to ensure the perfection and the intended first ranking priority (subject to Permitted Liens) of such Security; and

        (f) all amounts then due and payable under the Loan Documents shall have been paid.

Upon satisfaction of each of the foregoing conditions, the Administrative Agent shall execute and deliver to BRL and its counsel an acknowledgment thereof, designating the date of such satisfaction as the Amendment Effective Date.

12.03   WAIVER.

The terms and conditions of Sections 12.01 and 12.02 are inserted for the sole benefit of the Administrative Agent and the Lenders and the Lenders may waive them in whole or in part in accordance with Section 14.14, with or without terms or conditions, in respect of any extension of credit, without prejudicing its right to assert them in whole or in part in respect of any other extension of credit.

                                   ARTICLE 13
                              DEFAULT AND REMEDIES

13.01   CREDIT EVENTS.

Each of the following events shall constitute a "CREDIT EVENT" hereunder:

        (a) the Borrowers default in payment of any amount of the Secured Obligations which is payable by the Borrowers when the same is due and payable, including, without limitation, a failure by BRL to apply the proceeds of the October Offering as required under
                Section 11.01(b);

        (b) the commencement by any Obligor of proceedings for the dissolution, liquidation or winding-up of such Obligor (other than in circumstances where the transferees of all of its property and assets are the Borrower and/or a Material Subsidiary which has complied with Section 11.02(n) )or any such proceedings are commenced against any Obligor by a third party and such proceedings commenced by a third party are not being contested in good faith and by appropriate proceedings or, if so contested, such proceedings continue, without being stayed, for more than 10 Banking Days;

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        (c)     any Obligor ceases or threatens to cease to carry on its
                business or is adjudged or declared bankrupt or insolvent or admits its inability to pay its debts generally as they become due or fails to pay its debts generally as they become due or files an assignment or petition in bankruptcy or a petition to take advantage of any insolvency statute or makes an assignment for the general benefit of its creditors, petitions or applies to any tribunal for, or consents to, the appointment of a receiver or trustee for it or for any part of its property (or such a receiver or trustee is appointed for it or any part of its property), or files a notice of intention to file a proposal, or commences (or any other Person commences) any proceedings relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect (provided that, if such proceedings are commenced by another Person, such proceedings are being diligently defended and have not been discharged, vacated or stayed within 10 Banking Days after commencement), or by any act indicates its consent to, approval of, or acquiescence in, any such proceeding for it or for any part of its property, or suffers the appointment of any receiver or trustee, sequestrator or other custodian;

        (d) any representation or warranty made by any Obligor in any Loan Document or in any other document, agreement or instrument delivered pursuant hereto or referred to herein or any information contained in any Compliance Certificate proves to have been incorrect in any material respect when made or furnished;

        (e) a writ, execution, attachment or similar process is issued or levied against all or any portion of any property or asset of any Obligor in connection with any judgment against such Obligor in an amount exceeding $1,000,000 and such writ, execution, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed;

        (f) the breach or failure of due observance or performance by any Obligor of any covenant or provision of any of the Loan Documents, other than those heretofore or hereafter dealt with in this Section 13.01, which is not remedied within 10 Banking Days after written notice of such breach or failure has been given by the Administrative Agent to the Borrowers;

        (g) one or more encumbrancers, lienors or landlords take possession of any property, assets or undertaking of any Obligor having a fair market value in excess of $1,000,000 or enforce their security or other remedies against any part of the assets, property and undertaking of any Obligor having a fair market value in excess of $1,000,000 and such action is not being contested in good faith and by appropriate proceedings or, if so contested, such possession or enforcement proceedings continue, without being discharged, vacated or stayed, for more than 10 Banking Days;

        (h) an event of default (after the giving of all applicable notices or the expiry of all applicable grace periods) under any one or more agreements, indentures or instruments under which BRL or any of its subsidiaries (other than Non-Recourse Subsidiaries) has outstanding Debt in excess of $1,000,000 or under which Debt

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                                      -75-                        EXECUTION COPY

                in excess of $1,000,000 is outstanding which is guaranteed by BRL or any of its subsidiaries (other than Non-Recourse Subsidiaries) shall happen and be continuing, or Debt of or guaranteed by BRL or any of its subsidiaries (other than Non-Recourse Subsidiaries) in excess of $1,000,000 which is payable on demand is not paid on demand;

        (i) an event of default (after the giving of all applicable notices or the expiry of all applicable grace periods) under (i) a Related Party Material Agreement having a value in excess of Cdn.$1,000,000 or the U.S. Dollar Equivalent thereof, or (ii) any hedging contract having a value, which, in the case of a hedging contract which has not been terminated as at such time, shall be equal to the total amount which the relevant Obligor would be obligated to pay the hedge provider under such hedging contract in the event of the early termination by such hedge provider as at such time of such hedging contract as a result of the occurrence of a default or event of default (however specified or designated) with respect to the relevant Obligor thereunder, or, in the case of a hedging contract which has been terminated as at such time, shall be equal to the total amount which the relevant Obligor is obligated to pay such hedge provider under such hedging contract, in excess of Cdn. $1,000,000 or the U.S. Dollar Equivalent thereof, shall occur and be continuing;

        (j) any property of an Obligor having a fair market value in excess of Cdn.$500,000 or the U.S. Dollar Equivalent thereof is expropriated, damaged or destroyed and is not forthwith replaced or restored with the expropriation proceeds or the insurance proceeds with respect thereto;

        (k) operations are interrupted for a period of more than 30 days at one or more Mines that in the aggregate account for 35% or more of the operating cash flow set forth in the OCF Projections;

        (l) the operator or owner of any smelter to which an Obligor has delivered zinc, silver, lead, copper, gold or other minerals that constitute Secured Assets and have a value in excess of Cdn.$500,000 (i) asserts a Lien against such Secured Assets for an amount exceeding Cdn.$500,000 in the aggregate or (ii) ceases to operate such smelter for thirty consecutive days;

        (m) any one or more of the Loan Documents is determined by a court of competent jurisdiction not to be a legal, valid and binding obligation of the Obligor which is a party thereto, enforceable by the Administrative Agent or the Lenders against such Obligor and such Loan Document has not been replaced by a legal, valid, binding and enforceable document which is equivalent in effect to such Loan Document, assuming such Loan Document had originally been legal, valid, binding and enforceable, in form and substance acceptable to the Lenders, within 30 days of such determination, provided, however, that such grace period shall only be provided if such Obligor actively co-operates with the Lenders to so replace such Loan Document;

        (n) any one or more of the Related Party Material Agreements is determined by a court of competent jurisdiction not to be a legal, valid and binding obligation of each of the

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                                      -76-                        EXECUTION COPY

                parties thereto, enforceable against such party and such agreement has not been replaced by a legal, valid, binding and enforceable document which is equivalent in effect to such agreement, assuming such agreement had originally been legal, valid, binding and enforceable, in form and substance acceptable to the Lenders, within 30 days of such determination, provided, however, that such grace period shall only be provided if each such party actively co-operates with the Lenders to so replace the agreement;

        (o) the Security, or any part thereof, ceases at any time after its execution and delivery to constitute in favour of the Lenders a first ranking Lien (subject to the Permitted Liens) in all of the Secured Assets;

        (p) any Person or group of Persons acting in concert (other than Dundee or any affiliate thereof), acquires direct or indirect beneficial ownership or control of shares of an Obligor having attached thereto equal to or greater than 30% of the voting rights attached to all of the shares of such Obligor; or

        (q) the Dundee Letter of Credit expires prior to January 31, 2009; or the Administrative Agent receives notice from the issuer of the Dundee Letter of Credit that Dundee has requested the issuer not to renew the Dundee Letter of Credit beyond its then current expiry date or that the issuer has otherwise elected not to so renew the Dundee Letter of Credit, unless the Dundee Letter of Credit has already been extended until January 31, 2009, or unless prior to the earlier of the receipt of such notice and such expiry date: (i) Dundee shall have delivered to the Administrative Agent a letter of credit issued by a Canadian chartered bank in substitution for and on substantially the same terms and conditions as the Dundee Letter of Credit and otherwise in form and substance satisfactory to the Administrative Agent and the Lenders or (ii) the Administrative Agent shall have exercised the Put Right under and as defined in the Dundee Participation Agreement and shall have exercised its right to draw down under the Letter of Credit.

13.02   EVENTS OF DEFAULT.

An "EVENT OF DEFAULT" under this Agreement means:

        (a) the occurrence after the date hereof and prior to January 2, 2004 of any of the Credit Events listed in paragraphs (a), (b),
                (c), (e), (g), (h) , (l) and (q)of Section 13.01; and

        (b) the occurrence on or after January 2, 2004 of any of the Credit Events listed in Section 13.01;

and for greater certainty, the occurrence of any Credit Event not listed in paragraphs (a), (b), (c), (e), (g), (h), (l) and (q) of Section 13.01 shall not constitute a Default or an Event of Default for any purpose hereunder unless and until the same occurs on or after January 2, 2004.

13.03   CONSEQUENCES OF THE OCCURRENCE OF EVENTS OF DEFAULT.

Upon the occurrence of one or more Events of Default, unless expressly waived in writing by the Majority Lenders or cured to the satisfaction of the Majority Lenders, the Administrative Agent

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                                      -77-                        EXECUTION COPY

(with the approval and instructions of the Majority Lenders) may, by notice to the Borrowers, terminate the Credit Facilities and the Administrative Agent (with the approval and instructions of the Majority Lenders) may, by the same notice or by further notice to the Borrowers, declare all indebtedness of the Borrowers to the Administrative Agent and the Lenders pursuant to this Agreement (including the then contingent liability of the Issuing Lender under all outstanding Letters) and all accrued and unpaid interest and fees hereunder to be immediately due and payable whereupon all such indebtedness shall immediately become and be due and payable and the Security shall immediately become enforceable without further demand or other notice of any kind, all of which are expressly waived by the Borrowers; provided, however, that the Credit Facilities shall terminate and all such indebtedness of the Borrowers to the Administrative Agent and the Lenders shall automatically become due and payable, without notice of any kind, upon the occurrence of an event described in clause 13.01(b) or 13.01(c) above. Upon the payment by the Borrowers to the Administrative Agent of the then contingent liability of the Issuing Lender under all outstanding Letters, the Borrowers shall have no further liability to the Issuing Lender with respect to such Letters.

13.04   REFUND OF OVERPAYMENTS.

With respect to each Letter for which the Issuing Lender has been paid all of its contingent liability pursuant to Section 9.05 and provided that all amounts due by the Borrowers to the Issuing Lender under Section 9.05 have been paid, the Issuing Lender agrees to pay to the relevant Borrower, upon the earlier of:

        (a) the date on which either the original counterpart of such Letter is returned to the Issuing Lender for cancellation or the Issuing Lender is released by the beneficiary thereof from any further obligations in respect of such Letter;

        (b)     the expiry of such Letter; and

        (c) the Issuing Lender is permanently enjoined by a court of competent jurisdiction from honouring such Letter pursuant to a final Order;

an amount equal to any excess of the amount received by the Issuing Lender hereunder in respect of its contingent liability under such Letter over the total of amounts applied to reimburse the Issuing Lender for amounts paid by it under or in connection with such Letter (the Issuing Lender having the right to so appropriate such funds).

13.05   REMEDIES CUMULATIVE.

The Borrowers expressly agree that the rights and remedies of the Administrative Agent and the Lenders under this Agreement are cumulative and in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Administrative Agent or any of the Lenders of any right or remedy for a default or breach of any term, covenant or condition in this Agreement does not waive, alter, affect or prejudice any other right or remedy to which the Administrative Agent or such Lender may be lawfully entitled for the same default or breach. Any waiver by the Administrative Agent or any of the Lenders of the strict observance, performance or compliance with any term, covenant or condition of this Agreement is not a waiver of any subsequent default and any indulgence by the Administrative Agent or any of the Lenders with

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                                      -78-                        EXECUTION COPY

respect to any failure to strictly observe, perform or comply with any term, covenant or condition of this Agreement is not a waiver of the entire term, covenant or condition or any subsequent default.

13.06   SET-OFF.

In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, the Administrative Agent and each Lender is authorized, after the occurrence of an Event of Default and for so long as such Event of Default continues and without notice to the Borrowers or to any other person, any such notice being expressly waived by the Borrowers, to set-off, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Administrative Agent or such Lender to or for the credit of or the account of either Borrower against and on account of the obligations and liabilities of such Borrower which are due and payable to the Administrative Agent or such Lender under this Agreement.

                                   ARTICLE 14
                            THE ADMINISTRATIVE AGENT

14.01   APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

        (a) Each Lender hereby appoints and authorizes, and hereby agrees that it will require any assignee of any of its interests in the Loan Documents (other than the holder of a participation in its interests herein or therein) to appoint and authorize the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by such Lender by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any of the Lenders for any action taken or omitted to be taken by it or them thereunder or in connection therewith, except for its own gross negligence or wilful misconduct and each Lender hereby acknowledges that the Administrative Agent is entering into the provisions of this Section 14.01 on its own behalf and as agent and trustee for its directors, officers, employees and agents.

        (b) Without prejudice to the provisions of Sections 14.01(a), each Lender, the Administrative Agent and the Syndication Agent hereby designate and appoint the Administrative Agent as the person holding the power of attorney (the "Fonde de Pouvoir") of the Lenders, the Administrative Agent and the Syndication Agent as contemplated under Article 2692 of the CIVIL CODE OF QUEBEC, to enter into, to take and to hold on their behalf, and for their benefit, the BRL Deed of Hypothec and to exercise such powers and duties which are conferred upon the Administrative Agent thereunder. Any Person who becomes a Lender, an administrative agent and/or a syndication agent of the Lenders shall be deemed to have consented to and confirmed the Administrative Agent as the person holding the Fonde de Pouvoir as aforesaid and to have ratified as of the date he becomes a Lender, an administrative agent and/or a syndication agent, as the case may be, all actions taken by the Administrative Agent in such capacity. As the person holding the Fonde de Pouvoir, the Administrative Agent shall be entitled to

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                delegate from time to time any of its powers or duties under the
                BRL Deed of Hypothec to any Person and on such terms and conditions as the Administrative Agent may determine from time to time.

        (ii) Without prejudice to the designations and appointment of the Administrative Agent as the person holding the Fonde de Pouvoir as aforesaid, each Lender, the Administrative Agent and the Syndication Agent hereby additionally designate and appoint the Administrative Agent as agent and custodian for and on behalf of each of them to hold and to be the sole registered holder of any bond issued under the BRL Deed of Hypothec, the whole notwithstanding Section 32 of the SPECIAL CORPORATE POWERS ACT (Quebec) or any other Applicable Law. In this respect, (i) the Administrative Agent, as agent and custodian of the Lenders, the Administrative Agent and the Syndication Agent, shall keep a record indicating the names and addresses of, and the pro rata portion of the Secured Obligations secured by the BRL Deed of Hypothec owing to, the Persons for and on behalf of whom the aforesaid bond is so held from time to time, and (ii) each Lender, the Administrative Agent and the Syndication Agent will be entitled to the benefits of any Secured Assets subject to the BRL Deed of Hypothec and will participate in the proceeds of realization of any such Secured Assets, the whole in accordance with the terms hereof. The Administrative Agent, in such capacity as agent and custodian shall, (i) have the sole and exclusive right and authority to exercise, except as may be otherwise specially restricted by the terms hereof, all rights and remedies given to the Lenders, the Administrative Agent or the Syndication Agent with respect to the Secured Assets under the BRL Deed of Hypothec, Applicable Law or otherwise, and (ii) benefit from and be subject to all provisions hereof with respect to the Administrative Agent MUTATIS MUTANDIS, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, the Administrative Agent and the Syndication Agent. Any Person who becomes a Lender, an administrative agent and/or a syndication agent of the Lenders shall be deemed to have consented to and confirmed the Administrative Agent as agent and custodian as aforesaid and to have ratified as of the date he becomes a Lender, an administrative agent and/or a syndication agent, as the case may be, all actions taken by the Administrative Agent in such capacity. As agent and custodian, the Administrative Agent shall be entitled to delegate from time to time any of its powers or duties hereunder to any Person and on such terms and conditions as the Administrative Agent may determine from time to time.

14.02   INTEREST HOLDERS.

The Administrative Agent may treat each Lender set forth in Schedule A hereto or the person designated in the last instrument delivered to it under Section 15.06 as the holder of all of the interests of such Lender under the Loan Documents.

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14.03   CONSULTATION WITH COUNSEL.

The Administrative Agent may consult with legal counsel selected by it as counsel for the Administrative Agent and the Lenders and shall not be liable to the Lenders for any action taken or not taken or suffered by it in good faith and in accordance with the advice and opinion of such counsel.

14.04   DOCUMENTS.

The Administrative Agent shall not be under any duty to the Lenders to examine, enquire into or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant to or in connection with the Loan Documents and the Administrative Agent shall, as regards the Lenders, be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

14.05   ADMINISTRATIVE AGENT AS LENDER.

With respect to those portions of the Credit Facilities made available by it, the Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with or in competition with any Obligor and/or any of its affiliates and persons doing business with any Obligor and/or any of its affiliates as if it were not the Administrative Agent and without any obligation to account to the Lenders or the Borrowers therefor.

14.06   RESPONSIBILITY OF ADMINISTRATIVE AGENT.

The duties and obligations of the Administrative Agent to the Lenders under the Loan Documents are only those expressly set forth herein. The Administrative Agent shall not have any duty to the Lenders to investigate whether a Default or an Event of Default has occurred. The Administrative Agent shall, as regards the Lenders, be entitled to assume that no Default or Event of Default has occurred and is continuing unless the Administrative Agent has actual knowledge or has been notified by the Borrowers of such fact or has been notified by a Lender that such Lender considers that a Default or Event of Default has occurred and is continuing, such notification to specify in detail the nature thereof.

14.07   ACTION BY ADMINISTRATIVE AGENT.

The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it on behalf of the Lenders by and under this Agreement or any other Loan Document; provided, however, that the Administrative Agent shall not exercise any rights under Section 13.01 or under the Loan Documents expressed to be on behalf of or with the approval of the Majority Lenders without the request, consent or instructions of the Majority Lenders. Furthermore, any rights of the Administrative Agent expressed to be on behalf of or with the approval of the Majority Lenders shall be exercised by the Administrative Agent upon the request or instructions of the Majority Lenders. The Administrative Agent shall not incur any liability to the Lenders under or in respect of any of the Loan Documents with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its

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gross negligence or wilful misconduct. The Administrative Agent shall in all cases be fully protected in acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Majority Lenders and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In respect of any notice by or action taken by the Administrative Agent hereunder, the Borrowers shall at no time be obliged to enquire as to the right or authority of the Administrative Agent to so notify or act.

14.08   NOTICE OF EVENTS OF DEFAULT.

In the event that the Administrative Agent shall acquire actual knowledge or shall have been notified of any Default or Event of Default, the Administrative Agent shall promptly notify the Lenders and shall take such action and assert such rights under Section 13.01 of this Agreement and under the other Loan Documents as the Majority Lenders shall request in writing and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail for five Banking Days after receipt of the notice of any Default or Event of Default to request the Administrative Agent to take such action or to assert such rights under any of the Loan Documents in respect of such Default or Event of Default, the Administrative Agent may, but shall not be required to, and subject to subsequent specific instructions from the Majority Lenders, take such action or assert such rights (other than rights under Section 13.01 of this Agreement or under the other Loan Documents and other than giving an express waiver of any Default or any Event of Default) as it deems in its discretion to be advisable for the protection of the Lenders except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such rights, in no event shall the Administrative Agent act contrary to such instructions unless required by law to do so.

14.09   RESPONSIBILITY DISCLAIMED.

The Administrative Agent shall be under no liability or responsibility whatsoever as agent hereunder or under any of the other Loan Documents:

        (a) to the Borrowers or any other Person as a consequence of any failure or delay in the performance by, or any breach by, any Lender or Lenders of any of its or their obligations under any of the Loan Documents;

        (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, the Borrowers or any other Person of any of their or its obligations under any of the Loan Documents; or

        (c) to any Lender or Lenders for any statements, representations or warranties in any of the Loan Documents or in any other documents contemplated hereby or thereby or in any other information provided pursuant to any of the Loan Documents or any other documents contemplated hereby or thereby or for the validity, effectiveness, enforceability or sufficiency of any of the Loan Documents or any other document contemplated hereby or thereby.

14.10   INDEMNIFICATION.

The Lenders agree to indemnify the Administrative Agent and its shareholders, officers, directors, employees and agents (to the extent not reimbursed by the Borrowers) pro rata according to the Pro

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Rata Share of each of them from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any other document contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under any of the Loan Documents or any document contemplated hereby or thereby, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent.

14.11   CREDIT DECISION.

Each Lender represents and warrants to the Administrative Agent that:

        (a) in making its decision to enter into this Agreement and to make its Pro Rata Share of the Credit Facilities available to the Borrowers, it is independently taking whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment without reliance upon any information furnished by the Administrative Agent; and

        (b) so long as any portion of the Credit Facilities are being utilized by either Borrower, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

14.12   SUCCESSOR ADMINISTRATIVE AGENT.

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may, with the prior written consent of the Borrowers, resign at any time by giving 30 days written notice thereof to the Lenders. Upon any such resignation, the Majority Lenders, with the prior written consent of the Borrowers, shall have the right to appoint a successor Administrative Agent who shall be one of the Lenders unless none of the Lenders wishes to accept such appointment. If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment by the time of such resignation, then the retiring Administrative Agent may, on behalf of the Lenders and with the prior written consent of the Borrowers, appoint a successor Administrative Agent which shall be a bank organized under the laws of Canada which has combined capital and reserves in excess of Cdn. $250,000,000 and has an office in Toronto. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent (in its capacity as Administrative Agent but not in its capacity as a Lender) and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (in its capacity as Administrative Agent but not in its capacity as a Lender). After any retiring Administrative Agent's resignation or removal hereunder as the Administrative Agent, provisions of this Article 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

14.13   DELEGATION BY ADMINISTRATIVE AGENT.

With the prior approval of the Majority Lenders, the Administrative Agent shall have the right to delegate any of its duties or obligations hereunder as Administrative Agent to any affiliate of the Administrative Agent so long as the Administrative Agent shall not thereby be relieved of such duties or obligations.

14.14   WAIVERS AND AMENDMENTS.

        (a) Subject to Sections 14.14(b) and (c), any term, covenant or condition of any of the Loan Documents may only be amended with the consent of the Borrowers and the Majority Lenders or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Majority Lenders and in any such event the failure to observe, perform or discharge any such covenant, condition or obligation, so amended or waived (whether such amendment is executed or such consent or waiver is given before or after such failure), shall not be construed as a breach of such covenant, condition or obligation or as a Default or Event of Default. Any indulgence by the Lenders or the Majority Lenders with respect to any failure to strictly observe, perform or comply with any term, covenant or condition of any Loan Document is not a waiver of the entire term, covenant or condition or any subsequent default.

        (b) Notwithstanding Section 14.14(a), without the prior written consent of each Lender, no such amendment or waiver shall directly:

                (i) increase the amount of any Credit Facility or the amount of the Individual Commitment of any Lender with respect to any Credit Facility;

                (ii)    alter the terms of Section 2.05 or Article 9;

                (iii) extend the time for the payment of the interest or principal on any Loans, forgive any portion of interest or principal thereof; reduce the stated rate of interest thereon or amend the requirement of pro rata application of amounts received by the Administrative Agent in respect of each Credit Facility;

                (iv) consent to any assignment by either Borrower of the Loan Documents or the benefit thereof;

                (v) change the percentage of the Lenders' required to constitute the Majority Lenders or otherwise amend the definition of Majority Lenders;

                (vi) extend the time for the payment of or reduce the stated amount of any fees to be paid pursuant to Article 7 of this Agreement with respect to the Credit Facilities;

                (vii) permit any subordination of the Secured Obligations except as provided in Section 14.22;

                (viii) release, discharge or amend any of the Guarantees or the Security Documents, in whole or in part; or

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                (ix)    alter the terms of this Section 14.14.

        (c) Without the prior written consent of the Administrative Agent, no amendment to or waiver of Article 14 or any other provision hereof to the extent it affects the rights or obligations of the Administrative Agent shall be effective.

        (d) Without the prior written consent of the Issuing Lender, no amendment to or waiver of Article 14 or any other provision hereof to the extent it affects the rights or obligations of the Issuing Lender shall be effective.

        (e) Notwithstanding Section 14.14(a) or any other provision of this Agreement, the Lenders acknowledge and agree that without the prior written consent of Dundee, no further amendment or waiver of Sections 2.04, 9.02, 9.03(b), 9.03(c), 9.04 or 14.22 shall be effective.

14.15   DETERMINATION BY ADMINISTRATIVE AGENT CONCLUSIVE AND BINDING.

Any determination to be made by the Administrative Agent on behalf of or with the approval of the Lenders or the Majority Lenders under this Agreement shall be made by the Administrative Agent in good faith and, if so made, shall be binding on all parties, absent manifest error.

14.16   ADJUSTMENTS AMONG LENDERS AFTER ACCELERATION.

        (a) The Lenders agree that, at any time after all indebtedness of the Borrowers to the Lenders and the Administrative Agent pursuant hereto has become immediately due and payable pursuant to Section 13.01 or after the cancellation or termination of the Credit Facilities, they will at any time or from time to time upon the request of any Lender through the Administrative Agent purchase portions of the availments made available by the other Lenders which remain outstanding, and make any other adjustments which may be necessary or appropriate, in order that the amounts of the availments made available by the respective Lenders which remain outstanding, as adjusted pursuant to this
Section 14.16, will be in the same proportions as their respective Pro Rata Shares thereof immediately prior to such acceleration, cancellation or termination.

        (b) The Lenders agree that, at any time after all indebtedness of the Borrowers to the Lenders and the Administrative Agent pursuant hereto has become immediately due and payable pursuant to Section 13.03 or after the cancellation or termination of the Credit Facilities, the amount of any repayment made by the Borrowers under this Agreement, and the amount of any proceeds of the exercise of any rights or remedies of the Lenders under the Loan Documents, which are to be applied against amounts owing hereunder as principal, will be so applied in a manner such that to the extent possible, the availments made available by the respective Lenders which remain outstanding, after giving effect to such application, will be in the same proportions as their respective Pro Rata Shares thereof immediately prior to the cancellation or termination thereof immediately prior to such acceleration, cancellation or termination.

        (c) For greater certainty, the Lenders acknowledge and agree that without limiting the generality of the provisions of Sections 14.16(a) and (b), such provisions will have application if and whenever any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off; compensation, or otherwise) on account of any monies owing or payable by the Borrowers to it hereunder in excess of its pro rata share of payments on account of monies owing by the Borrowers to all the Lenders hereunder.

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        (d)     The Borrowers agree to be bound by and to do all things
necessary or appropriate to give effect to any and all purchases and other adjustments made by and between the Lenders pursuant to this Section 14.16.

14.17   REDISTRIBUTION OF PAYMENT.

If a Lender shall receive payment of a portion of the aggregate amount of principal and interest due to it hereunder which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due in respect of the Credit Facilities (having regard to the respective Individual Commitments of the Lenders), the Lender receiving such proportionately greater payment shall purchase a participation (which shall be deemed to have been done simultaneously with receipt of such payment) in that portion of the aggregate outstanding credit of the other Lender or Lenders so that the respective receipts shall be pro rata to their respective participation in the credits; provided, however, that if all or part of such proportionately greater payment received by such purchasing Lender shall be recovered from the Borrowers, such purchase shall be rescinded and the purchase price paid for such participation shall be returned by such selling Lender or Lenders to the extent of such recovery, but without interest.

14.18   DISTRIBUTION OF NOTICES.

With respect to each notice which is delivered to the Administrative Agent hereunder on behalf of certain of or all of the Lenders, the Administrative Agent shall provide a copy of such notice to each of such Lenders on the date it is received by the Administrative Agent if such date is a Banking Day and it is received by the Administrative Agent prior to noon (Toronto time) on such date; otherwise, the Administrative Agent shall provide a copy of such notice to each of such Lenders within one Banking Day of receipt by the Administrative Agent. With respect to each other document which is delivered to the Administrative Agent hereunder on behalf of certain of or all of the Lenders, the Administrative Agent shall provide a copy of such document to each of such Lenders within one Banking Day of receipt by the Administrative Agent. For greater certainty, the Administrative Agent shall deliver to Societe Generale (New York) the Borrowing Base worksheets described in Section 11.02(b)(iv) on the date it is received by the Administrative Agent if such date is a Banking Day and it is received by the Administrative Agent prior to noon (Toronto time) on such date; otherwise, the Administrative Agent shall provide a copy of such Borrowing Base worksheets to Societe Generale (New York) within one Banking Day of receipt by the Administrative Agent.

14.19   DETERMINATION OF EXPOSURES.

Prior to any distribution of Cash Proceeds of Realization to the Lenders, the Administrative Agent shall request each Lender to provide to the Administrative Agent a written calculation of such Lender's Exposure, each such calculation to be certified true and correct by the Lender providing same. Each Lender shall so provide such calculation within 2 Banking Days following the request of the Administrative Agent. Any such calculation provided by a particular Lender which is approved by the Administrative Agent shall, absent manifest error, constitute prima facie evidence of such Lender's Exposure at such time. If the Administrative Agent does not approve any such calculation provided by a particular Lender, the Administrative Agent and such Lender shall, expeditiously and in good faith, make a determination of such Lender's Exposure which the Administrative Agent approves. With respect to each determination of the Exposure of the Lenders, the Administrative

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Agent shall promptly notify the Lenders. For the purposes of determining a particular Lender's Exposure at any particular time:

        (a) the Exposure of a Lender under this Agreement and the Security Documents shall be the aggregate amount (expressed in United States dollars) of the Individual Commitments of such Lender at such time;

        (b) the Exposure of a Lender under a commodity price hedging contract shall be the Commodity Hedging Exposure of such Lender less such Lender's pro-rata share of Cash Collateral (such pro-rata share being determined on the basis of all Lenders with any Commodity Hedging Exposure) at such time;

        (c) the Exposure of a Lender (expressed in United States dollars) under an interest rate swap agreement which, in the case of an interest rate swap agreement which has not been terminated as at such time, shall be equal to the total amount which the relevant Obligor would be obligated to pay to such Lender under such interest rate swap agreement in the event of the early termination by such Lender as at such time of such interest rate swap agreement as a result of the occurrence of a default or event of default (however specified or designated) with respect to the relevant Obligor thereunder or, in the case of an interest rate swap agreement which has been terminated as at such time, shall be equal to the total amount which the relevant Obligor is obligated to pay to such Lender under such interest rate swap agreement;

        (d) the Exposure of a Lender (expressed in United States dollars) under a foreign exchange contract which, in the case of a foreign exchange contract which has not been terminated as at such time, shall be equal to the total amount which the relevant Obligor would be obligated to pay to such Lender under such contract in the event of the early termination by such Lender as at such time of such contract as a result of the occurrence of a default or event of default (however specified or designated) with respect to the relevant Obligor thereunder or, in the case of a foreign exchange contract which has been terminated as at such time, shall be equal to the total amount which the relevant Obligor is obligated to pay to such Lender under such contract; and

        (e) the Exposure of a Lender in respect of a cash management agreement shall be the amount (expressed in United States dollars) which would be owing by the relevant Borrower thereunder at such time if such agreement was terminated.

14.20   DECISION TO ENFORCE SECURITY.

Upon the Security becoming enforceable in accordance with its terms, the Administrative Agent shall promptly so notify each of the Lenders. Any Lender may thereafter provide the Administrative Agent with a written request to enforce the Security. Forthwith after the receipt of such a request, the Administrative Agent shall seek the instructions of the Majority Lenders as to whether the Security should be enforced and the manner in which the Security should be enforced. In seeking such instructions, the Administrative Agent shall submit a specific proposal to the Lenders. The Administrative Agent shall promptly notify the Lenders of all instructions and approvals of the Majority Lenders.

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14.21   ENFORCEMENT.

The Administrative Agent shall have the sole right to enforce, or otherwise deal with, the Security and to deal with the Obligors in connection therewith; provided, however, that the Administrative Agent shall so enforce, or otherwise deal with, the Security as the Majority Lenders shall instruct.

14.22   APPLICATION OF CASH PROCEEDS OF REALIZATION.

        (a) All Proceeds of Realization not in the form of cash shall be forthwith delivered to the Administrative Agent and disposed of, or realized upon, by the Administrative Agent in such manner as the Majority Lenders may approve so as to produce Cash Proceeds of Realization.

        (b) Subject to the claims, if any, of secured creditors of the Obligors whose security ranks in priority to the Security, all Cash Proceeds of Realization shall be applied and distributed, and the claims of the Lenders and the Administrative Agent shall be deemed to have the relative priorities which would result in such Cash Proceeds of Realization being applied and distributed, as follows:

                (i) firstly, to the payment of all reasonable costs and expenses incurred by the Administrative Agent (including, without limitation, all legal fees and disbursements) in the exercise of all or any of the powers granted to it hereunder or under the Security Documents and Guarantees with respect to any realization against the Secured Assets and in payment of all of the remuneration of any Receiver and all costs and expenses properly incurred by such Receiver (including, without limitation, all legal fees and disbursements) in the exercise of all or any powers granted to it under the Security Documents with respect to any realization against the Secured Assets;

                (ii) secondly, in payment of all amounts of money borrowed or advanced by the Administrative Agent or such Receiver pursuant to the Security Documents with respect to any realization against the Secured Assets and any interest thereon;

                (iii) thirdly, to the payment to the Lenders pro rata in accordance with their relative Exposures, in the following order, of:

                        (A)     amounts due hereunder as fees; and

                        (B)     amounts due hereunder as costs and expenses;

                (iv) subject to Section 14.16(b), the remaining Cash Proceeds of Realization that constitute Current Assets Proceeds shall be applied in payment or prepayment of the following Secured Obligations (including holding as cash collateral to be applied against such Secured Obligations which have not then matured) in the following order:

                        (A) to the Lenders, pro rata in accordance with their relative Exposures, to amounts due under the Revolving Facility, in the following order:

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                                i.      as default interest;

                                ii.     as interest; and

                                iii.    as principal;

                        (B) to the Lenders, pro rata in accordance with their relative Exposures, to amounts due under both the Non-Revolving Facility and the Supplemental Term Facility on a pro rata and pari passu basis, in the following order:

                                i.      as default interest;

                                ii.     as interest;

                                iii.    as principal;

                        (C) to amounts due with respect to Hedging Obligations; and

                (v) subject to Section 14.16(b), the remaining Cash Proceeds of Realization that constitute Fixed Assets Proceeds shall be applied in payment or prepayment of the following Secured Obligations (including holding as cash collateral to be applied against such Secured Obligations which have not then matured) in the following order:

                        (A) to the Lenders, pro rata in accordance with their relative Exposures, to amounts due under both the Non-Revolving Facility and the Supplemental Term Facility on a pro rata and pari passu basis, in the following order:

                                i.      as default interest;

                                ii.     as interest;

                                iii.    as principal;

                        (B) to the Lenders, pro rata in accordance with their relative Exposures, to amounts due under the Revolving Facility, in the following order:

                                i.      as default interest;

                                ii.     as interest; and

                                iii.    as principal;

                (vi) the balance, if any, of such Cash Proceeds of Realization, to the Obligors or otherwise in accordance with applicable law.

                                      -89-                        EXECUTION COPY

14.23   ENTERING INTO CONTRACTS.

The Administrative Agent may enter into any Security Document as agent for and on behalf of the Lenders.

14.24   OTHER SECURITY NOT PERMITTED.

None of the Lenders shall be entitled to enjoy any Lien with respect to any of the assets of any of the Obligors other than the Security.

                                   ARTICLE 15
                                  MISCELLANEOUS

15.01   WAIVERS.

No failure or delay by the Administrative Agent, the Lenders or the Majority Lenders in exercising any remedy, right or power hereunder or otherwise shall operate as a waiver thereof, except a waiver which is specifically given in writing by the Administrative Agent, and no single or partial exercise of any power, right or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other power, right or privilege.

15.02   NOTICES.

All notices, demands and other communications provided for in this Agreement shall be in writing and shall be personally delivered to an officer or other responsible employee of the addressee or sent by telefacsimile, charges prepaid, at or to the applicable addresses or telefacsimile numbers, as the case may be, set opposite the party's name on the signature page hereof (in the case of the Borrower or the Administrative Agent) or set forth in Schedule A hereto (in the case of the Lenders) or at or to such other address or addresses or telefacsimile number or numbers as any party hereto may from time to time designate to the other parties in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is transmitted by telefacsimile as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

15.03   SEVERABILITY.

Any provision hereof which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                                      -90-                        EXECUTION COPY

15.04   COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

15.05   SUCCESSORS AND ASSIGNS.

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

15.06   ASSIGNMENT.

        (a) Neither the Loan Documents nor the benefit thereof may be assigned by either Borrower.

        (b) A Lender may at any time sell to one or more other persons ("Participants") participating interests in any credit outstanding hereunder, the commitment of the Lender hereunder or any other interest of the Lender under the Loan Documents provided such sale of a participating interest would not cause the Borrowers to incur additional costs (including, without limitation, any additional costs pursuant to Article 8). In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement to the Borrowers shall remain unchanged, the Lender shall remain solely responsible for the performance thereof and the Borrowers shall continue to be obligated to the Lender in connection with the Lender's rights under this Agreement. The Borrowers agree that each Participant shall be entitled to the benefits of Article 8 with respect to its participation hereunder; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Article than the Lender would have been entitled to receive in respect of the amount of the participation transferred by the Lender to such Participant had no such transfer occurred.

        (c) With (i) the prior written consent of the Issuing Lender (which consent shall not be required for so long as an Event of Default has occurred and is continuing if no Letters are outstanding at the time of the relevant assignment), and (ii) the prior written consent of the Administrative Agent, which consent shall not be required if such assignment is to one or more Lenders or to an affiliate or subsidiary of any of the Lenders, a Lender may at any time sell all or any part of its rights and obligations under the Loan Documents to one or more Persons ("Purchasing Lenders"). A Purchasing Lender shall not be a non-resident of Canada for the purposes of the INCOME TAX ACT (Canada) unless such Purchasing Lender has waived its rights to the benefit of Section 8.06 and such waiver is otherwise in form and substance satisfactory to the Borrowers. Upon such sale, the Lender shall, to the extent of such sale, be released from its obligations under the Loan Documents and each of the Purchasing Lenders shall become a party to the Loan Documents to the extent of the interest so purchased. Any such assignment by a Lender shall not be effective unless and until the Purchasing Lender assumes an equal percentage of such Lender's Pro Rata Share of such Lender's Individual Commitment under the Revolving Facility and the Non-Revolving Facility, unless and until any such assignment is for a minimum amount of $10,000,000, unless and until such Lender has paid to the Administrative Agent an assignment fee in the amount of $3,500 for each Purchasing Lender (unless the payment of such fee has been waived by the Administrative Agent), unless and until the assignee has executed an instrument substantially in the form of

                                      -91-                        EXECUTION COPY

Schedule C hereto or otherwise in a form acceptable to such Lender, the Purchasing Lender and the Administrative Agent whereby such assignee has agreed to be bound by the terms of the Loan Documents as a Lender and has agreed to a specific Individual Commitment and a specific address and telefacsimile number for the purpose of notices as provided in Section 15.02 and unless and until a copy of a fully executed copy of such instrument has been acknowledged by the Administrative Agent. Upon any such assignment becoming effective, Schedule A hereto shall be deemed to be amended to include the assignee as a Lender with the specific Individual Commitment, address and telefacsimile number as aforesaid and the Individual Commitment of the Lender making such assignment shall be deemed to be reduced by the amount of the Individual Commitment of the assignee.

        (d) The Borrowers authorize the Administrative Agent and the Lenders to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in its possession concerning the Borrowers and their respective subsidiaries which has been delivered to them by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to them by or on behalf of the Borrowers in connection with their credit evaluation of the Borrowers prior to entering into this Agreement, so long as any such Transferee or prospective Transferee agrees not to disclose any confidential, non-public information to any person other than its non-brokerage affiliates, employees, accountants or legal counsel, unless required by law and after prior notice to the Borrowers.

15.07   ENTIRE AGREEMENT.

The Loan Documents (other than the agreements referred to therein and delivered pursuant thereto) constitute the entire agreement between the parties hereto and supersede any prior agreements, commitment letters, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

15.08   FURTHER ASSURANCES.

The Borrowers shall from time to time and at all times hereafter, upon every reasonable request of the Administrative Agent, make, do, execute, and deliver or cause to be made, done, executed and delivered all such further acts, deeds, assurances and things as may be necessary in the opinion of the Administrative Agent for more effectually implementing and carrying out the true intent and meaning of this Agreement, the other Loan Documents or any agreement delivered pursuant hereto or thereto and all such additional security instruments and agreements and legal opinions in connection with the property and assets of the Obligors, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may from time to time reasonably request to ensure that the Secured Assets are subject to a first-ranking security interest (subject to Permitted Liens) in favour of the Lenders.

15.09   JUDGMENT CURRENCY.

        (a) If, for the purpose of obtaining or enforcing judgment against either Borrower in any court in any jurisdiction, it becomes necessary to convert into a particular currency (such currency being hereinafter in this Section 15.09 referred to as the "Judgment Currency") an amount due in another currency (such other currency being hereinafter in this Section 15.09 referred to as the

                                      -92-                        EXECUTION COPY

"Indebtedness Currency") under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

                (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

                (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 15.09(a)(ii) being hereinafter in this
                        Section 15.09 referred to as the "Judgment Conversion Date").

        (b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 15.09(a)(ii), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Borrowers shall pay to the Lenders such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Indebtedness Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

        (c)     Any amount due from the Borrowers under the provisions of
Section 15.09(b) shall be due to the judgment creditor as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

        (d) The term "rate of exchange" in this Section 15.09 means the noon spot rate of exchange for Canadian interbank transactions applied in converting the Indebtedness Currency into the Judgment Currency published by the Bank of Canada for the day in question.

                                    *********
                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                                      -93-                        EXECUTION COPY

        IN WITNESS WHEREOF the parties hereto have executed this Agreement.


THE BANK OF NOVA SCOTIA                                   THE BANK OF NOVA SCOTIA, as
Global Risk Management                                    ADMINISTRATIVE AGENT AND DOCUMENTATION AGENT
Special Accounts Management-Canada
Scotia Plaza                                              By:_____________________________________
40 King Street West, 29th Floor                                    Name:
Toronto, Ontario   M5H 1H1                                         Title:

Attention:      Assistant General Manager                 By:_____________________________________
Telecopier No.: (416) 933-1357                                     Name:
Telephone No.:  (416) 933-1359                                     Title:


THE BANK OF NOVA SCOTIA                                   THE BANK OF NOVA SCOTIA, AS
Global Risk Management                                    LENDER
Special Accounts Management-Canada
Scotia Plaza                                              By:_____________________________________
40 King Street West, 29th Floor                                    Name:
Toronto, Ontario   M5H 1H1                                         Title:

Attention:      Assistant General Manager                 By:_____________________________________
Telecopier No.: (416) 933-1357                                     Name:
Telephone No.:  (416) 933-1359                                     Title:


SOCIETE GENERALE (NEW YORK)                               SOCIETE GENERALE (NEW YORK), AS SYNDICATION AGENT
1221 Avenue of the Americas
11th Floor                                                By: /s/ Emmanuel Chesneau
New York, New York                                           -------------------------------------
10020                                                              Name:  Emmanuel Chesneau
                                                                   Title: Director

Attention:      Laurence Lemesle                          By: /s/ Craig A. Tashjian
Telecopier No.: (212) 278-7953                               -------------------------------------
Telephone No.:  (212) 278-6961                                     Name:  Craig A. Tashjian
                                                                   Title: Managing Director


                                      -94-                        EXECUTION COPY


SOCIETE GENERALE (CANADA)                                 SOCIETE GENERALE (CANADA), as
1501 McGill College Avenue, Suite 1800                    Lender
Montreal, Quebec
H3A 3M8                                                   By: /s/ Francois Laliberte
                                                             -------------------------------------
                                                               Name:  Francois Laliberte
Attention:      Francois Laliberte                             Title: Managing Director Risk
                Vice President, Corporate
                and Investment Banking                    By: /s/ Diletta Prando
Telecopier No.: (514) 841-6257                               -------------------------------------
Telephone No.:  (514) 841-6005                                 Name:  Diletta Prando
                                                               Title: Director, Legal Affairs
                                                                      Assistant Secretary


NATIONAL BANK OF CANADA                                   NATIONAL BANK OF CANADA
9th Floor, National Tower
600 rue de la Gauchetiere Ouest                           By: /s/ Robert Savoie
Montreal, QC  H3B 4L2                                        -------------------------------------
                                                               Name:  Robert Savoie
                                                               Title: Senior Manager

Attention:      Robert Savoie
                Senior Manager                            By: /s/ Alain Recard
Telecopier No.: (514) 394-8811                               -------------------------------------
Telephone No.:  (514) 394-6272                                 Name:  Alain Recard
                                                               Title: Senior Manager


BREAKWATER RESOURCES LTD.                                 BREAKWATER RESOURCES LTD.
95 Wellington Street West, Suite 2000
Toronto, Ontario                                          By: /s/ Colin K. Benner
M5J 2N7                                                      -------------------------------------
                                                               Name:  Colin K. Benner
                                                               Title: President & CEO
Attention:       Chief Financial Officer
Telecopier No.:  (416) 363-8020                           By: /s/ Rene R. Galipeau                c.s
                                                             -------------------------------------
                                                               Name:  Rene R. Galipeau
                                                               Title: Executive V.P. & CFO


CANZINCO LTD.                                             CANZINCO LTD.
270 Douglas Avenue
1st Floor                                                 By: /s/ Colin K. Benner
Bathurst, New Brunswick                                      -------------------------------------
E2A 1M9                                                        Name:  Colin K. Benner
                                                               Title: President & CEO

Attention:       Chief Financial Officer                  By: /s/ Rene R. Galipeau                c.s.
Telecopier No.:  (506) 548-4448                              -------------------------------------
                                                               Name:  Rene R. Galipeau
                                                               Title: Executive V.P. & CFO

                                                                  EXECUTION COPY

                                   SCHEDULE A

                             INDIVIDUAL COMMITMENTS


NAME AND ADDRESS OF LENDER                 INDIVIDUAL COMMITMENT

The Bank of Nova Scotia                    Revolving Facility:
Global Risk Management                     Commitment No. 1 - $6,250,000
Special Accounts Management-Canada         Commitment No. 2 - $6,250,000
44 King Street West, 16th Floor
Toronto, Ontario M5H 1H1                   Non-Revolving Facility:
                                           Commitment No. 1 - $2,203,875
Attention:      Assistant General Manager  Commitment No. 2 - $2,203,875
Telecopier No.: (416) 933-1357
Telephone No.:  (416) 933-1359             Supplemental Term Facility:
                                           Commitment No. 1 -$812,500
                                           Commitment No. 2 -$812,500

SOCIETE GENERALE (CANADA)                  Revolving Facility: $6,250,000
100 Yonge Street                           Non-Revolving Facility: $2,203,875
Suite 1002
Toronto, Ontario                           Supplemental Term Facility: -$812,500
M5C 2W1

Attention:      Francois Laliberte
                Vice-President, Corporate
                and Investment Banking
Telecopier No.: (416) 364-1879


NATIONAL BANK OF CANADA                    Revolving Facility: $6,250,000
9th Floor, National Tower                  Non-Revolving Facility: $2,203,875
600 rue de la Gauchetiere Ouest
Montreal, QC  H3B 4L2
                                           Supplemental Term Facility: -$812,500
Attention:      Robert Savoie
                Senior Manager
Telecopier No.: (514) 394-8811
Telephone No.:  (514) 394-6272

                                                                  EXECUTION COPY

                                   SCHEDULE B

                             COMPLIANCE CERTIFICATE


TO: THE BANK OF NOVA SCOTIA, in its capacity as administrative agent of the Lenders (the "Administrative Agent")

AND TO: The Lenders


1. Reference is made to the third further amended and restated credit agreement made as of November 25, 2003 between Breakwater Resources Ltd. and CanZinco Ltd. (the "Borrowers"), The Bank of Nova Scotia, Societe Generale (Canada) and the other financial institutions party thereto in their capacity as Lenders, the Administrative Agent and the Syndication Agent, relating to the establishment of term credit facilities in favour of the Borrowers (as amended, modified, supplemented or restated, the "Credit Agreement"). Capitalized terms used herein, and not otherwise defined herein, have the meanings attributed to such terms in the Credit Agreement.

2. This Compliance Certificate is delivered pursuant to Section 11.02(b)(iii) of the Credit Agreement.

3. The undersigned, [name], [title] of Breakwater Resources Ltd., hereby certifies that, as of the date of this Compliance Certificate, I have made or caused to be made such investigations as are necessary or appropriate for the purposes of this Compliance Certificate and:

        (a) the consolidated, unconsolidated and consolidating financial statements for the [Fiscal Quarter OR Fiscal Year] ending o, o, provided herewith pursuant to Section 11.02(b) of the Credit Agreement were prepared in accordance with Generally Accepted Accounting Principles and present fairly, in all material respects, the financial position of BRL and its subsidiaries as at the date hereof;

        (b)     the representation and warranties made by the Borrowers in
                Section 10.01 of the Credit Agreement are true and correct in all material respects as at the date hereof, except as has heretofore been notified to the Administrative Agent by the Borrowers [or except as described in Schedule ________ hereto];

        (c) the Borrowers are in compliance in all respects with all covenants in the Credit Agreement as at [date], being the most recently completed Fiscal [Quarter OR Year] of BRL, as evidenced by the calculations of such financial covenants as attached hereto, except as has heretofore been notified to the Administrative Agent by the Borrowers in writing [or except as described in Schedule ____ hereto] and

        (d) no Default or Event of Default has occurred and is continuing, except as has heretofore been notified to the Administrative Agent by the Borrowers in writing [or except as described in Schedule _____ hereto].

I give this Compliance Certificate on behalf of the Borrowers and in my capacity as o of o, and no personal liability is created against or assumed by me in the giving of this Certificate.

                                                                  EXECUTION COPY


Dated at o, this o day of o, o.


                                          ______________________________
                                          Name:
                                          Title:

                                                                  EXECUTION COPY

                                   SCHEDULE C

                               FORM OF ASSIGNMENT


                                                             Dated______________

         Reference is made to the Third Further Amended and Restated Credit Agreement made as of November 25, 2003 (the "Credit Agreement"), between Breakwater Resources Ltd. and CanZinco Ltd., as borrowers, The Bank of Nova Scotia, as administrative agent and documentation agent, Societe Generale (New
York) as syndication agent, and the Lenders referred to therein, as amended to the date hereof. Terms defined in the Credit Agreement are used herein as therein defined.

(the "Assignor") and ________________ (the "Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a _% interest in and to all of the Assignor's rights and obligations as a Lender under the Loan Documents as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Individual Commitment under each of the Credit Facilities as in effect on the Effective Date and the credit extended by the Assignor and outstanding under each of the Credit Facilities on the Effective Date).

2. The Assignor (i) represents and warrants that as of the date hereof its Individual Commitment is U.S. $___________ under the Revolving Facility and U.S. $____________ under the Non-Revolving Facility and U.S.$________________ under the Supplemental Term Facility (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby), and the aggregate outstanding amount of credit extended by it under the Revolving Facility is U.S. $_________, under the Non-Revolving Facility is U.S. $________________ and under the Supplemental Term Facility is U.S.$_______________ (without giving effect to assignments thereof which have not yet become effective, including, but not limited to, the assignment contemplated hereby); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) gives notice to the Administrative Agent of the assignment to the Assignee hereunder.

3. The effective date of this Assignment (the "Effective Date") shall be ________________ Following the execution of this Assignment, it will be delivered to the Administrative Agent for its acknowledgment.

4. Upon such acknowledgment and consent, as of the Effective Date (i) the Assignee shall, in addition to any rights and obligations under the Loan Documents held by it immediately prior to the Effective Date, have the rights and obligations under the Loan Documents that have been assigned to it pursuant to this Assignment, (ii) the Assignor shall, to the extent provided in this Assignment,

                                                                  EXECUTION COPY


relinquish its rights and be released from its obligations under the Loan Documents, (iii) the Individual Commitment of the Assignee with respect to each Credit Facility shall be as described in Appendix 1 hereto and (iv) the address and telefacsimile number of the Assignee for the purposes of Schedule A to the Credit Agreement shall be as set forth in Appendix 1 hereto.

5. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Documents for periods prior to the Effective Date directly between themselves.

6. This Assignment shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein.


                                       [ASSIGNOR]


                                       By:
                                          --------------------------------------
                                          Title:


                                       [ASSIGNEE]


                                       By:
                                          --------------------------------------
                                             Title:

                                       ADDRESS

                                       -----------------------------------------

                                       -----------------------------------------

                                       -----------------------------------------

                                       Attention:
                                                  ------------------------------

                                       Telefax:
                                                --------------------------------

                                                                  EXECUTION COPY

                                   SCHEDULE D

                 LOCATION OF PROPERTY AND ASSETS OF THE OBLIGORS


BREAKWATER RESOURCES LTD.
-------------------------


         95 Wellington Street West
         Suite 2000
         Toronto, Ontario
         M5J 2N7

         GONZAGUE LANGLOIS MINE
         Route 101, kilometre 42
         Lebel-sur-Quevillon, Quebec
         J0Y 1X0

         BOUCHARD-HEBERT MINE
         596, Rang des Ponts
         Clericy (Quebec)
         J0Z 1P0


CANZINCO LTD.
-------------

         Mailing address:

         P.O. Box 26 Bathurst, New Brunswick
         E2A 3Z1

         CARIBOU MINE
         Restigouche County, New Brunswick

         NANISIVIK MINE
         Nanisivik, Nunavut

                                                                  EXECUTION COPY

                                   SCHEDULE E

                        PLACE OF BUSINESS OF THE OBLIGORS


BREAKWATER RESOURCES LTD.
-------------------------

Place of business, location of chief executive office and location of registered or head office.

         95 Wellington Street West
         Suite 2000
         Toronto, Ontario
         M5J 2N7

         BOUCHARD-HEBERT MINE
         596, Rang des Ponts
         Clericy (Quebec)
         J0Z 1P0


CANZINCO LTD.
-------------

Place of Business.

         Mailing address:
         P.O. Box 26
         Bathurst, New Brunswick
         E2A 3Z1

         CARIBOU MINE
         Restigouche County, New Brunswick

         NANISIVIK MINE
         Nanisivik, Nunavut

Location of chief executive office and location of registered or head office.

         P.O. Box 26 Bathurst, New Brunswick
         E2A 3Z1

                                                                  EXECUTION COPY

                                   SCHEDULE F

                  CAPITAL OF CANZINCO AND MATERIAL SUBSIDIARIES

-------------------------- ------------------------ ----------------------- ------------------------------------------

         COMPANY             AUTHORIZED CAPITAL         ISSUED CAPITAL                  OWNERS OF RECORD
-------------------------- ------------------------ ----------------------- ------------------------------------------
CANZINCO LTD.              unlimited number of      68,096,442 common       Breakwater Resources Ltd.
                           common shares            shares
-------------------------- ------------------------ ----------------------- ------------------------------------------
SOCIEDAD CONTRACTUAL       unlimited number of      1 share                 Roberto Mayorga
MINERA EL TOQUI            common shares
-------------------------- ------------------------ ----------------------- ------------------------------------------
                                                    3,476 shares            Breakwater Resources Ltd.
-------------------------- ------------------------ ----------------------- ------------------------------------------
CONSELL MARKETING, INC.    unlimited number of      100,050 common shares   Breakwater Resources Ltd.
                           common shares
-------------------------- ------------------------ ----------------------- ------------------------------------------
AMERICAN PACIFIC           250 shares of 100        246 shares              Santa Barbara Mining Company Inc.
HONDURAS S.A. DE C.V.      lempiras each
-------------------------- ------------------------ ----------------------- ------------------------------------------
                                                    1 share                 John D. Bracale
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Robert Byrd
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Peter Tiege
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Joy Merz
-------------------------- ------------------------ ----------------------- ------------------------------------------
SANTA BARBARA MINING       unlimited number of      31,721,881 common       Breakwater Resources Ltd.
COMPANY INC.               common shares            shares
-------------------------- ------------------------ ----------------------- ------------------------------------------
BREAKWATER TUNISIA S.A.    15,000,000 dinars        149,993 shares          Breakwater Resources Ltd.
                           divided into 150,000
                           shares with a par
                           value of 100 dinars
                           each
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Gordon Bub
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Colin Benner
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Rene Galipeau
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Ann Wilkinson
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Samir Abdelly
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Bertrand Boivin
                                                    ----------------------- ------------------------------------------
                                                    1 share                 Gaetan Bureau
-------------------------- ------------------------ ----------------------- ------------------------------------------

                                                                  EXECUTION COPY

                                   SCHEDULE G

                               DISCLOSURE SCHEDULE


Nil

                                                                  EXECUTION COPY

                                   SCHEDULE H

                                 OCF PROJECTIONS


                                  See attached

                                                                  EXECUTION COPY

                                   SCHEDULE I

                           CONFIRMATION OF GUARANTORS

        Each of Sociedad Contractual Minera El Toqui, Consell Marketing, Inc., American Pacific Honduras S.A. de C.V. and Breakwater Tunisia S.A. (collectively, the "Guarantors") hereby acknowledges its agreement to the Third Further Amended and Restated Credit Agreement (the "Third Further Amended and Restated Credit Agreement") between The Bank of Nova Scotia (the "Bank") as administrative agent and documentation agent for itself, Societe Generale (Canada), National Bank of Canada and other financial institutions who become lenders (the "Lenders") from time to time under the Third Further Amended and Restated Credit Agreement, Societe Generale (New York), as syndication agent for the Lenders, the Lenders, Breakwater Resources Ltd. and CanZinco Ltd. (the "Borrowers") dated as of November 25, 2003. Each Guarantor hereby confirms its obligations under its guarantee delivered in connection with the Credit Agreement (as defined in the Third Further Amended and Restated Credit Agreement) in favour of the Bank, for and on behalf of the Lenders, in connection with the obligations of the Borrowers to the Bank and the Lenders under the Third Further Amended and Restated Credit Agreement.

        DATED as of the __ day of November, 2003.

                                  SOCIEDAD CONTRACTUAL MINERA EL TOQUI


                                  Per:
                                      ------------------------------------------


                                  CONSELL MARKETING, INC.


                                  Per:
                                      ------------------------------------------


                                  AMERICAN PACIFIC HONDURAS S.A. DE C.V.


                                  Per:
                                      ------------------------------------------


                                  BREAKWATER TUNISIA S.A.


                                  Per:
                                      ------------------------------------------


                                  SANTA BARBARA MINING COMPANY INC.


                                  Per:
                                      ------------------------------------------

                                                                  EXECUTION COPY

                                   SCHEDULE J

                          ACKNOWLEDGMENT OF ASSIGNMENT

TO:     THE BANK OF NOVA SCOTIA
        Corporate Finance and Syndications
        44 King Street West, 17th Floor
        Toronto, Ontario M5H 1H1

        Attention: Vice President and Unit Head

[DATE]

Dear Sirs,

We hereby acknowledge receipt of notice from [OBLIGOR] (the "Assignor") that, by a general security agreement dated o (the "GSA"), the Assignor has pledged and assigned to you for the benefit of the Lenders identified therein, all its right, title and interest to proceeds payable by us to the Assignor under the sales contract identified on Exhibit 1 attached hereto (the "Sales Contract").

We hereby confirm to you (i) our consent to the assignment by the Assignor to you of one hundred percent (100%) of its right, title and interest in and to the Sales Contract, subject to the terms and conditions set out in this letter, (ii) that we have not received prior notice of any assignment, transfer or charge of the right, title and interest of the Assignor in the Sales Contract, (iii) our acknowledgment that neither you nor any of the Lenders under the Credit Agreement (as defined in the GSA) shall have any obligations (whether in place of the Assignor or otherwise) under the Sales Contract; and (iv) that we will pay unconditionally all sums due and payable from us to the Assignor, without setoff or deduction of any kind, to the account notified to us in the notice of assignment received from the Assignor or at such other account as you may from time to time notify to us in writing.

Nothing in this letter shall derogate from, increase or otherwise in any way affect the rights, remedies and obligations of the Assignor or ourselves under or in connection with the Sales Contract. This letter shall be governed by and construed in accordance with the laws of the Province of Ontario, Canada. Each party submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and waives any objection to venue or inconvenient forum.

                                      Yours faithfully

                                      [NAME OF PURCHASER]

                                      By:
                                         ---------------------------------------
                                          Title:

                                                                  EXECUTION COPY

                    EXHIBIT 1 TO ACKNOWLEDGMENT OF ASSIGNMENT

                                 SALES CONTRACT




                                  See attached







                                J (Exhibit 1) - 1

                                                                  EXECUTION COPY

                                   SCHEDULE K

                          FORM OF NOTICE OF ASSIGNMENT


From:   [OBLIGOR] (the "Assignor")

To:     [NAME OR PURCHASER] (the "Purchaser")

Re: Contract specified in Appendix 1 attached hereto between the Assignor and the Purchaser (the "Sales Contract")

Dear Sirs:

We hereby give you notice that by a general security agreement dated o (the "GSA") made between the Assignor and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent") for the Lenders identified therein, we have assigned by way of security one hundred percent (100%) of our rights, title and interest in and to the proceeds under the Sales Contract. It is a condition of the Credit Agreement (as defined in the GSA) that you confirm your consent to that assignment in writing by executing an acknowledgment of this notice of assignment in the form attached hereto, or such other form as the Administrative Agent may agree. We shall remain liable to perform our obligations under the Sales Contract and neither the Administrative Agent nor any of the Lenders shall assume any obligations imposed on us by the Sales Contract.

We hereby irrevocably and unconditionally instruct you to pay until you are notified in writing by the Administrative Agent to the contrary, one hundred percent (100%) of all amounts payable with respect to each shipment under the Sales Contract to the Administrative Agent. Any such amounts shall be credited to the following account or such other account as shall be notified to the Assignor in writing by the Administrative Agent:

        o
        o
        o

Please confirm receipt of this Notice by signing the endorsement on the enclosed copy.

Additionally, please also complete the enclosed Acknowledgment of Assignment and return it with the receipt copy of the Notice of Assignment to the Administrative Agent.

                                    [OBLIGOR]

                                    By:
                                       -----------------------------------------
                                        Title:

                                                                  EXECUTION COPY

                       APPENDIX 1 TO NOTICE OF ASSIGNMENT

                                 SALES CONTRACT









                               K (Appendix 1) - 1

                                                                  EXECUTION COPY

                                   SCHEDULE L

                              CAMBIOR PERIOD EBITDA


                             [INTENTIONALLY DELETED]

                                                                  EXECUTION COPY

                                   SCHEDULE M

                             EXISTING CAMBIOR LIENS


                                  See attached.

                                                                  EXECUTION COPY

                      SCHEDULE N - DUNDEE LETTER OF CREDIT



                                  See attached

                                                                  EXECUTION COPY

                      SCHEDULE O - SUMMARY OF BUSINESS PLAN

                                  See attached

                                                                  EXECUTION COPY

                     SCHEDULE P - EL TOQUI ROYALTY PAYMENTS
                      FROM SEPTEMBER 1997 TO SEPTEMBER 2003

Quarter                                                     Royalty Paid - US$

Aug'97-Sep'97                                                      91,308.00
Oct'97-Dec'97                                                             0
Jan'98-Mar'98                                                             0
Apr'98-Jun'98                                                             0
Jul'98-Sep'98                                                             0
Oct'98-Dec'98                                                             0
Jan'99-Mar'99                                                             0
Apr'99-Jun'99                                                             0
Jul'99-Sep'99                                                      35,012.16
Oct'99-Dec'99                                                      44,386.33
Jan'00-Mar'00                                                      32,160.00
Apr'00-Jun00                                                       31,040.00
Jul'00-Sep'00                                                      35,435.00
Oct'00-Dec'00                                                             0
Jan'01-Mar'01                                                             0
Apr'01-Jun'01                                                             0
Jul'01-Sep'01                                                             0
Oct'01-Dec'01                                                             0
Jan'02-Mar'02                                                             0
Apr'02-Jun'02                                                             0
Jul'02-Sep'02                                                             0
Jan'03-Mar'03                                                             0
Apr'03-Jun'03                                                             0
Jul'03-Sep'03                                                             0




   Royalty - Average cash settlement price > US$0.50 but < US$0.55 per lb.    1%

           - Average cash settlement price => US$0.55 but < US$0.60 per lb.   2%

           - Average cash settlement price => US$0.60 per lb.                 3%

                                                                  EXECUTION COPY

                        SCHEDULE Q - ENVIRONMENTAL ISSUES

ENVIRONMENTAL SURETY BONDS
--------------------------

The events since September 11, 2001 and the bankruptcies of several major companies have put serious stress on the ability of insurers to continue to provide support as they have in the past. The surety market is shrinking and, as a result, availability of environmental bonding is being threatened. BRL's environmental surety bonds were provided by two carriers. The surety bonds from one of these expired in July, 2003. The other carrier has advised BRL that it would prefer to have its liability reduced from approximately $8.0 million to $4.0 million. BRL has agreed to make payments of $25,000 per month into a cash collateral account held by the carrier which commenced in 2002 and, upon release from escrow of the proceeds of the October Offering, to make a payment of $1,000,000 into the cash collateral account held by the carrier. In consideration of such payments, the carrier has agreed to stand still on the balance until June 30, 2005.



                                      Q - 1